UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

AK STEEL HOLDING CORPORATION
(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AK Steel Holding Corporation	James L. Wainscott
9227 CENTRE POINTE DRIVE	CHAIRMAN OF THE BOARD, PRESIDENT AND
WEST CHESTER, OHIO 45069	CHIEF EXECUTIVE OFFICER

April 12, 2010

To our Stockholders:

It is my pleasure to invite you to the 2010 Annual Meeting of Stockholders of AK Steel Holding Corporation.  The meeting will be held at 1:30 p.m. Central Daylight Saving Time on Thursday, May 27, 2010 at the Ritz-Carlton Hotel Chicago, located at 160 E. Pearson Street, Chicago, Illinois 60611.

Attendance at the Annual Meeting is limited to stockholders of record as of the close of business on March 29, 2010, or their duly appointed proxies, and to guests of management.  If you cannot attend the meeting in person, I urge you to participate by voting your proxy in one of the methods explained in the Notice that you received in the mail.  You may also listen to the Annual Meeting via the Internet.  To listen to the live webcast, log on at http://www.aksteel.com and select the link on the homepage for the webcast of the 2010 Annual Meeting of Stockholders.  The webcast will begin at 1:30 p.m. and will remain on the Company’s website for one year.  Please note that you cannot record your vote on this website.

Your vote is important, and the management of AK Steel appreciates your cooperation in directing proxies to vote at the meeting.

We have once again elected this year to furnish proxy materials to our stockholders on the Internet.  We believe this allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.  Please review the instructions with respect to each of your voting options as described in the Proxy Statement and the Notice.

Your continuing interest in our company is greatly appreciated.  I look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ James L. Wainscott
James L. Wainscott

AK STEEL HOLDING CORPORATION
9227 Centre Pointe Drive
West Chester, Ohio 45069

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS OF AK STEEL HOLDING CORPORATION (THE “COMPANY”)

Date:	Thursday, May 27, 2010

Time:	1:30 p.m., Central Daylight Saving Time

Place:	Ritz-Carlton Hotel Chicago 160 E. Pearson Street Chicago, Illinois 60611

Purposes:	1.	To elect as Directors of the Company the ten candidates nominated by the Board;
	2.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010;
	3.	To re-approve the material terms of the performance goals under the Company’s Long-Term Performance Plan;
	4.	To re-approve the material terms of the performance goals under the Company’s Stock Incentive Plan;
	5.	To approve the Company’s Amended and Restated Stock Incentive Plan; and
	6.	To transact such other business as properly may come before the meeting.

Who Can Vote:	AK Steel stockholders as recorded in our stock register as of the close of business on March 29, 2010.

How You Can Vote:
You may vote in person at the meeting or you may vote in advance of the meeting via the Internet, by telephone, or, if you order a paper copy of the proxy materials, by using the proxy card that will be enclosed with those materials.  If you intend to use the proxy card, please mark, date and sign it, and then return it promptly in the postage-paid envelope that comes with the card.  If you intend to vote over the telephone or via the Internet, please follow the instructions on the Notice of Internet Availability that you received.  Those instructions are also available on the Company’s website (www.aksteel.com).  If you intend to vote in person at the meeting and your shares are held at a broker, bank or other nominee institution, you must obtain a “legal proxy” from your broker or bank in advance of the meeting in order to vote your shares at the meeting.  Please vote regardless of whether you plan to attend the Annual Meeting.

Right to Revoke Your Proxy:
You may revoke your proxy at any time before it is voted by submitting a new proxy card with a later date or by submitting a subsequent vote via the Internet or by telephone.  If you are a stockholder of record, you also may attend the Annual Meeting and revoke your proxy in person.

Who May Attend:
Attendance at the Annual Meeting is limited to stockholders of record as of the close of business on March 29, 2010, or their duly appointed proxies, and to guests of management.  Stockholders will need to present personal photo identification to attend.  If your shares are not registered in your name (if, for instance, you hold your shares through a broker or bank), you must also bring proof of stock ownership to the meeting to be admitted.  We will accept as proof of stock ownership either a copy of your account statement or a letter from your broker, bank or other institution reflecting the number of shares of common stock you owned as of March 29, 2010.

Cameras and Recording Devices Prohibited:
Please note that no cameras, recording devices or other electronic devices will be permitted at the meeting.  For your safety, we reserve the right to inspect all packages prior to admission at the Annual Meeting.

By Authorization of the Board of Directors,

David C. Horn, Secretary

West Chester, Ohio
April 12, 2010

PROXY STATEMENT

AK STEEL HOLDING CORPORATION
9227 Centre Pointe Drive
West Chester, Ohio 45069

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of AK Steel Holding Corporation (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 27, 2010, and at any and all postponements or adjournments thereof.

On April 12, 2010, we mailed to stockholders of record a notice containing instructions on how to access our 2010 Proxy Statement and 2009 Annual Report to Stockholders on the Internet and on how to vote online.  That notice also contains instructions on how you can receive a paper copy of the Proxy Statement and Annual Report via the United States mail or an electronic copy via e-mail if you prefer either of those alternatives.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.
In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this Proxy Statement and the AK Steel Holding Corporation 2009 Annual Report to Stockholders, by providing access to such documents on the Internet.  Stockholders will not receive printed copies of the proxy materials unless they request them.  Instead, a Notice of Internet Availability (the “Notice”) was mailed to our stockholders which provides instructions as to how you may access and review all of the proxy materials on the Internet.  The Notice also instructs you as to how you may submit your proxy on the Internet.  If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

Q.	What is a “proxy?”

A.
A proxy is a person or entity authorized to act for another person.  In this instance, the Board of Directors has appointed a Proxy Committee to vote the shares represented by proxy forms submitted to the Company prior to the Annual Meeting of Stockholders.  Giving the Proxy Committee your proxy means that you authorize the Proxy Committee to vote your shares on your behalf at the Annual Meeting as you specifically instruct on your proxy card with respect to each proposal, or if a matter that is not raised on the proxy card comes up for a vote, in accordance with the Proxy Committee’s best judgment.

Q.	Whom am I appointing as my proxy?

A.	The Proxy Committee consists of James L. Wainscott, David C. Horn and Albert E. Ferrara, Jr.

Q.	What is a Proxy Statement?

A.
The document you are reading is a Proxy Statement.  It is intended to provide our stockholders with information necessary to vote in an informed manner on matters to be presented at the Annual Meeting of Stockholders.  It is sent in conjunction with a solicitation of your proxy.

Q.	Why is the Company soliciting my proxy?

A.
The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you are a “stockholder of record,” which means that you were shown on the Company’s records as the owner of common stock of the Company at the close of business on March 29, 2010, the record date, and all such stockholders of record are entitled to vote at the meeting.  It is important that as many stockholders as possible attend the meeting, either in person or by proxy, and vote on the issues to be decided at the Annual Meeting of Stockholders.  The process of soliciting proxies is intended to increase the number of stockholders who vote on those issues.

Q.	Why did I receive more than one Notice?

A.	You may receive more than one Notice if you hold AK Steel stock in different ways (e.g., joint tenancy, in trust, or in a custodial account) or in multiple accounts.

Q.	How do I obtain voting instructions if my stock is held in “street name?”

A.
If your stock is held in “street name” (i.e., your stock is actually shown on the Company’s records as owned in the name of your bank or brokerage company and that company holds the stock for your benefit), you will receive notice (typically entitled “Voting Instruction Form”) either electronically or by mail from your bank or broker containing instructions regarding how to access the proxy materials and how to vote.

Q.	If I hold my stock in “street name” and fail to provide my bank or broker with specific voting instructions, will my stock still get voted?

A.
Not with regard to all matters.  If you hold your shares in “street name” and want a vote to be cast on your behalf for all proposals described in this Proxy Statement, you must submit your specific voting instructions to your bank or brokerage in response to the notice you receive from them.

This is different from Annual Meetings in past years.  In prior years, if you held your shares in “street name” and did not transmit your voting instructions for the election of Directors to your bank or brokerage company before the Annual Meeting, your bank or brokerage company was permitted to vote on your behalf in the election of Directors as they felt appropriate.

Q.	If I hold my stock in “street name” and do not provide my bank or broker with specific voting instructions, for which proposals will no vote be cast on my behalf?

A.
If you are a holder of shares in “street name” and you fail to provide specific voting instructions to your bank or brokerage company, a vote will not be cast on your behalf with respect to the following proposals:

•	the election of Directors (Proposal 1);
•	the Re-Approval of the Material Terms of the Performance Goals Under the Company’s Long-Term Performance Plan (Proposal 3);
•	the Re-Approval of the Material Terms of the Performance Goals Under the Company’s Stock Incentive Plan (Proposal 4); and
•	the Amended and Restated AK Steel Holding Corporation Stock Incentive Plan (Proposal 5).

Q.	If I hold my stock in “street name” and do not provide my bank or broker with specific voting instructions, for which proposals may my bank or brokerage company cast a vote on my behalf?

A.
If you are a holder of shares in “street name” and you fail to provide specific voting instructions to your bank or brokerage company, the bank or brokerage company may cast a vote on your behalf with respect to the following proposal only:

•	the ratification of the appointment of the independent registered public accounting firm (Proposal 2).

Q.	Must I use a proxy or may I vote in person at the Annual Meeting?

A.
If you are a stockholder of record and you provide at the meeting the identification required for admission, you may vote in person at the Annual Meeting of Stockholders.  To be admitted at the meeting, you will need to present personal photo identification.  If your shares are not registered in your name (i.e., you are a “street name” stockholder), you must (1) bring proof of stock ownership to the meeting to be admitted, and (2) obtain and bring with you to the meeting a “legal proxy” from your broker, bank or other institution in whose name your shares are held in order to vote those shares in-person at the meeting.  A copy of your account statement or a letter from your broker, bank or other institution reflecting the number of shares of common stock you own as of March 29, 2010 constitutes adequate proof of stock ownership. Contact your bank, broker or other intermediary for specific information on how to obtain a legal proxy in order to attend and vote your shares at the meeting.

Q.	Is there any way for me to vote other than in person or by proxy at the Annual Meeting?

A.
Yes.  If you are a stockholder of record, you may vote over the telephone or via the Internet.  The Notice you received in the mail contains instructions for voting by these methods.  If you hold your shares in “street name,” you must follow the instructions contained in the notice provided to you by the broker, bank or other institution holding your shares on your behalf.

Q.	Do I vote only once regardless of how many shares I own? If not, how many votes do I get to cast?

A.	You are entitled to one vote for each share of common stock in the Company which you held as of the close of business on March 29, 2010.

Q.	What are my choices when voting on a particular proposal?

A.
You may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to every proposal other than the proposal for the election of Directors (Proposal 1).  With respect to the election of Directors, you may vote in favor of the election of the candidates nominated by management or you may WITHHOLD your vote with respect one or more of those candidates.

Q.	What does it mean to “WITHHOLD” my vote and what impact does that have?

A.
If you indicate on your proxy card that you wish to “withhold” your vote with respect to a particular Director, your shares will not be voted in favor of that Director. Your shares will be considered “present” and “entitled to vote” at the meeting, however, and will be counted to determine whether there is a quorum present at the meeting.

Q.	What does it mean to “ABSTAIN” from voting and what impact does that have?

A.
If you indicate on your proxy card that you wish to “ABSTAIN” from voting with respect to a particular proposal, your shares will not be voted for or against that proposal.  Your shares will be considered “present” and “entitled to vote” at the meeting, however, and will be counted to determine whether there is a quorum present at the meeting.  Abstentions have the same effect as votes against a proposal.

Q.	What are “broker non-votes” and how are they counted for voting purposes?

A.
Broker non-votes occur when a broker (or other nominee holder, like a bank) returns a proxy, but does not vote the shares represented by that proxy on a particular proposal, usually because the beneficial owners of those shares have not provided direction to the broker on how to vote them and the broker does not have discretionary voting power with respect to the proposal.  Broker non-votes do not count for voting purposes, but are counted to determine whether there is a quorum present at the meeting.

Q.	Who will count the votes?

A.
The votes will be counted by an inspector of election appointed by the Board.  The Board has appointed Jeanine Simon of Computershare Investor Services, LLC as the inspector of election and Michael Lang, also of Computershare Investor Services, LLC, as an alternate inspector of election in the event Ms. Simon is unable to serve.

Q.	What is a quorum and why is it important?

A.
In the context of the Annual Meeting, a quorum is the presence at the meeting, either in person or by proxy, of stockholders holding the minimum number of shares of the Company’s stock necessary to make the proceedings of that meeting valid under the Company’s By-laws and applicable law.

More specifically, the presence of stockholders at the meeting, in person or represented by proxy, holding a majority of the Company’s issued and outstanding shares constitutes a quorum.  As of March 29, 2010, there were 109,900,273 issued and outstanding shares of the Company’s common stock, which is the only class of stock outstanding.

Q.	How many votes are needed for the proposals to pass?

A.
Election of Directors (Proposal 1).  The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for election as a Director.

Ratification of Independent Registered Public Accounting Firm (Proposal 2).  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the issue is required for ratification of the appointment of the independent registered public accounting firm.

Re-Approval of the Material Terms of the Performance Goals Under the Long-Term Performance Plan (Proposal 3).  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the issue is required for the re-approval of the material terms of the Company’s Long-Term Performance Plan’s performance goals.

Re-Approval of the Material Terms of the Performance Goals Under the Stock Incentive Plan (Proposal 4).  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the issue is required for the re-approval of the material terms of the Company’s Stock Incentive Plan’s performance goals.

Approval of the Amended and Restated AK Steel Holding Corporation Stock Incentive Plan (Proposal 5).  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the issue is required to approve the Company’s Amended and Restated Stock Incentive Plan.

Q.	What constitutes a “majority” in the context of a vote of the stockholders?

A.	A majority means that more than half of the shares present in person or represented by proxy and entitled to vote with respect to a proposal voted “for” that proposal.

Q.	What constitutes a “plurality” in the context of a vote of the stockholders?

A.	A plurality means having the most votes, even if it is less than half the votes cast.

Q.	What happens if I return my proxy card but do not mark how I want my votes to be cast?

A.	If you timely return a signed and dated proxy card, but do not mark how your shares are to be voted, those shares will be voted by the Proxy Committee as recommended by the Board of Directors.

Q.	How does the Board of Directors recommend that I vote?

A.	The Board of Directors recommends that you vote your shares:

1.	FOR the election of each of the nominee Directors (Proposal 1).
2.	FOR the ratification of the appointment of the independent registered public accounting firm (Proposal 2).
3.	FOR the re-approval of the material terms of performance compensation in the Long-Term Performance Plan (Proposal 3).
4.	FOR the re-approval of the material terms of performance compensation in the Stock Incentive Plan (Proposal 4).
5.	FOR the approval of the Amended and Restated AK Steel Holding Corporation Stock Incentive Plan (Proposal 5).

ELECTION OF DIRECTORS
(Proposal 1 on the proxy card)

In accordance with the Company’s By-laws, the Board of Directors has fixed the number of Directors at ten.  Ten incumbent nominees will stand for election at the Annual Meeting.  If elected, each nominee will serve as a Director of the Company for a term expiring on the date of the next succeeding Annual Meeting or until his or her successor is duly elected and qualified.  If any nominee is unable to serve, or determines prior to his or her election that he or she will be unable to serve, proxies may be voted for another person designated by the Board of Directors.  The Company has no reason to believe that any nominee will be unable to serve.

Overview

The Company is proud to have a diverse, but cohesive, Board of Directors comprised currently of ten distinguished and highly accomplished individuals, all of whom are independent except for Mr. Wainscott, the Company’s Chief Executive Officer.  Collectively, they bring a wide range of viewpoints and backgrounds to the Board, rooted in a broad base of complementary experience and expertise.  They share a record of substantial achievements and extraordinary service in the public sector, private business, and charitable endeavors.

The Board’s members include several current and former top executives of leading American companies.  Having overseen successful companies themselves, these Directors are able to assist the Company’s Management in reaching and implementing key tactical and strategic decisions, leveraging experiences from their combined decades of leadership and experience.  In many instances, the companies with whom the Directors are or were formerly executives conduct business in areas that either are related to the Company’s ongoing business or operations (such as the automotive or iron ore business), or else share similar characteristics with the Company’s business or operations (such as operating in the manufacturing sector).

The Board also includes several Directors who have served the public in high positions with the federal and state governments.  In addition to the substantive expertise achieved in the various public offices, these Directors are able to draw upon their general experience in the government sector when exercising their oversight responsibilities as members of the Company’s Board.  As with most large businesses today, the Company deals with several government agencies on a regular basis and, accordingly, receives great dividends from the insights of these Directors.

Many of the Company’s Directors also have served and currently serve on other boards of directors, including on some of the world’s top private companies, premier academic institutions, and leading charitable organizations.  Their experiences on these other boards enhance their base of experience and facilitate their ability to provide strategic oversight and direction to the Company’s Management.

As with all boards of directors, the composition of the Company’s Board changes over time, as new Directors replace those whose service to the Company has ended.  The Nominating and Governance Committee, comprised entirely of independent Directors, is responsible for identifying, screening and recommending persons for nomination by the Board to serve as a Director.  Directors are selected on the basis of, among other things, the following criteria listed in the Company’s Corporate Governance Guidelines:

•	personal qualities and characteristics, such as judgment, integrity, reputation in the business community, and record of public service,
•	business and/or professional expertise, experience and accomplishments,
•	ability and willingness to devote sufficient time to the affairs of the Board and of the Company,
•	diversity of viewpoints, backgrounds and experience they will bring to the Board, and
•
the needs of the Company at the time of nomination to the Board and the fit of a particular individual’s skills and personality with those of other Directors in building a Board that is effective and responsive to the needs of the Company.

One of the explicit criteria listed above for selection as a Director nominee is the diversity of viewpoints, backgrounds and experience the potential nominee will bring to the Board.  Thus, the Nominating and Governance Committee specifically considers diversity in discharging its duty to identify, screen and review individuals qualified to serve as Directors of the Company.  In addition, pursuant to its Charter, the Committee also annually reviews the size and composition of the Board as a whole, including whether the Board reflects the appropriate balance of skills, experience and other characteristics, including diversity.  The Committee does not, however, apply a narrow definition of diversity which would limit it to an individual’s gender, race, ethnic background or other such personal characteristics.  Rather, the Committee views diversity as an expansive criteria that encompasses differing backgrounds, perspectives, personal qualities, technical skills, professional experience, expertise, education and other desired qualities.  It utilizes this inclusive view in the context of identifying and evaluating nominees whose viewpoints, attributes and experiences, taken as a whole, will complement the existing Board and facilitate its ability to be effective and responsive to the needs of the Company and its stockholders.

The Nominating and Governance Committee may solicit input and/or recommendations from other members of the Board and/or independent advisors.  After the Committee’s deliberations are completed, it reports its findings and recommendations to the Board.  The Board then proposes a slate of nominees to the stockholders for election to the Board at the annual stockholders’ meeting.  Between annual stockholders’ meetings, the Board (based on the recommendations of the Nominating and Governance Committee) may elect Directors to serve until the next annual meeting.  Using this methodology, the Board nominates the person whom the Board feels is the best available choice to complement the experience and expertise of the existing Directors and to represent the interests of the Company and its stockholders.

Set forth below is a description of particular experience, qualifications, attributes and skills of each Director-nominee that led the Board to conclude that he or she should be nominated to serve as a Director of AK Steel.  While each nominee, of course, has many other traits and qualifications to serve as a Director of AK Steel, the descriptions set forth below are intended to articulate the most significant of them and the ones to which the Board gave the most attention in its evaluation of who should be nominated to serve as a Director of AK Steel.  As discussed above, however, the Board also gave consideration to the overall composition of the Board and to ensuring that the Board continues to have a broad diversity of viewpoints, backgrounds and experience.

Information Concerning Nominees for Directors

Richard A. Abdoo	Age: AK Steel Director Since: AK Steel Committees: Current Principal Occupation: Prior Significant Positions Held:
66

April 19, 2001

Management Development and Compensation (Chair),
Nominating and Governance

President, R. A. Abdoo & Co., LLC

Served as Chairman and Chief Executive Officer of Wisconsin Energy Corporation from May 1, 1991 to April 30, 2004 and as President from May 1, 1991 to March 31, 2003

	Other Directorships held:*	NiSource Inc. (2008 - present), ZBB Energy Corporation (2009 - present), RENERGY Corporation (f/k/a Catalytica Energy Systems, Inc. 2005 - 2009), Marshall & Ilsley Corporation (2005-2006)

	Education:	Bachelors degree in electrical engineering from the University of Dayton; Masters of Arts Degree in economics from the University of Detroit

	Other Information:	Member of the American Economic Association and a registered professional engineer in the states of Michigan, Ohio, Wisconsin and the Commonwealth of Pennsylvania

Narrative Description of Experience, Qualif- ications, Attributes and Skills:
By virtue of his former positions as chairman and chief executive officer of Wisconsin Energy Corporation, as well as his current positions as the member of the Boards of Directors of three other energy-related companies, Mr. Abdoo has extra-ordinary expertise and experience pertaining to energy issues. Because the steel industry is an intense user of energy, his depth of knowledge of the energy industry is of particular note with respect to his qualifications to serve as a Director of AK Steel, but it clearly is not the sole reason for his nomination to the Board.  More broadly, by virtue of his diverse background and experience, Mr. Abdoo provides valuable insights with respect to a broad range of business, social and governance issues facing corporations today.  As a former Chief Executive Officer, Mr. Abdoo understands well the issues facing executive management of a major corporation.  As a registered professional engineer in several states, Mr. Abdoo is able to offer a unique technical perspective to issues under consideration by the Board.  By virtue of his long-time role as a champion of humanitarian and social causes, including on behalf of the Lebanese community, he has great expertise with respect to the social issues confronting corporate America.  As a result of his commitment to and work on behalf of social causes, he is a recipient of the Ellis Island Medal of Honor, presented to Americans of diverse origins for their outstanding contributions to their own ethnic groups and to American society.

*  Included in this section for Mr. Abdoo, and similarly for all other Directors below, are all directorships at public companies and registered investment companies held currently or at any time since January 1, 2005.

John S. Brinzo	Age: AK Steel Director Since: AK Steel Committees: Current Principal Occupation: Prior Significant Positions Held:
68

January 19, 2007

Management Development and Compensation, Nominating
and Governance

Retired Chairman of the Board of Directors and Chief
Executive Officer of Cliffs Natural Resources, Inc.
(f/k/a Cleveland-Cliffs Inc)

Served as Chairman, President and Chief Executive Officer of Cliffs Natural Resources, Inc. (f/k/a Cleveland-Cliffs Inc) from July 2003 until April 2005; served as Chairman and Chief Executive Officer of Cliffs Natural Resources, Inc. (f/k/a Cleveland-Cliffs Inc) from January 2000 until his retirement as CEO in September 2006, and as Chairman in May, 2007

Other Directorships held:
Brink’s Home Security Holdings, Inc. (2008 – present), Delta Air Lines, Inc. (2007 – present), Cliffs Natural Resources, Inc. (f/k/a/ Cleveland-Cliffs Inc) (1997 – 2007), Alpha Natural Resources, Inc. (2006 – 2009), The Brinks Company (2004–2008)

	Education:	Bachelor of Science degree in business administration from Kent State University; Master of Business Administration degree from Case Western Reserve University

Other Information:
Serves on the board of trustees for the Kent State Endowment Foundation and Chairman of the Investment Committee.  Past Chairman of the National Mining Association.  Past director of the American Iron and Steel Institute.

Narrative Description of Experience, Qualif- ications, Attributes and Skills:
Mr. Brinzo brings to the Board a broad knowledge of, and unique insights into, raw materials issues, an area which is and will remain vital to the Company’s business.  Mr. Brinzo guided Cliffs Natural Resources, Inc. (then known as Cleveland-Cliffs Inc) through some of the most difficult times in the history of the iron ore and steel industries, expanding the company with domestic and international acquisitions, and transforming it into a very successful world-wide enterprise.  Mr. Brinzo’s contribution to the Board, however, is not limited to his industrial expertise and experience.  He has years of executive management experience which he is able to draw upon when exercising his oversight responsibilities as a member of the Company’s Board.  In addition, by virtue of his service on other large company boards, such as Alpha Natural Resources, Inc., Brinks Home Security Holdings, Inc. and Delta Airlines, Inc., Mr. Brinzo provides valuable experience in dealing with other areas of Board responsibility, including with respect to corporate governance and executive compensation matters.  Mr. Brinzo also has an extensive financial background and served as Controller and Chief Financial Officer of Cliffs Natural Resources.  He is Chairman of Delta Airline’s Audit Committee and has served on three other audit committees of publicly traded companies.

Dennis C. Cuneo	Age: AK Steel Director Since: AK Steel Committees: Current Principal Occupation: Prior Significant Positions Held:
60

January 21, 2008

Nominating and Governance, Public and Environmental
Issues

Attorney, Arent Fox LLP since November 1, 2006
President, DC Strategic Advisors, LLC

Served as Senior Vice President of Toyota Motor North America, Inc. from 2000 to 2006, Corporate Secretary and Chief Environmental Officer of Toyota Motor North America, Inc. from 2004 to 2006, and Senior Vice President of Toyota Motor Manufacturing North America from 2001 to 2006

	Other Directorships held:	BorgWarner Inc. (2009 – present)

	Education:	Bachelor of Science degree from Gannon College; MBA from Kent State University; JD degree from Loyola University

Other Information:
Serves on the board of trustees for Loyola University and Rose Hulman Institute of Technology, as a director on the National Stock Exchange, and as a member of the Visiting Committee of the University of Chicago’s Physical Sciences Division.  Served as Chairman of the Cincinnati Branch of the Federal Reserve from 2003 to 2004.  Former member of the executive committee and chair of the human resources group of the National Association of Manufacturers.

Narrative Description of Experience, Qualif- ications, Attributes and Skills:
Mr. Cuneo brings a wealth of experience in, and a deep understanding of, the automotive industry, a key part of the Company’s product market and strategy.  Mr. Cuneo is a former senior executive and officer at Toyota Motor North America, Inc. and Toyota Motor Manufacturing North America.  Mr. Cuneo’s Toyota career spanned more than 22 years, during which he was responsible for legal affairs, administration, public relations, investor relations, environmental affairs, corporate advertising, government relations, philanthropy, planning, research and Toyota’s Latin America Research Group.  As one of Toyota’s earliest American executives, he was instrumental in the launch of the company’s manufacturing operations in North America, and led Toyota’s site selection team for North America for over 10 years.  He continues to consult in the automotive industry, and sits on the Board of BorgWarner Inc. a publicly traded automotive supplier.  Thus, he not only brings to the Board his knowledge of the automotive industry and its trends, he also contributes significantly to its expertise and experience in a broad range of Board oversight areas.  Mr. Cuneo also is a licensed attorney, so he is able to provide a legal perspective on issues facing the Board and the Company, particularly with respect to corporate governance and regulatory matters.

William K. Gerber	Age: AK Steel Director Since: AK Steel Committees: Current Principal Occupation: Prior Significant Positions Held:
56

January 1, 2007

Audit (Chair), Public and Environmental Issues

Managing Director, Cabrillo Point Capital LLC

Served as Executive Vice President and Chief Financial Officer of Kelly Services, Inc. from 1998 to December 31, 2007; served as Vice President-Finance from 1993 to 1998 and Vice President-Corporate Controller from 1987 to 1993 of The Limited Brands Inc. (f/k/a/ The Limited, Inc.)

	Other Directorships held:	Kaydon Corporation (2007 – present), Wolverine World Wide, Inc. (2008 – present)

	Education:	Bachelor of Science in Economics degree from the Wharton School at the University of Pennsylvania; MBA degree from the Harvard Graduate School of Business Administration

	Other Information:	Certified Public Accountant

Narrative Description of Experience, Qualif- ications, Attributes and Skills:
Mr. Gerber brings an impressive background in corporate finance and accounting to AK Steel’s Board.  Mr. Gerber currently is Managing Director of Cabrillo Point Capital LLC, a private investment fund.  Prior to that, he was Executive Vice President and Chief Financial Officer of Kelly Services, Inc., a global staffing solutions company.  Prior to joining Kelly Services, Mr. Gerber held senior management positions in corporate finance for The Limited, Inc.  He also is a Certified Public Accountant.  By virtue these and other positions, Mr. Gerber is one of the Board’s “audit committee financial experts.”  He thus contributes a broad and keen understanding of complex financial and accounting matters to the Board and its Audit Committee, which he chairs.  The Board also benefits from Mr. Gerber’s membership on the audit committees of two other public companies, Kaydon Corporation and Wolverine World Wide, Inc., as he is able to share best practices and other ideas learned and developed during his service on those committees.

Dr. Bonnie G. Hill	Age: AK Steel Director Since: AK Steel Committees: Current Principal Occupation: Prior Significant Positions Held:
68

April 7, 1994

Management Development and Compensation, Public and
Environmental Issues

President of B. Hill Enterprises, LLC

Served as President and Chief Executive Officer of The Times Mirror Foundation and Vice President of The Times Mirror Company from February 1997 to July 2001; served as Senior Vice President Communications and Public Affairs for the Los Angeles Times from August 1998 to July 2001; prior thereto, she served as Dean of the McIntire School of Commerce at the University of Virginia

Other Directorships held:
The Home Depot, Inc. (1999 – present; Lead Director 2008 - present), Yum Brands, Inc. (2004 – present), California Water Service Group (2004 – present), The Hershey Company (f/k/a Hershey Foods Corporation) (1993 – 2007), Albertson’s, Inc. (2002 – 2006)

	Education:	Bachelor of Science Degree from Mills College; Masters Degree from California State University; Ed.D. from University of California, Berkeley

	Other Information:	Serves on the boards of FINRA Investor Education Foundation, The USA Swimming Foundation, and is a member of Public Company Accounting Oversight Board’s Investor Advisory Committee.

Narrative Description of Experience, Qualif- ications, Attributes and Skills:
Dr. Hill has a distinguished record in both the public and private sectors, and brings to the Board her experience and expertise as a leader in both areas.  She has particular expertise in corporate governance and board organizational and public policy issues.  She has been a speaker and panelist at leading seminars across the country on these topics and currently is President of a consulting firm which specializes in providing advice with respect to them.  Dr. Hill has served on the boards of some of America’s leading companies and currently serves as the Lead Director for the Home Depot Board of Directors.  The Board benefits from the breadth and depth of Dr. Hill’s understanding of corporate governance and other Board issues, gleaned from her experiences on these other boards and as a leading commentator on the subject.  Having served in various positions with the State of California in the administration of Governor Pete Wilson, the Securities & Exchange Commission and the administrations of Presidents Ronald Reagan and George W. Bush, Dr. Hill has a thorough understanding of the public sector and is able to provide insight to the other members of the Public and Environmental Issues Committee, and to the Board at large, with respect to issues relating to government oversight, interaction and communication.

Robert H. Jenkins	Age: AK Steel Director Since: AK Steel Committees: Current Principal Occupation: Prior Significant Positions Held:
67

January 24, 1996

Management Development and Compensation, Nominating
and Governance (Chair)

Served as Lead Director of the Board of Directors since
January 1, 2006

Served as the non-executive Chairman of the Board of the Company from October 16, 2003 to December 31, 2005; served as Chairman of the Board of Sundstrand Corporation from April 1997 and as President and Chief Executive Officer of that company from September 1995, in each case until his retirement in August 1999 following the merger of Sundstrand Corporation with and into United Technologies Corporation in June 1999; employed by Illinois Tool Works as its Executive Vice President and in other senior management positions for more than five years prior thereto

	Other Directorships held:	Clarcor Inc. (1999 – present), ACCO Brands Corporation (2007 – present; Presiding Independent Director 2009 – present), Solutia, Inc. (1997 – 2007)

	Education:	Bachelor of Science Degree in Business Administration and Engineering from the University of Wisconsin

Other Information:
Serves on the board of directors of Jason, Inc.  Past member of the board of trustees for the Manufacturers Alliance and the National Association of Manufacturers.  Past member of the board of directors of Sentry Insurance.

Narrative Description of Experience, Qualif- ications, Attributes and Skills:
Mr. Jenkins brings to the Board a long and accomplished history of service and leadership on this Board and on the boards of other companies.  In 2003 he was selected by Board Alert as one of the year’s seven Outstanding Directors in the United States.  In addition to serving as the Lead Director of AK Steel, he also serves as the Presiding Independent Director of ACCO Brands Corporation.  He has a keen understanding of executive management issues by virtue of his own experiences as an executive in the private sector, including as former Chairman and Chief Executive Officer of Sundstrand Corporation and as a senior executive at Illinois Tool Works.  His prior experience with Sundstrand and Illinois Tool Works also provided Mr. Jenkins with an in-depth understanding of industrial processes and management of a manufacturing business.  The Board and the Company’s Management gain valuable strategic and operational guidance from Mr. Jenkins, owing to his depth and breadth of experience in manufacturing companies and his history of board leadership positions.

Ralph S. Michael, III	Age: AK Steel Director Since: AK Steel Committees: Prior Significant Positions Held:
55

July 20, 2007

Audit, Management Development and Compensation

Former President and Chief Operating Officer of the Ohio Casualty Insurance Company from July 2005 until its sale in August 2007; served as Executive Vice President and Manager of West Commercial Banking for U.S. Bank, National Association, and then as Executive Vice President and Manager of Private Asset Management for U.S. Bank, from 2004 through July 2005; served as President of U.S. Bank Oregon from 2003 to 2005; served as Executive Vice President and Group Executive of PNC Financial Services Group, with responsibility for PNC Advisors, PNC Capital Markets and PNC Leasing from 2001 to 2002; served as Executive Vice President and Chief Executive Officer of PNC Corporate Banking from 1996 to 2001

Other Directorships held:
Key Energy Services Inc. (2003 – present), Arlington Asset Investment Corporation (2006-present), FBR Capital Markets Corp. (2009 – present), Integrated Alarm Services Group (2003 – 2007), and Ohio Casualty Corporation (2002 – 2005)

	Education:	Bachelor of Arts degree in economics from Stanford University; Master of Business Administration degree from the University of California at Los Angeles (UCLA) Graduate School of Management

Other Information:
Serves on the board of directors of The Cincinnati Bengals, Inc. and the Cincinnati Center City Development Corporation.  Serves on the board of trustees of Xavier (OH) University.  Served as director of T.H.E. Inc.

Narrative Description of Experience, Qualif- ications, Attributes and Skills:
Mr. Michael brings a strong business, banking and financial background to the Board.  Mr. Michael has held executive level positions with several companies in the insurance and financial sectors, most recently as President and Chief Operating Officer of Ohio Casualty Insurance Company.  Prior to that, Mr. Michael held various executive and management positions with U.S. Bank and PNC Financial Services Group.  As a result these years of experience in executive management and financial services, Mr. Michael is one of the Board’s “audit committee financial experts.”  His experience and background also enable him to provide valuable insights on a variety of Board oversight matters, including complex banking and financial issues.  In addition, the Board and management benefit from the experience and knowledge Mr. Michael provides from service on other public company boards.  These include capital markets and finance matters as a director for FBR Capital Markets, Inc. and energy-related issues as a member of the board and Lead Director of Key Energy Services, Inc.

Shirley D. Peterson	Age: AK Steel Director Since: AK Steel Committees: Current Principal Occupation: Prior Significant Positions Held:
68

January 13, 2004

Audit, Nominating and Governance

Retired

Served as President of Hood College, an independent liberal arts college in Frederick, Maryland from 1995 until 2000; served in the U.S. government, first appointed by President George H.W. Bush as Assistant Attorney General in the Tax Division of the Department of Justice, then as Commissioner of Internal Revenue from 1989 until 1993; partner in the law firm of Steptoe & Johnson from 1969 until 1989 and 1993 until 1994

	Other Directorships held:	Goodyear Tire & Rubber Company (2004 – present), Wolverine World Wide, Inc. (2005 – present), Champion Enterprises, Inc. (2004 – 2010), Federal Mogul Corporation (2002 – 2007)

	Education:	Bachelor of Arts from Bryn Mawr College; JD degree from the New York University School of Law

Other Information:
Recipient of the Distinguished Service Award from the U.S. Department of Treasury and the Edmund J. Randolph Award for outstanding service from the U. S. Department of Justice.  Former director on the board of Bethlehem Steel Corporation.  Former Trustee and Chairman of the Board of  a DWS Fund Complex (f/k/a Scudder Mutual Funds).  Trustee Emerita, Bryn Mawr College.

Narrative Description of Experience, Qualif- ications, Attributes and Skills:
Ms. Peterson brings to the Board a wealth of diverse and distinguished experience from her career in both the public and private sectors.  She has relevant financial, executive management and legal experience as well as extensive experience on public company boards, including several in the steel or manufacturing sector.  Her service to the U.S. government includes her appointment by President George H.W. Bush as Assistant Attorney General in the Tax Division of the Department of Justice, and a subsequent appointment as Commissioner of the Internal Revenue Service.  In the private sector, Ms. Peterson’s experience includes serving as President of Hood College and as head of the tax practice of Steptoe & Johnson, a leading national law firm.  She also served on the board of directors of Bethlehem Steel Corporation, as well as the boards of other public manufacturing companies.  This variety of experience at the highest levels in different sectors and areas, including the steel industry, enables Ms. Peterson to bring a valuable and diverse viewpoint to the Board.

Dr. James A. Thomson	Age: AK Steel Director Since: AK Steel Committees: Current Principal Occupation: Prior Significant Positions Held:
65

March 18, 1996

Audit, Public and Environmental Issues (Chair)

President and Chief Executive Officer of The RAND
Corporation, and has served in that capacity since August
1989

From 1977 to January 1981, Dr. Thomson was a member of the National Security Council staff at the White House, where he was primarily responsible for defense and arms control matters related to Europe.  He was on the staff of the Office of the Secretary of Defense, 1974-1977

	Other Directorships held:	Encysive Pharmaceuticals Inc. (f/k/a Texas Biotechnology Corporation) (1994 – 2008)

	Education:	Bachelor of Science degree in physics from the University of New Hampshire; M.S. and Ph.D. in physics from Purdue University

Other Information:
Member of the Council on Foreign Relations, New York; the International Institute for Strategic Studies, London; and the board of the Los Angeles World Affairs Council.  Former member of the National Security Council staff at the White House, where he was primarily responsible for defense and arms-control matters related to Europe, and the staff of the Office of the Secretary of Defense.

Narrative Description of Experience, Qualif- ications, Attributes and Skills:
Dr. Thomson has been President and Chief Executive Officer of The RAND Corporation since 1989 and a member of its staff since 1981.  RAND is a nonprofit, nonpartisan institution that seeks to improve public policy through research and analysis.  RAND's agenda is broad, including international security, supply chains, health policy, energy and environment, and economy, to name just a sample.  Through his position as the top executive of, and years of service with, a think tank providing policy-related research and analysis, Dr. Thomson is able to provide the Board and the Company an unparalleled perspective and depth of knowledge with respect to public policy issues and global trends that affect the Company's business.  As a result, Dr. Thomson is extremely well-suited for his position as Chair of the Public and Environmental Issues Committee.  As a sitting CEO, Dr. Thomson also provides a valuable perspective on the current issues confronting executive management.

James L. Wainscott	Age: AK Steel Director Since: AK Steel Committees: Current Principal Occupation: Prior Significant Positions Held:
53

October 16, 2003

None

Chairman, President and Chief Executive Officer of the
Company

President and Chief Executive Officer of the Company from October 2003 to December 2005; Chief Financial Officer from July 1998 to October 2003; Treasurer of the Company from April 1995 to April 2001; elected Senior Vice President of the Company in January 2000, having previously served as Vice President from April 1995 until that date

	Other Directorships held:	Parker-Hannifin Corporation (2009 – present)

	Education:	Bachelor of Science degree in accounting from Ball State University; Master of Business Administration degree from the University of Notre Dame

Other Information:
Vice Chairman of the Board of Trustees for the Good Samaritan Hospital Foundation; Chairman, American Iron and Steel Institute; Certified Public Accountant, Certified Management Accountant, Certified Internal Auditor, Certified Information Systems Auditor and Chartered Financial Analyst

Narrative Description of Experience, Qualif- ications, Attributes and Skills:
Mr. Wainscott serves as the Chairman of the Board and the Company’s Chief Executive Officer and President.  Mr. Wainscott began his steel industry career in 1982 with the former National Steel Corporation, holding a number of increasingly responsible positions at plant and corporate headquarters levels.  He joined AK Steel as vice president and treasurer in 1995, later advancing to senior vice president and CFO before becoming the Company’s President and Chief Executive Officer in 2003.  By virtue of this experience, Mr. Wainscott has an extraordinarily broad and deep knowledge of the Company and the steel industry. As the only employee-Director on the Board, he is able to provide the Board with an “insider’s view” of what is happening in all facets of the Company.  He shares not only his vision for the Company, but also his hands-on perspective as a result of his daily management of the Company and constant communication with employees at all levels. Furthermore, Mr. Wainscott’s chairmanship of the American Iron and Steel Institute enables him to act as a pipeline to the Board with respect to the most recent and relevant information affecting the steel industry. Mr. Wainscott recently joined the board of directors of the Parker-Hannifin Corporation, further expanding his exposure to other management styles and governance perspectives.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOREGOING NOMINEES.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Management Development and Compensation Committee, a Nominating and Governance Committee, and a Public and Environmental Issues Committee.  The table below shows the current membership for each Board committee.

Director	Audit Committee	Management Development and Compensation Committee	Nominating and Governance Committee	Public and Environmental Issues Committee

Richard A. Abdoo		✓ (Chair)	✓
John S. Brinzo		✓	✓
Dennis C. Cuneo			✓	✓
William K. Gerber	✓(Chair)			✓
Dr. Bonnie G. Hill		✓		✓
Robert H. Jenkins (1)		✓	✓(Chair)
Ralph S. Michael, III	✓	✓
Shirley D. Peterson	✓		✓
Dr. James A. Thomson	✓			✓(Chair)
James L. Wainscott (2)
__________________
(1)	Mr. Jenkins is the independent Lead Director of the Board.
(2)	Mr. Wainscott is the Chairman of the Board.

Audit Committee

The Audit Committee has four members and met eight times in 2009. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including:

•	overseeing the integrity of the Company’s financial statements;

•	monitoring compliance with legal and regulatory requirements;

•	assessing the independent registered public accounting firm’s qualifications and independence;

•	assessing the performance of the independent registered public accounting firm and internal audit function;

•	determining annually that one or more of its members meets the definition of “audit committee financial expert” within the meaning of the Sarbanes Oxley Act of 2002;

•	reviewing annually the financial literacy of each of its members, as required by the New York Stock Exchange listing standards; and

•
appointing, removing and monitoring the performance of the members of any Benefit Plans Administrative Committee and any Benefit Plans Asset Review Committee of the Company, and periodically reviewing the performance of assets under the direction of the Benefit Plans Asset Review Committee.

In fulfilling these responsibilities, the Audit Committee selects and appoints the independent registered public accounting firm that will serve as the independent auditors of the Company’s annual financial statements.  As a matter of good corporate governance, the Committee seeks ratification by the Company’s stockholders of the appointment of that firm as the Company’s independent registered public accounting firm.  The Committee also meets with representatives of that accounting firm to review the plan, scope and results of the annual audit, the Company’s critical accounting policies and estimates and the recommendations of the independent registered public accounting firm regarding the Company’s internal accounting systems and controls.  The report of the Audit Committee is located on page 69.

At its May 2009 meeting, the Board of Directors considered a recommendation by the Nominating and Governance Committee to grant a request made by Mr. Michael for pre-approval to serve on a fourth Audit Committee of a publicly-traded company. Upon the recommendation of the Nominating and Governance Committee, and after discussing the matter, the Board determined that Mr. Michael’s simultaneous service on more than three Audit Committees would not impair his ability to effectively serve on the AK Steel Audit Committee and therefore approved his request.

At its March 2010 meeting, the Board of Directors determined that all of the members of the Audit Committee are financially literate and each of Messrs. Gerber and Michael is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Audit Committee satisfies the requirements of the New York Stock Exchange Rules 303A.06 and 303A.07 and Rule 10a-3 of the Exchange Act and each of its members satisfies the independence, financial literacy and other requirements of those provisions and New York Stock Exchange Rule 303A.02.

Management Development and Compensation Committee

The Management Development and Compensation Committee has five members and met six times in 2009.  The primary purpose of the Management Development and Compensation Committee is to assist the Board in overseeing the Company’s management compensation policies and practices, including:

•	overseeing, and reporting to the Board with respect to, the development and implementation of the Corporation’s policies and programs for the development of its senior leadership;

•	overseeing, and reporting to the Board with respect to, the development and implementation of the Corporation’s executive officer succession plan;

•	determining and approving the compensation of the Company’s Chief Executive Officer;

•	determining and approving compensation levels for the Company’s other executive officers;

•	reviewing and approving management incentive compensation policies and programs;

•	reviewing and approving equity compensation programs for employees; and

•	reviewing and approving for inclusion in the proxy statement management’s Compensation Discussion and Analysis.

At its March 2010 meeting, the Board of Directors determined that all of the members of the Management Development and Compensation Committee are “outside directors” as that term is defined by the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), at Section 162(m) and “non-employee directors” as that term is defined in Rule 16b-3(b)(3) under the Exchange Act.  The Management Development and Compensation Committee satisfies the requirements of New York Stock Exchange Rule 303A.05 and each of its members satisfies the independence and other requirements of that rule and New York Stock Exchange Rule 303A.02.  For additional information concerning the Management Development and Compensation Committee and its activities, see “Compensation Discussion and Analysis” beginning on page 32.

Nominating and Governance Committee

The Nominating and Governance Committee has five members and met five times in 2009.  The primary purpose of the Nominating and Governance Committee is to assist the Board in:

•
reviewing the size and the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities;

•
identifying, screening and reviewing individuals qualified to serve as Directors and recommending to the Board candidates for nomination for election at the Annual Meeting of Stockholders or to fill Board vacancies;

•	overseeing the Company’s policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates for nomination by the Board;

•	developing, recommending to the Board and overseeing implementation of the Company’s Corporate Governance Guidelines;

•	reviewing on a regular basis the overall corporate governance of the Company and recommending improvements when necessary;

•	considering the independence and related qualifying determinations of each Director and nominee for Director and making a recommendation to the Board with respect to such matters; and

•
reviewing the Company’s policies and procedures for the review, approval or ratification of reportable transactions with related persons, including reviewing and addressing conflicts of interest of Directors and executive officers, and making a recommendation to the Board with respect to such matters.

At its March 2010 meeting, the Board of Directors determined that all of the members of the Nominating and Governance Committee satisfy the requirements of New York Stock Exchange Rule 303A.04 and that each of its members satisfies the independence and other requirements of that rule and New York Stock Exchange Rule 303A.02.

In fulfilling its responsibility of identifying, screening and recommending persons for nomination by the Board to serve as a director, the Committee may solicit input and/or recommendations from other members of the Board and/or independent advisors.  After the Committee deliberates, it reports its findings and recommendation to the Board.  The Board then considers that recommendation and proposes a slate of nominees to the stockholders for election to the Board.  In addition to meeting independence requirements, nominees for the Board must not have reached their 72nd birthday at the time of their election.  The principal criteria used for the selection of nominees, as well as the focus of the Committee on diversity as part of the selection process, is described more fully above at page 6 under “Overview.”

The Nominating and Governance Committee will give appropriate consideration to candidates for Board membership nominated by stockholders in accordance with the Company’s By-laws, or as otherwise recommended, and will evaluate such candidates in the same manner as other candidates identified to the Committee.  Any such recommendations may be submitted in writing to the Chairman of the Nominating and Governance Committee, c/o Secretary, AK Steel Holding Corporation, 9227 Centre Pointe Drive, West Chester, Ohio 45069 and should contain all required information and any other supporting material the stockholder considers appropriate.  The Committee also will consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company’s By-laws relating to stockholder nominations as described below at page 81 in “Stockholder Proposals for the 2011 Annual Meeting and Nominations of Directors.”  No such nominee was recommended by any security holder or security holder group for election at the 2010 Annual Meeting.

Public and Environmental Issues Committee

The Public and Environmental Issues Committee has four members and met five times in 2009.  The primary purpose of the Public and Environmental Issues Committee is to review on behalf of the Board, and to advise management with respect to, significant public policy, environmental, legal, health and safety, and trade issues pertinent to the Company and its policies.

Majority Voting

At its January 2010 meeting, the Board of Directors, upon the recommendation of the Nominating & Governance Committee, adopted an amendment to the Company’s By-laws which provides for the election of directors by majority voting in uncontested elections held after the 2010 Annual Meeting of Stockholders (the “Amendment”). More specifically, Section 7(a) of the By-laws was amended to provide that each director in an uncontested election shall be elected by the vote of the majority of votes cast at any meeting for the election of directors. Director nominees in contested elections will continue to be elected by the vote of a plurality of the votes cast. The Amendment also includes a director resignation procedure consistent with the majority vote standard requiring an incumbent director who does not receive the requisite affirmative majority of the votes cast for the director’s re-election to tender his or her resignation to the Board within 30 days. The Amendment will not be effective until immediately following the conclusion of the Company’s 2010 Annual Meeting of Stockholders.

Attendance at Meetings

The Board of Directors met ten times in 2009.  The Company does not have a formal written policy regarding Director attendance at the Annual Meeting, although Directors are encouraged to attend the Annual Meeting.  All Directors except one attended the 2009 Annual Meeting in person.  The Company expects each Director to make a diligent effort to attend all Board meetings and meetings of those committees of which he or she is a member.  During 2009, no Director attended fewer than 75% of the aggregate of the total meetings of the Board and those committees of which he or she was a member.

Director Stock Ownership Guidelines

Effective July 21, 2005, upon the recommendation of the Nominating and Governance Committee, the Board adopted stock ownership guidelines for all non-employee Directors.  Those stock ownership guidelines were changed effective October 16, 2008 as a result of the adoption by the Board of the use of restricted stock units rather than restricted stock for the equity portion of Director compensation.  Under the new stock ownership guidelines for non-employee Directors, each such Director is expected to hold at least 25% of the shares of the Company’s common stock issued to that Director pursuant to a restricted stock unit award until at least six months following the Director’s termination of service on the Board.  All of the Directors are in compliance with the stock ownership guidelines.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors and officers, and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership of the equity securities of the Company and reports of changes in that ownership.  Exchange Act Rule 16a-3(e) requires officers, Directors and greater-than-ten-percent beneficial owners to furnish the Company with copies of all reports that they file pursuant to Section 16(a).

On March 11, 2009, an amended Form 4 was filed on behalf of Mr. Wainscott to correct a broker error with respect to the transaction date of a reportable transaction that occurred on March 2, 2009 and was reported on a Form 4 filed on Mr. Wainscott’s behalf on March 3, 2009.

Other than the amended form referenced above, to the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations from its executive officers and Directors that no other reports were required, all Section 16(a) filing requirements applicable to the Company’s officers and Directors were complied with during 2009.

Board Leadership Structure

The Company’s Chief Executive Officer, Mr. James L. Wainscott, currently also serves as the Chairman of its Board of Directors.  He has held both roles since first being elected to the position of Chairman in January 2006.  In keeping with what the Board views as a best practice for public companies with a combined chief executive and chairperson, since January 2006 the Board also has appointed an independent Director to serve as the Lead Director of the Board.  Mr. Robert H. Jenkins has served in that role since it was established in January 2006.

While the Board presently believes that combining the Chief Executive Officer and Chairman roles is the best and most efficient leadership structure for the Company, the Board expressly notes in its Corporate Governance Guidelines that it retains the authority to separate these functions if it deems such action appropriate.  Indeed, that was the case immediately prior to combining the roles with Mr. Wainscott.  From September 2003 until January 2006, Mr. Jenkins was the non-executive Chairman of the Board while Mr. Wainscott served as the Company’s Chief Executive Officer.

In determining in 2006, and annually since then, that the Company and its stockholders would best be served with Mr. Wainscott leading the Board as it oversees the strategic direction, business and other affairs of the Company, the Board has considered many factors.  Chief among them are the following:

•
Mr. Wainscott’s extensive industry and financial experience gained during his career, and the challenges facing the Company for which that experience provides an extremely valuable and particularly well-suited foundation for developing the business strategies and tactics to meet those challenges;

•
Mr. Wainscott’s role in managing the Company’s business on a day-to-day basis and the keen awareness of, insights into, and deep understanding of the most important matters affecting the Company which he derives from that role;

•
Mr. Wainscott’s outstanding leadership and performance as Chief Executive Officer, including the extraordinary gains and improvements by the Company since he first became President and Chief Executive Officer in the fall of 2003;

•	The benefits of centralized and unified Company leadership in one person so that there is no ambiguity as to who is accountable for leading the Company;

•
The policies and practices in place at the Company to ensure effective and independent Board oversight of management and Mr. Wainscott’s role as Chairman of the Board, including that (i) all members of the Board other than Mr. Wainscott are independent Directors; (ii) each of the Board’s four committees is chaired by and comprised entirely of independent Directors; (iii) the Board, upon the recommendation of its Management Development and Compensation Committee, annually establishes goals and objectives for Mr. Wainscott and reviews his performance; (iv) the Management Development and Compensation Committee annually determines his compensation package; (v) the independent Directors meet in “executive session” without Mr. Wainscott or any other member of management, typically at least once at each regularly scheduled Board meeting; (vi) the Board retains the authority to separate the roles of Chief Executive Officer and Chairman at its discretion in the future if it determines that the combination of the two is no longer in the best interests of the Board, the Company, or its stockholders; and (vii) the appointment and role of an independent Lead Director of the Board.

As noted above, the Board also believes that when the roles of Chief Executive Officer and Chairman are combined, it is appropriate to appoint an independent Lead Director.  The Lead Director is responsible for presiding over meetings at which the Chair is not present, including when the Board meets in “executive session,” for coordinating the activities of the other independent Directors, and for performing the duties specified in the Company’s Corporate Governance Guidelines.  Specifically, from time to time the Lead Director’s duties may include serving as a liaison between the Chair and/or members of management and the independent Directors, collaborating with the Chair to schedule Board meetings and structure the agendas for such meetings, availing himself to direct communications from and with the Company’s stockholders, and such other duties as the Board assigns.

Communication with the Board of Directors

Stockholders and interested parties may send communications to the Chairman of the Board, to the Lead Director, or to any one or more of the other Directors by addressing such correspondence to the name(s) of any specific Director(s) or to the “Board of Directors” as a whole, and mailing it to: Secretary, c/o AK Steel Holding Corporation, 9227 Centre Pointe Drive, West Chester, Ohio 45069.

Board Independence

In accordance with the requirements of the New York Stock Exchange (“NYSE”), the Board has adopted a policy that at least a majority of its members shall be “independent,” as determined under applicable law and regulations, including without limitation Section 303A of the NYSE Listed Company Manual.  The Company’s Corporate Governance Guidelines includes categorical standards for determining the independence of all non-employee Directors.  Those standards are set forth in guidelines attached as Exhibit A to the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.aksteel.com.  A Director who meets all of the categorical standards set forth in the Corporate Governance Guidelines shall be presumed to satisfy the NYSE’s definition of “independence” and thus be “independent” within the purview of the Board’s policy on Director independence.

At their respective March 2010 meetings, the Nominating and Governance Committee and the Board of Directors reviewed the independence of all current non-employee Directors.  In advance of these meetings, each incumbent Director was asked to provide the Board with detailed information regarding his or her business and other relationships with the Company and its affiliates, and with executive officers and their affiliates, to enable the Board to evaluate his or her independence.

Upon the recommendation of the Nominating and Governance Committee, and after considering all relevant facts and circumstances with the assistance of legal counsel, the Board has affirmatively determined that none of the current incumbent Directors, except for Mr. Wainscott, has a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and all such incumbent Directors other than Mr. Wainscott meet the categorical standards of independence set forth in the Company’s Corporate Governance Guidelines and therefore are “independent” as that term is used and defined in Section 303A of the Listed Company Manual of the New York Stock Exchange and in Rule 10a-3 under the Exchange Act.  The Board further determined that each of the incumbent Directors other than Mr. Wainscott is an “Outside Director” as that term is used in Section 162(m) of the Internal Revenue Code and the associated Treasury Regulations, 26 CFR § 1.162-27 et seq., and is a “Non-Employee Director,” as defined in Rule 16b-3(b)(3) promulgated under the Exchange Act.

Directors have an affirmative ongoing obligation to inform the Board of any material changes that might impact the foregoing determinations by the Board.  This obligation includes all business relationships between the Director and/or an immediate family member, on the one hand, and the Company and/or its affiliates and/or executive officers, on the other.

Board Oversight of Risk

As an integral part of its oversight function, the Board oversees the material risks facing the Company, both with respect to the relative probability and magnitude of the risks and also with respect to Management’s strategies to mitigate those risks.  The Board engages in its risk oversight role in a variety of different ways.

The Board as a whole typically discusses and addresses the key strategic risks facing the Company.  Specific strategic risks facing the Company are addressed at Board meetings, both as they relate to particular projects or other topics being considered by the Board and in their own right as a separate agenda topic.  In addition, at least once annually, the Board has a session devoted exclusively to strategic planning, including identifying and addressing the Company’s principal strategic risks.

In addition, the Board delegates responsibility for oversight of specific risk categories to its Committees.  Generally, each Committee has responsibility to identify and address risks which are associated with the purpose of and responsibilities delegated to that Committee.  For example, the Audit Committee oversees risks related to financial reporting, liquidity, and pension and benefit plan matters; the Nominating and Governance Committee manages risks related to board composition, director independence, governance, and corporate compliance and reporting obligations; the Management Development and Compensation Committee deals with risks related to senior management development and succession planning, management compensation, and employment benefits and policies; and the Public and Environmental Issues Committee handles risks with respect to health and safety issues, public policy, international trade and reputational risks.  Each Committee Chair reports to the full Board with respect to any significant risks which the Committee has discussed.  Depending upon the nature and severity of the risk, the Committee may simply report to the Board with respect to that risk or it may make recommendations to the Board which then are discussed and acted upon by the Board as a whole.  For those risks that cross several disciplines or which could have impacts across various stakeholder groups, multiple Committees may review the relevant aspects of the risk in the committee setting prior to a discussion at the full Board session.

The Board’s oversight of risk is enhanced by the detailed information it receives as a result of the Company’s Total Enterprise Risk Management (“TERM”) program.  The Company commenced the TERM program several years ago as a tool for identifying the key risks to the Company and conveying them to the Board in a prompt, logical and efficient manner.  The TERM assessment is performed quarterly and involves evaluation of the key risks that the Company currently faces or is likely to encounter in the near- and medium-term.  During the quarterly TERM assessment each manager who is responsible for a significant area of the Company’s business will review and, to the extent necessary, update or supplement a list of key risks affecting his or her respective business area.  As part of that process, the manager evaluates each risk according to its likelihood of occurrence in the succeeding twelve months and, assuming that the development or event at risk occurs, its most probable consequence on the Company’s financial condition, operations, industry or reputation.  The most significant risk items identified in each quarterly report are discussed with the Audit Committee of the Board.  In addition, a complete copy of the full TERM report is distributed to and discussed by the full Board, typically in the Board’s regularly scheduled first quarter meeting.

The Board’s consideration of risk is not limited to discussions during Board and Committee meetings.  Rather, the Board communicates with senior management as a group, or individually, concerning the Company’s most significant risks whenever it deems such communications to be appropriate.  In addition, each Director has complete access to all Company employees to the extent he or she may have questions concerning a particular risk.

Risk Assessment with respect to Compensation Policies and Practices

At its January and March 2010 meetings, the Management Development and Compensation Committee (the “Committee”) reviewed the various design elements of the Company’s compensation program to determine whether any of its aspects encourage excessive or inappropriate risk-taking.  The scope of this review included aspects of executive compensation, as well as consideration of the items of the Company’s compensation policies and practices that affect all employees.  In general, the process used by the Committee to complete its risk evaluation was as follows:

•	The Committee identified the most significant risks facing the Company.

•	The Committee identified the material design elements of the Company’s compensation policies and practices with respect to all employees.

•
The Committee then evaluated whether there is a relationship between any of those design elements and any of the Company’s most significant risks.  More specifically, the Committee evaluated whether any of the design elements of the Company’s compensation policies and practices encourage the Company’s employees to take excessive or inappropriate risks which are reasonably likely to have a material adverse impact on the Company.

The result of the Committee’s evaluation was a conclusion that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.  More specifically, the Committee concluded that the Company’s compensation program is designed to encourage employees to take actions and pursue strategies that support the best interests of the Company and its stockholders, without promoting excessive or inappropriate risk.  The design elements of the Company’s program (which are described in detail in the Compensation Discussion and Analysis section of this Proxy Statement beginning at page 32) do not include unusual or problematic compensatory schemes that have been linked to excessive risk-taking in the financial or other industries.  Furthermore, the design elements of the Company’s compensation program which directly tie compensatory rewards to the Company’s performance include various counter-balances designed to offset potential excessive or inappropriate risk-taking.  For example, there is a balance between the fixed components of the program and the performance-based components.  Similarly, with respect to the performance-based components, there is a balance between annual and longer-term incentives.  Thus, the overall program is not too heavily weighted towards incentive compensation, in general, or short-term incentive compensation, in particular.  The financial incentives are not based simply upon revenue.  Rather, they are tied to performance metrics such as net income and EBITDA which more closely align the interests of management with the interests of the Company’s stockholders.  The performance metrics for incentive payments are established annually and reflect goals that are a stretch, but not so high that they require performance outside of what the Committee believes is reasonable for the Company.  There are caps on how much performance-based compensation may be earned in a particular performance period and the Board of Directors has adopted a policy for clawback of performance-based compensation that was paid out as a result of fraudulent or illegal conduct on the part of the employee who received it.  In addition, the Committee maintains an ongoing dialogue with the Company’s management to track progress on performance-based goals in order to foresee and avoid any excessive or inappropriate risk-taking that may otherwise be driven by a desire to maximize performance-based compensation.

Related Person Transaction Policy

All related person transactions, as such transactions are defined by Item 404(a) of Regulation S-K, must be reviewed and approved or ratified by the Board (or a committee of the Board to whom such responsibility is delegated by the Board) for the purpose of determining whether such transactions are in, or not inconsistent with, the best interests of the Company and its stockholders.

Based on information submitted to the Company by Directors and executive officers (on an annual basis) and nominees (prior to their election or appointment to the extent practicable), the Company develops a list of related persons, which it distributes to individuals in the Company who might reasonably be expected to have responsibility for a transaction or proposed transaction between the Company and a related person.  Directors and executive officers are expected to timely update the information they submit to the Company in the event of relevant changes or developments.

The recipients of the list must provide prior notice to the Company’s General Counsel of any plans or intentions for anyone within their respective business units, departments or areas of responsibility to enter into any agreement by or on behalf of the Company with a related person.  If the General Counsel determines that the proposed transaction is a related person transaction, the transaction will be submitted to the Nominating and Governance Committee for its consideration and approval at its next meeting.

The Nominating and Governance Committee considers all available and relevant facts and circumstances in determining whether to approve a related person transaction submitted for its review including, if applicable:

•	the benefits of the transaction to the Company;

•
the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director, or an entity in which a Director is a partner, stockholder or executive officer;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally with respect to a comparable transaction.

The Nominating and Governance Committee approves only those related person transactions that it determines are in, or are not inconsistent with, the best interests of the Company and its stockholders.

In the event that the Company enters into a legally binding related person transaction before approval by the Nominating and Governance Committee, then the Nominating and Governance Committee will review the transaction at its next meeting unless it is subject to an exemption.  The Nominating and Governance Committee will determine whether to ratify a related person transaction by applying the same procedures and standards that it would have used to determine whether to approve a related person transaction.  In the event that the Nominating and Governance Committee determines that it would not be appropriate to ratify the transaction, the Nominating and Governance Committee will identify the options available to the Company, including but not limited to rescission, amendment or termination of the related person transaction.

Documents Available on the Company’s Website

The charters of the Audit, Management Development and Compensation, and Nominating and Governance Committees, as well as the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics for AK Steel Directors, Officers and Employees and Code of Ethics for Principal Officers of AK Steel, are posted on the Company’s website at www.aksteel.com.

DIRECTOR COMPENSATION

During 2009, each Director who was not an employee of the Company received an annual retainer of $85,500 for service on the Board of Directors.  Effective January 1, 2009, the Board reduced its annual retainer by 5% in light of, and in support of, the actions being taken by Management to reduce costs in the face of the severe economic downturn which started in late 2008.  Effective October 1, 2009, the Board of Directors reinstated that 5% reduction in the annual Board retainer after the Company’s financial performance had steadily improved each quarter and the Company once again became profitable on a quarterly basis. With this reinstatement, each Director’s annual retainer again is $90,000 for service on the Board of Directors.  Each non-employee Director who chairs a committee of the Board of Directors receives an additional annual retainer.  The annual retainer for the chair of the Audit Committee is $15,000.  The annual retainer for the chair of the Management Development and Compensation Committee is $12,500.  The annual retainer for the chair of the Nominating and Governance Committee is $10,000.  The annual retainer for the chair of the Public Environmental Issues Committee is $5,000.  In addition, the Company pays non-employee Directors $2,000 for each Board meeting that they attend and for each meeting that they attend of a committee of which they are a member.  Mr. Jenkins also is paid an annual cash retainer fee in the amount of $60,000 for his service as Lead Director of the Board of Directors.  The Company reimburses all Directors for the expenses they incur in attending those meetings.

Each non-employee Director receives at least one-half of his or her annual retainer for service on the Board in the form of equity (i.e., restricted stock units (“RSUs”)).  The balance is paid in cash or, at the Director’s option, in the form of additional RSUs.  Annual retainers for service as a committee chair and attendance fees are paid in cash or, at the Director’s option, in the form of additional RSUs.  RSUs vest immediately upon grant, but are not settled (i.e., paid out) until one year after the date of the grant, unless deferred settlement is elected.  As set forth in the Company’s Stock Incentive Plan, Directors may elect to defer the settlement of their RSUs until six months following the date their service on the Board has ended.  If a Director elects the deferral option, he or she also may elect to take distribution of the shares upon settlement in a single distribution or in annual installments not to exceed fifteen years.  Prior to settlement, the holder of an RSU is entitled to receive the value of all dividends and other distributions paid or made on the Company’s common stock in the form of additional RSUs, but does not otherwise have any of the rights of a stockholder, including the right to vote the shares underlying the RSUs.

Director compensation is paid quarterly.  Annual retainers are paid prospectively; attendance fees are paid retrospectively.  RSUs are issued quarterly at the time the cash compensation is paid and are settled one-for-one (i.e., one RSU equals one share of Company common stock) on the settlement date.

Under the Director Deferred Compensation Plan, each year a Director may elect to defer any portion of his or her annual retainer or other director fees which are not paid in the form of RSUs.  There are no preferential or above–market earnings in the Director Deferred Compensation Plan, and the Company does not make any contributions under the plan.

On July 16, 2009, the Board approved a change to the Director compensation program which replaces the grants of stock options which non-employee Directors previously received upon election to the Board and at five-year intervals thereafter with ongoing quarterly awards of RSUs in the total annualized amount of $35,000.  The actual number of RSUs granted each quarter is calculated by dividing the quarterly annualized amount (i.e., $8,750) by the average of the high and low sales price of the Company’s common stock on the grant date.  This change to the Director compensation program is prospective and will not affect the vesting of stock options granted prior to July 16, 2009.

An employee of the Company who serves as a Director receives no additional compensation for such service.

DIRECTOR COMPENSATION TABLE

The following table sets forth the total compensation paid to non-employee Directors during the fiscal year ended December 31, 2009:

Name(1)	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Richard A. Abdoo(2)	$74,156	$89,611	$0	$5,000	$168,767
John S. Brinzo	85,313	60,098	0	0	145,411
Dennis C. Cuneo	83,313	60,084	0	0	143,397
William K. Gerber	104,313	60,104	0	250	164,667
Dr. Bonnie G. Hill	77,313	66,227	0	3,500	147,040
Robert H. Jenkins	155,313	62,231	0	0	217,544
Ralph S. Michael, III	91,313	60,042	0	5,000	156,355
Shirley D. Peterson	89,313	60,803	53,600	0	203,716
Dr. James A. Thomson	94,313	61,458	0	2,500	158,271
________________

(1)
Mr. James L. Wainscott, the Company’s Chairman, President and Chief Executive Officer, is not included in this table because he is an employee of the Company and thus receives no compensation for his service as a Director.  Mr. Wainscott’s compensation from the Company is reported in the Summary Compensation Table beginning at page 53.

(2)
Mr. Abdoo elected to take an additional portion of his compensation in the form of RSUs during 2009, pursuant to the terms of the Company’s Stock Incentive Plan.  This had the effect of reducing his cash compensation and increasing the value of his RSU awards in the table above.

(3)
The amounts in this column reflect the aggregate grant date fair value of RSUs granted in 2009, computed in accordance with ASC Topic 718, “Compensation-Stock Compensation” (“ASC Topic 718”).  The amounts in this column also include accrued RSU dividend equivalents awarded to each Director in 2009.  During 2009, at least half of each Director’s annual retainer was automatically paid in the form of quarterly grants of RSUs.  The average of the high and low selling price of the Company’s common stock on the date the retainer is to be paid is used to calculate the number of RSUs to be issued.  In addition, effective July 16, 2009, the Board approved a change to the Director compensation program which replaced the grants of stock options which non-employee Directors previously received upon election to the Board and at five-year intervals thereafter with ongoing quarterly awards of RSUs in the total annualized amount of $35,000.  The actual number of RSUs granted each quarter is calculated by dividing the quarterly annualized amount (i.e., $8,750) by the average of the high and low sales price of the Company’s common stock on the grant date.  For 2009, Mr. Abdoo, Mr. Brinzo, Dr. Hill and Dr. Thomson elected to defer settlement of their RSUs until six months following the date they complete their service on the Board.

(4)
The amounts included in this column reflect the aggregate grant date fair value for options granted in 2009, computed in accordance with ASC Topic 718.  With regard to the option award to Mrs. Peterson, this grant was made upon completion of a five-year service interval period prior to the Board’s adoption of changes to the Director compensation program in July 2009 pursuant to which Directors now receive RSUs.  The amounts expensed for financial statement purposes for the fiscal year ended December 31, 2009, consistent with the provisions of ASC Topic 718 for stock options granted to Directors, was $50,430.11 for Mrs. Peterson.  As of December 31, 2009, each non-employee Director had the following number of options outstanding:  Mr. Abdoo, 10,000; Mr. Brinzo, 10,000; Mr. Cuneo, 10,000; Mr. Gerber, 10,000; Mr. Jenkins, 10,000; Mr. Michael, 10,000; Mrs. Peterson 10,000 and Dr. Thomson, 10,000.  A discussion of the assumptions used to calculate the value of the stock options reported in this column is located in Note 3 of the Notes to Consolidated Financial Statements on pages 60-63 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

(5)
The amounts in this column constitute matching charitable gift donations made by the AK Steel Foundation pursuant to a matching gift program.  Under this program, employees and Directors of the Company are eligible for matching contributions by the AK Steel Foundation of up to $5,000 per person per calendar year to qualifying charitable institutions.

STOCK OWNERSHIP

Directors and Executive Officers

The table below provides stock ownership information as of March 29, 2010 with respect to the beneficial ownership of the Company’s common stock by: (i) each Named Executive listed in the Summary Compensation Table beginning on page 53, (ii) each current Director and each nominee for election as a Director, and (iii) all current Directors and Executive Officers of the Company as a group:

Directors and Executive Officers	Shares Owned Beneficially(1)	Percentage of Outstanding Shares(2)
Richard A. Abdoo	10,000	*
John S. Brinzo	12,658	*
Dennis C. Cuneo	17,057	*
Albert E. Ferrara, Jr.	84,077	*
Douglas W. Gant	135,889	*
William K. Gerber	16,470	*
Dr. Bonnie G. Hill	2,492	*
David C. Horn	228,982	*
Robert H. Jenkins	63,603	*
John F. Kaloski	153,166	*
Ralph S. Michael, III	20,225	*
Shirley D. Peterson	33,043	*
Dr. James A. Thomson	26,870	*
James L. Wainscott	670,923	*
All current and nominee Directors and executive officers as a group (16 persons)	1,586,501	1.4%
________________

(1)
A significant portion of the effective equity ownership in the Company by Directors is in the form of restricted stock units (“RSUs”) which are not reflected in this column because they do not satisfy the definition of “shares beneficially owned” for purposes of this table.  An RSU is a grant valued in terms of stock, but no actual shares of stock are issued at the time of the grant.  Only those RSUs which may be settled in shares of AK Steel Holding Corporation stock on or before May 27, 2010 meet that definition and are included in this table.  The number of such RSUs (rounded to the nearest whole number) are as follows:   Mr. Cuneo, 1,504; Mr. Gerber, 1,504; Mr. Jenkins, 1,504; Mr. Michael, 1,504; and Mrs. Peterson, 1,504.  Because Mr. Abdoo, Mr. Brinzo, Dr. Hill and Dr. Thomson deferred settlement of all of their RSUs until their retirement from the Board, no RSUs are included in the table for any of them.

The table also includes options to purchase shares of AK Steel Holding Corporation common stock exercisable before May 27, 2010 as follows:  Messrs. Abdoo, Brinzo, Cuneo, Gerber, Jenkins, Michael, and Thomson, and Mrs. Peterson 10,000 shares each; Mr. Wainscott, 179,884 shares; Mr. Horn, 46,228 shares; Mr. Kaloski, 26,228 shares; Mr. Ferrara, 19,567 shares; and Mr. Gant, 29,567 shares.

(2)	An asterisk indicates ownership of less than 1%.

Other Beneficial Owners

The table below provides information with respect to each person known by the Company as of March 29, 2010 to own beneficially more than 5% of the outstanding common stock of the Company:

Name and Address of Beneficial Owner	Shares Owned Beneficially		Percentage of Outstanding Shares

AXA Financial, Inc. AXA AXA Assurances I.A.R.D Mutuelle AXA Assurances Vie Mutuelle c/o AXA Financial Inc. 1290 Avenue of the Americas New York, NY 10104	13,436,474	(1)	12.2%

Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	5,685,281	(2)	5.2%

State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	5,600,095	(3)	5.1%
_______________
(1)
Based on information contained in a statement on Schedule 13G dated September 30, 2009 and filed October 9, 2009, together with information contained in a statement on Schedule 13G (Amendment No. 1) dated December 31, 2009 and filed February 12, 2010, AXA Financial, Inc., AXA, AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle (as a group) have sole investment power and sole voting power over 13,436,474 shares of the outstanding common stock of the Company.

(2)
Based on information contained in a statement on Schedule 13G, dated December 31, 2009 and filed February 8, 2010, Capital Research Global Investors has sole investment power and sole voting power over 5,685,281 shares of the outstanding common stock of the Company.

(3)
Based on information contained in a statement on Schedule 13G, dated December 31, 2009 and filed February 12, 2010, State Street Corporation has sole investment power and sole voting power over 5,600,095 shares of the outstanding common stock of the Company.

Equity Compensation Plan Information

The table below provides information with respect to compensation plans under which equity securities of the Company are authorized for issuance (note that there are no such plans not approved by security holders):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders	1,044,171	$14.538	3,539,049

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary and Historical Perspective

As is the case at most publicly traded companies, the compensation program at AK Steel includes both annual and long term performance-based compensation components that are intended, among other things, to:

•	motivate management to focus on both financial and non-financial annual performance-based goals that directly impact stockholders;
•	align the interests of management more closely with the interests of stockholders;
•	assist the Company in recruiting, retaining and motivating a highly talented group of managers who will successfully manage the Company in a way which benefits all of its stakeholders;
•	link a portion of management’s compensation to the performance of the Company; and
•	increase the focus of management on the Company’s long-term performance by establishing performance goals that support long-term strategies.

The annual performance-based compensation is predicated not only on the Company’s financial performance, but also on its performance with respect to safety and quality – two hallmarks of the Company’s historical success.  The long-term performance-based compensation is tied to the Company’s three-year performance with respect to earnings before interest, taxes, depreciation and amortization (“EBITDA”), total stockholder return during that period relative to the total stockholder return during that same period of the companies in the Standard & Poor’s 400 Midcap Index, and the compounded annual growth rate of the Company’s stock price.  These performance metrics are intended to achieve the purposes set out above and, over time, the Company believes strongly that they succeed in doing so.  Indeed, the historical success of the Company’s financial and stock performance bears that out.  In the last five years, the price of the Company’s common stock has increased by 48%. During that time, the Company has contributed more than $1.0 billion to its pension fund, invested more than $631 million back into the Company, reduced its net debt from $733 million to $145 million, repurchased 3.3 million of its outstanding common shares at an average price of $7.43 per share, and reinstituted a dividend to its stockholders.  In short, not only the Company’s stockholders, but all of its major stakeholders have greatly benefited from the Company’s financial performance over the course of the last five years – a success which was incentivized by the Company’s annual and long-term performance-based compensation program for management.

While this compensation program has worked effectively over the last five years, there have been and will be years in which no amount of effort or incentive can overcome the severe financial and business obstacles which faced the Company.  The year 2009 was such a year.  The Company faced challenging times throughout 2009 as the entire steel industry was adversely impacted by the significant decline in the domestic and global economies.  The Company took immediate and proactive measures to address the challenging economic conditions, including reducing its operations to match customer demand, reducing overhead costs, implementing a five-percent pay cut for all salaried employees for most of the year, locking and freezing the defined benefit pension plans for its salaried employees, implementing temporary layoffs of hourly and salaried employees, and reducing the size of its salaried workforce by offering an early retirement package and eliminating positions.  As a result of these measures and improving market conditions as the year progressed, the Company was able to improve its financial performance each quarter throughout 2009.  Indeed, the Company achieved both operating profit and net income in the second half of 2009.  For the full year, however, the Company could not overcome the loss incurred in its first half and reported an annual operating loss of $70.1 million and a net loss of $74.6 million, or $0.68 per share.

The action by the Management Development and Compensation Committee (for purposes of this section, the “Committee”) in January 2009 with respect to establishing 2009 executive compensation reflected the poor economic conditions and financial challenges facing the Company.  For example, the base salary of each NEO of the Company was reduced by 5% compared to that NEO’s 2008 base salary, effective January 1, 2009.  That reduction continued until the fourth quarter of 2009 when the Company had returned to profitability.  In addition, the Committee reduced the value of the equity awards to the Executive Officers by approximately 14% compared to the value of the equity awards granted in 2008.  These actions were taken by the Committee specifically to adjust NEO compensation to reflect the downturn in the economy and its anticipated impact on the Company’s financial performance in 2009.  In order to fully understand the implementation and results of the Company’s compensation program for 2009, however, it is necessary to look beyond just the 2009 financial results of the Company.

As noted above, the Company’s annual performance-based compensation is tied not only to the Company’s financial performance, but also to its safety performance.  In 2009, the Company experienced another year of outstanding safety performance and received a variety of awards.  The coke plants in Ashland, Kentucky and Middletown, Ohio, were co-recipients in 2009 of the Max Eward Safety Award, which annually recognizes the coke plant with the best safety record in the U.S. among members of the American Coke and Coal Chemicals Institute.  The Ashland coke plant received this award for the fourth consecutive year and the Middletown coke plant is now an eight-time recipient of the award.  The Company’s Zanesville Works was honored in 2009 by the Ohio Bureau of Workers Compensation with three awards for its safety performance.  Also in 2009, the Columbus, Indiana and Walbridge, Ohio plants of AK Tube LLC, a wholly-owned subsidiary of the Company, were recognized for their outstanding safety performances in 2008 by the Fabricators & Manufacturers Association, International and CNA Insurance.  Furthermore, AK Tube’s Columbus, Indiana plant was re-certified as a “Star” site in the Voluntary Protection Program (“VPP”) of the Indiana Department of Labor’s Occupational Safety and Health Administration (“OSHA”), a prestigious designation signifying that the excellence of its safety programs exceeded the requirements established by OSHA.  AK Tube’s Columbus plant has been VPP Star certified since 2006.  The Company’s Rockport and Zanesville Works experienced no recordable injuries for 2009.  With that background and context, one can easily understand why 2009 was the best year in the history of the Company relative to the safety metric for payment under the Company’s annual performance-based compensation program – i.e., OSHA recordable injuries.  In 2009, the Company experienced a total of 15 OSHA recordable injuries.  While it is the firm belief of the Company that any number of OSHA recordable injuries above zero is too many, the Company’s 2009 performance was outstanding by any measure and approximately eight times better than the steel industry average reported by the American Iron and Steel Institute.

With respect to the long-term performance-based compensation, the components are all financial, but the performance timeframe is three years.  Thus, the long-term compensation awards made in 2009 were for a performance period that included 2007 and 2008, the two best years in the history of the Company with respect to its financial performance.  So, while the 2009 financial results alone obviously were disappointing, for the three-year performance period they were excellent on both an absolute and relative basis.  The result was that, despite the Company’s weak financial performance in 2009, management still earned payouts under the Company’s long-term performance programs for the three-year performance period ending in 2009 based principally on the Company’s very strong financial performance in 2007 and 2008.  Of course, just as the Company’s strong financial performance in 2007 and 2008 provided a benefit to the three-year performance period ending in 2009, the Company’s weak financial performance in 2009 will be a detriment to the three-year performance periods ending in 2010 and 2011, which both will include the 2009 financial results.  That is the nature and intent of long-term incentive programs, which often will comprise periods during which business conditions and a company’s performance vary significantly, but which focus Management on the company’s longer term performance.

In summary, the Company has performed very well over the course of the last five years, and the Committee believes that the compensation program in place during that time frame has contributed to that success by providing appropriate incentives to the management team to encourage them to work diligently and effectively to focus on and achieve appropriate financial and non-financial goals, both annual and long term, which are in the best interests of the Company and its stockholders.

Management Development and Compensation Committee

The Committee is responsible for determining the compensation of the Company’s Executive Officers.  When the Committee deems it appropriate, it may, at its discretion, seek ratification of its determinations by the Board.  For purposes of this discussion, the term “Executive Officers,” when capitalized, includes the following in reference to 2009:

James L. Wainscott—Chairman of the Board of Directors, President and Chief Executive Officer

David C. Horn—Sr. Vice President, General Counsel and Secretary

John F. Kaloski—Sr. Vice President, Operations

Albert E. Ferrara, Jr.—Vice President, Finance and Chief Financial Officer

Douglas W. Gant—Vice President, Sales and Customer Service

Alan H. McCoy—Vice President, Government and Public Relations

Lawrence F. Zizzo—Vice President, Human Resources

Committee Membership and Meetings

The Committee is comprised entirely of Directors who are not current or former employees or officers of the Company and who have been determined by the Board of Directors to meet the independence standards of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange.  Each member of the Committee is also an “outside” Director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).  There currently are five members of the Committee.  They are Richard A. Abdoo, John S. Brinzo, Dr. Bonnie G. Hill, Robert H. Jenkins and Ralph S. Michael, III.  Mr. Abdoo is the Chair of the Committee.  The Committee has five regularly scheduled meetings each year and holds other meetings as necessary.  Agendas for the meetings generally are developed based upon the Committee’s responsibilities under its Charter and collectively are intended to ensure that the Committee satisfies all of those responsibilities, with such additions to the agendas as Mr. Abdoo determines are appropriate in consultation with other members of the Committee and with Mr. Wainscott, Mr. Zizzo and/or Mr. Horn.  Members of management, typically including Messrs. Wainscott, Horn and Zizzo, ordinarily are present at the start of each meeting, but the Committee typically also meets in executive session without any members of management present prior to the conclusion of each meeting.  As appropriate, Mr. Claude E. Johnston of Frederic W. Cook & Co., Inc., the Committee’s consultant for executive compensation matters, also attends meetings, in person or telephonically, including a portion of the executive sessions.

Committee Charter and Responsibilities

The general function of the Committee is to oversee the Company’s management compensation policies and practices and its policies and programs with respect to succession planning and the development of senior management personnel.  The Committee operates under a written charter reviewed and approved by the full Board of Directors of the Company.  The Committee’s Charter describes its specific responsibilities and is available at www.aksteel.com.

Committee Support and Discharge of its Responsibilities

In discharging its responsibilities, the Committee is empowered to inquire into any matter that it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company.  The Committee has the power to retain outside counsel and compensation consultants or other advisors to assist it in carrying out its responsibilities.  The Company is required to, and does, provide adequate resources to support the Committee’s activities, including compensation of the Committee’s counsel, consultants and other advisors.  The Committee has the sole authority to retain, compensate, direct, oversee and terminate such counsel, compensation consultants, and other advisors hired to assist the Committee and all such advisors are ultimately accountable to the Committee.  In 2009, the Committee once again retained Mr. Johnston as its executive compensation consultant (see discussion below), but did not hire any other advisors.  The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as the subcommittee is solely comprised of one or more members of the Committee.

Use of Executive Compensation Consultant

In connection with the determination of the compensation packages for 2009 of the Company’s Named Executive Officers — i.e., Messrs. Wainscott, Ferrara, Gant, Horn and Kaloski (the “NEOs”) — identified in the Summary Compensation Table beginning on page 53 of this Proxy Statement, the Committee retained Mr. Claude E. Johnston, through his employer Frederic W. Cook & Co., Inc. as its consultant for executive compensation matters.  Mr. Johnston has provided executive compensation consulting services to the Committee since 2003.  Mr. Johnston reports directly to the Committee, but works with management on behalf of the Committee, in particular the Company’s Vice President, Human Resources, and its Secretary, to develop internal compensation data and to implement compensation policies, plans and programs.  Mr. Johnston also works with Mr. Wainscott to assist him in developing his recommendations to the Committee for non-CEO Executive Officer compensation packages.  Mr. Johnston provides analytical assistance and data to the Committee with respect to the design, implementation and evaluation of the Company’s compensation program for Executive Officers.  This includes providing assistance to the Committee in identifying similarly-situated companies to be included in a peer group to be used to develop competitive data.  That data is used in the determination annually of base salary, annual and long-term incentives, and equity grants.  Mr. Johnston also periodically compiles survey data from that peer group and, if appropriate, other companies.  Mr. Johnston further assists the Committee in developing, evaluating and administering incentive plans, agreements addressing post-termination benefits, and other ongoing compensation-related arrangements or benefits.  On request, Mr. Johnston also provides consulting services to the Board with respect to Director compensation matters.  Neither Mr. Johnston nor his employer, Frederic W. Cook & Co., Inc., provides any other services to the Company.

Company Compensation Philosophy

The Company’s compensation philosophy, as determined by the Committee and approved by the Board, is that a compensation program should strengthen the commonality of interests between management and the Company’s stockholders, while at the same time enabling the Company to attract, motivate and retain executives of high caliber and ability who will drive the Company’s success.  Consistent with the objective of strengthening the commonality of interests between management and the Company’s stockholders, the Committee believes that a significant portion of the overall compensation package for each of the Company’s Executive Officers should include components that link the executive’s compensation to the Company’s performance, including performance-based vesting provisions for a portion of the equity incentives awarded to each Executive Officer.  The Committee further believes that the Company’s compensation program should be designed to reward superior performance and to provide financial consequences for below-market performance.  Consistent with that design objective, and the goal of attracting, motivating and retaining executives of high caliber and ability who will drive the Company’s success, the Committee attempts to establish a fair and reasonable compensation package for each Executive Officer that reflects not only the relative performance of the Company against its peers, but also is competitive relative to the Executive Officer’s peers, both inside and outside the Company.  The percentage of total compensation that is performance-based generally will increase with the level of seniority and/or responsibility of the executive.  There is no set formula or policy, however, with respect to the allocation between performance-based and non-performance based compensation.  Nor is there any set formula or policy with respect to the allocation between cash and non-cash compensation.

The Committee periodically reviews the effectiveness and competitiveness of the Company’s executive compensation philosophy and program with the assistance of an independent consultant.  Since 2003, the independent consultant has been Mr. Johnston.  If the Committee decides that changes to the compensation philosophy and program are appropriate, they are recommended to the full Board for approval.  The Committee undertook such a review in 2009 and recommended several changes to the full Board.  As a result of such recommendations, the following changes relating to certain of the Company’s executive compensation plans, agreements and policies were approved by the full Board at its meeting held on October 22, 2009:

1.
The policy pursuant to which the Company’s Chief Executive Officer has limited use of the Company plane for personal purposes was modified effective January 1, 2010 to eliminate the “gross-up” payments made to reimburse him for individual income taxes incurred as a result of such use.  The rationale for this change was to update the Company’s policy with respect to personal use of the Company plane by the Chief Executive Officer to make it consistent with current best practices.

2.
The Board determined that all new Executive Officer Change-in-Control Agreements entered into between the Company and Executive Officers in the future will not include “gross-up” payments to reimburse such officers for individual excise or income taxes incurred with respect to benefits triggered by a change in control of the Company.  The rationale for this change was to reflect best practices with respect to the subject of gross up payments in the context of change of control agreements, while still respecting the Company’s contractual and other commitments to its existing Executive Officers.

3.
The Severance Agreement entered into with each of the Company’s Executive Officers was amended with respect to the payment of lump sums related to the Company’s Annual Incentive Plan.  The amendment addresses the benefits received by the executive officer when that officer is involuntarily terminated without cause under circumstances not involving a change in control of the Company.  More specifically, the amendment (i) reduces the amount of a lump sum payment the executive officer may receive, and (ii) adds a potential pro-rata Annual Incentive Plan incentive payment for the year of termination, based upon when during the year such termination occurs. Additional details regarding this amendment are provided under Severance Agreements Terms Overview, below.  This amendment was not made for the purpose of changing the total severance benefits paid to an executive officer.  Rather, it was made to eliminate a potential issue concerning compliance with Section 162(m) of the Internal Revenue Code.

4.
The Company’s Stock Incentive Plan (the “SIP”) was amended to provide for immediate vesting of unvested stock options upon a participant’s disability.  Previously, such options vested over the normal course of the three-year vesting schedule upon disability.  The rationale for this amendment was to treat the events of death and disability with respect to stock options consistently under the SIP.  The SIP also was amended effective January 1, 2010 to provide for the continued vesting of restricted stock upon a participant’s retirement over the normal course of its original vesting schedule.  Previously, the Committee had the discretion to waive all restrictions remaining in respect to a retiring participant’s restricted stock, but if such discretion was not exercised, the stock was forfeited upon the participant’s retirement.  The amendment also includes language changes which are not substantive in nature, but rather are intended simply to clarify that a participant’s termination without cause does not trigger accelerated vesting of unvested stock options.

5.
The Company’s SIP also was amended effective January 1, 2010 to modify the definition of retirement.  Previously, the definition of retirement under the SIP required a participant to (a) have at least 30 years of service to the Company, (b) be at least age 65 with 5 years of service to the Company, or (c) be at least age 55 with 15 years of service to the Company.  This amendment revises the above definition to allow retirement if the participant (a) has at least 30 years of service to the Company, (b) is at least age 60 with 5 years of service to the Company, or (c) is at least age 55 with 10 years of service to the Company.  The rationale for this amendment was to provide greater consistency between the definition of retirement under the SIP and the definition of retirement under the Company’s Executive Minimum and Supplemental Retirement Plan (the “SERP”).

6.
The Company’s SERP was amended to treat the events of death and disability consistently.  More specifically, the SERP was amended to provide that, upon a participant’s disability, the benefits under the SERP will be paid within 30 days of such disability, regardless of the participant’s age.  Prior to the amendment, such benefits would not be paid until the participant reaches the age of 55 in the event of disability, but would be paid within 30 days in the event of death, regardless of age.  The SERP also was amended to provide for an offset in the calculation of the benefits paid under the SERP equal in amount to benefits attributable to certain non-elective contributions by the Company to a participant’s account in a tax-qualified defined contribution plan sponsored by the Company.

7.
The Board adopted a policy regarding the recoupment of annual incentive payments, long term performance awards, or other such performance-based, incentive compensation (“Performance Compensation”).  Under the policy, if the Board determines that (a) an Executive Officer or any other officer identified by the Board as an "officer" for purposes of Section 16a-1(f) of the Securities Exchange Act of 1934 (“Covered Officers”) has engaged in knowing or intentional fraudulent or illegal conduct, and (b) such conduct resulted in the achievement of financial results or the satisfaction of performance metrics which increased the amount of Performance Compensation which the Covered Officer received, then the Board shall seek with respect to the Covered Officer to recoup (or, if the Performance Compensation has not yet been paid, forfeiture of) as much of the affected Performance Compensation as the Board deems appropriate under the circumstances.

Specific Compensation Policies

Stockholder Approval of Severance Agreements with Senior Executives

The Board has a policy concerning stockholder approval of certain severance agreements with the Company’s senior executives.  That policy provides that the Board should seek stockholder approval or ratification of severance agreements with the Company’s senior executives entered into on or after May 13, 2003 if such agreements require payment of benefits attributable to severance in an amount exceeding 2.99 times the sum of the senior executive’s annual base salary plus annual and long term incentive bonuses payable for the then-current calendar year.  For purposes of this policy, the term “severance agreement” means an employment agreement, retirement agreement or change-in-control agreement which contains a provision for payment of benefits upon severance of employment with the Company, as well as renewals, modifications or extensions of such agreements.  The term “senior executive” means the Chief Executive Officer, President, principal financial officer, principal accounting officer and any elected Vice President of the Company.  The term “benefits” means lump-sum cash payments (including cash payments in lieu of medical benefits and excluding gross up payments to cover excise taxes) and the estimated present value of future periodic cash payments to be paid to a senior executive in excess of what he or she otherwise would be entitled to receive under the terms of any qualified or non-qualified company pension or employee benefit plan.

Stock Ownership Guidelines for Executive Officers

The Board also has a policy concerning stock ownership guidelines for Executive Officers.  The principal objective of the policy is to enhance the linkage between the interests of stockholders and executive management through a minimum level of stock ownership. In addition, the policy’s guidelines are intended to provide Executive Officers with direction as to when they may sell shares.  The policy establishes a “target ownership” guideline for the Company’s common stock for each Executive Officer.  The guideline typically is expressed as a number of shares equal in market value to a multiple of the Executive Officer’s annual base salary.  The target ownership guideline set for each Executive Officer varies in amount based upon that person’s relative level of seniority and responsibility.  Among the NEOs, the target ownership guideline for Mr. Wainscott is a number of shares equal in market value to three times his annual base salary at the time the guidelines were established.  The ratio for Messrs. Horn and Kaloski is one-and-one-half times their then-annual base salary.  For Messrs. Ferrara and Gant, the ratio is one times their then-annual base salary.  Once established, an Executive Officer’s target ownership guideline does not re-adjust automatically as a result of changes in his or her base salary or changes in the price of the Company’s stock.  However, the Committee may, from time to time, reevaluate and revise a particular Executive Officer’s target ownership guideline in light of such changes.  For purposes of the policy, “ownership” includes (i) shares of Company stock held directly by an Executive Officer, (ii) shares of Company stock held by an Executive Officer’s family member living in the same household, and (iii) shares of Company restricted stock held directly by an Executive Officer, whether or not yet vested.  “Ownership” does not include options, whether vested or unvested, to purchase stock.  Executive Officers are expected to attain the minimum level of target ownership within a period of three years from the effective date of the policy or from the date he or she is first elected as an Executive Officer, whichever is later.  Currently, each of the Executive Officers is in compliance with the stock ownership guidelines.

Compensation Clawback Policy

As noted above, in October 2009 the Board adopted a compensation clawback policy which provides that in certain circumstances the Company may recoup (or, if not yet paid, seek the forfeiture of) performance-based compensation from Company officers covered by the policy.  The Board adopted the clawback policy with the intent of reinforcing and enhancing a culture that promotes honest and ethical business conduct on behalf of the Company.  The policy applies to Executive Officers or any other officer identified by the Board as an “officer” for purposes of Section 16a-1(f) of the Securities Exchange Act of 1934 (“Covered Officers”).  It covers annual incentive payments, long term performance awards, or other such performance-based, incentive compensation (“Performance Compensation”).  Under the policy, if the Board determines that a Covered Officer has engaged in knowing or intentional fraudulent or illegal conduct, which conduct resulted in the achievement of financial results or the satisfaction of performance metrics which increased the amount of Performance Compensation which the Covered Officer received, then the Board shall seek with respect to the Covered Officer to recoup (or, if not yet been paid, seek the forfeiture of) as much of the affected Performance Compensation as the Board deems appropriate under the circumstances.

2009 Compensation Process and Program Overview

Compensation Determination Timing

Although the Committee receives and considers data, reports, and other information throughout the year in the course of performing its responsibility to oversee the Company’s management compensation policies and practices, the Committee typically determines the annual compensation package for each of the Executive Officers, including equity grants and participation in any annual or long-term incentive programs, at its January meeting each year.  The 2009 base salary and equity compensation determinations for each of the Company’s Executive Officers were made at the Committee’s January 2009 meeting.  Certain of the performance goals for incentive awards were established at the Committee’s January 2009 meeting and the rest were established at its March 2009 meeting.

Use of Competitive Data in the Compensation Determination Process

The Committee engaged Mr. Johnston, through his employer Frederic W. Cook & Co., Inc., as its executive compensation consultant to provide assistance to the Committee in determining appropriate annual compensation packages for 2009.  The Committee directed Mr. Johnston to develop competitive compensation data based upon publicly available information from the Company’s peer group as well as general industry surveys for similarly-sized companies. (See the discussion below for a list of who is in this peer group and the criteria used to establish it.)  In making its compensation determinations for 2009, the Committee relied upon and considered this data as a factor in its determination, but it does not have a policy or practice of utilizing a particular compensation percentile as a benchmark for purposes of determining initial or subsequent salary levels.  Rather it uses this competitive data principally in two respects.  First, it provides one measure for assessing the reasonableness of any compensation package the Committee is considering for an Executive Officer.  Second, it assists the Committee in implementing its goal of retaining executives of high caliber by enabling the Committee to better understand what competitors may pay to attract away an existing Executive Officer and what the Company must pay to attract to the Company a candidate for an Executive Officer position.

Peer Companies

The competitive surveys include compensation data from various industrial companies with sales, size and scope reasonably comparable to those of the Company, as well as other large publicly-owned, United States-based companies in the steel industry.  Among other factors, the members of this peer group were selected because they comprise a group of companies with which the Company directly or indirectly competes for employees, business, capital and/or investors, whether as a result of its status as an industry competitor or as a manufacturing company with a similar  range of market capitalization, geographic location, manner of operations, and/or other relevant characteristics.  For purposes of determining the 2009 compensation of the Company’s Executive Officers, that peer group consisted of the following companies:

•	Allegheny Technologies, Inc.	•	Precision Castparts Corp.
•	American Axle & Manufacturing Holdings	•	Rohm and Hass Company
•	ArvinMeritor, Inc.	•	Smurfit-Stone Container Corporation
•	Commercial Metals Company	•	Tenneco Automotive Inc.
•	Eaton Corporation	•	The Timken Company
•	MeadWestvaco Corporation	•	United States Steel Corporation
•	Nucor Corporation	•	Worthington Industries, Inc.

The Committee periodically reviews this peer group to evaluate whether it remains reasonable and appropriate.  The Committee last considered the peer group in January of 2009.  At that time, the Committee concluded that the then-existing peer group continues to be reasonable and appropriate and determined not to make any changes to it.

Use of Tally Sheets

The Committee utilizes tally sheets to review the amounts payable under each element of an NEO’s compensation, as well as the aggregate value, in the event of a circumstance which would trigger payment of post-termination compensation.  These tally sheets are prepared by Mr. Johnston, with the assistance of the Company’s independent outside actuary, and are reviewed by him with the Committee.  The Committee uses the tally sheets as a measure for assessing the reasonableness of the compensation packages approved by the Committee for an Executive Officer, including the NEOs.  This assessment of reasonableness included a comparison of the compensation packages of each Executive Officer for internal equity between and among the Executive Officers, as well as a comparison of the compensation packages of each Executive Officer to relevant executive positions in the Company’s peer group.

2009 Compensation Process

With respect to all of the Company’s Executive Officers, including its NEOs, the Committee followed its stated process for determining 2009 compensation packages.  In accordance with that process, the Committee considered the following factors in establishing base salaries and target performance award opportunities of, and determining awards of restricted stock, performance shares and stock options to, individual Executive Officers, including the NEOs:

•	Frederic W. Cook & Co., Inc.’s competitive data report;

•	the Company’s safety, quality and financial performance in 2009 and the trends associated with these performance metrics over the last few years;

•	the Board’s evaluation of each Executive Officer’s relative contribution to the Company’s performance during those periods;

•	the performance of the Company’s publicly traded securities during those periods;

•	the extent to which performance goals incent appropriate conduct and do not encourage inappropriate or excessive risk that would not be in the best interests of the Company and its stakeholders;

•	the highly competitive nature of the steel industry; and

•
the need to retain and motivate the management team to continue the Company’s financial improvement and compete effectively in the highly competitive steel industry, especially given the disadvantages the Company has in competing against steel companies which either have shed or never had significant retiree pension and healthcare obligations.

The Committee also met with Mr. Wainscott as CEO and President of the Company with respect to each of the other Executive Officers, including the other NEOs.  Mr. Wainscott provided his evaluation of the NEOs’ performance for the Committee’s consideration in its determination of their respective compensation packages.  Mr. Wainscott also made a recommendation to the Committee for its consideration with respect to what he believed would be an appropriate compensation package for each Executive Officer (other than himself), including each of the other NEOs.

The Committee generally follows the same compensation process described above with respect to Mr. Wainscott (except that he does not make any recommendations with respect to his own compensation).  However, the Committee also employs additional procedures in connection with its determination of Mr. Wainscott’s compensation.  These additional procedures, which were part of the process used to determine his 2009 base salary and target incentive compensation, include conducting and considering an annual performance evaluation of Mr. Wainscott as the CEO and President of the Company.  More specifically, in connection with the determination of Mr. Wainscott’s 2009 base salary and target incentive compensation, the Committee evaluated his 2008 performance as CEO and President of the Company.  For that purpose, the Committee approved prior to its January 2009 meeting a written performance evaluation form to be completed by all members of the Board.  Mr. Wainscott completed a self-evaluation using the same evaluation form.  All of these completed forms were returned to the Chairman of the Committee and he then summarized and presented them to the full Board.  In addition, each year Mr. Wainscott prepares a list of proposed annual goals and objectives for himself and the Company and provides that list to the Committee.  Mr. Wainscott prepared such a list for 2008 and the Committee approved his proposed 2008 goals and objectives at its January 2008 meeting.  The Board considered that approved list of 2008 goals and objectives in connection with its January 2009 evaluation of Mr. Wainscott’s 2008 performance.  Those goals and objectives addressed the following subjects: customer needs, total employment costs, raw materials strategies, increasing electrical steel production, major capital projects, improving financial performance, cash utilization, improving fundamental operating measures, management team development, and enhancing stockholder value.

Management Role in the Compensation Process

Mr. Wainscott makes recommendations to the Committee, in consultation with Mr. Johnston as the Committee’s executive compensation consultant, with respect to the annual compensation packages for all of the Executive Officers other than himself.  See the discussion above of the 2009 Compensation Process.  In addition, as part of a special recognition program for all employees and subject to the ratification of the Committee and the Board when applied to Executive Officers, Mr. Wainscott may grant special recognition cash awards to Executive Officers for extraordinary performance in an amount up to one month of base salary.  No such special recognition awards were granted, however, for 2009.

Other than Mr. Wainscott, the only member of management who provides a recommendation to the Committee with respect to the annual executive compensation program is Mr. Zizzo in his capacity as Vice President, Human Resources.  Mr. Zizzo makes a recommendation to the Committee each year with respect to the goals used for purposes of determining performance awards in the next performance cycle under the Company’s Annual Management Incentive Plan (the “Annual Incentive Plan”) and Long-Term Performance Plan (the “Long-Term Plan”).  This includes goals for safety, quality and net income for performance under the Annual Incentive Plan and cumulative earnings-before-interest-taxes-depreciation-and-amortization, or “EBITDA,” for performance under the Long-Term Plan.  Mr. Zizzo’s recommendation with respect to such goals takes into consideration the Company’s performance against the goals of the prior performance cycle, consultation with Mr. Wainscott and other management personnel concerning the anticipated performance of the Company in the next performance cycle with respect to those goals, and an evaluation of what would be a realistic, but appropriately demanding, performance level for each specific goal.  Mr. Zizzo further evaluates and makes recommendations to the Committee with respect to the design and implementation of the various incentive plans, retirement plans, and other ongoing compensation-related arrangements and benefits for the Executive Officers.

Committee Conclusion and Action with respect to 2009 Compensation Packages

After following its stated compensation process, and discussing the factors set forth above, the Committee concluded at its January 2009 meeting that the 2009 compensation packages under consideration for each of the Company’s Executive Officers, including the NEOs, were consistent with the Company’s compensation philosophy and were reasonable, competitive and appropriate, both individually and taken as a whole.  The Committee’s conclusion with respect to these compensation packages, though based in part on subjective factors and reference to each individual’s compensation package in recent prior years, was primarily founded upon the Committee’s recognition of the high level of performance by each Executive Officer, including each NEO, and the Committee’s confidence that the compensation packages provide proper incentive for these Executive Officers to remain employed by the Company and to continue to focus on serving the best interests of the Company and its stockholders in the coming years.  The Committee further concluded that these packages reflected current conditions at the Company and in the industry, and would provide adequate and appropriate incentives to the Executive Officers to stay with the Company and to work diligently and effectively to improve its performance, not only in 2009 but for a longer term.

The Committee therefore approved the compensation packages for 2009 that are reflected in the Summary Compensation Table beginning on page 53 of this Proxy Statement.  The Committee then reported its action to the Board and recommended that the Board ratify the compensation packages approved by the Committee.  After consideration and discussion by the Board as a whole, the Board ratified those packages at its January 2009 meeting.

Executive Compensation Program Elements

The key elements of the Company’s executive compensation program for its NEOs are:

•	base salary;

•	annual performance-based awards under the Company’s Annual Incentive Plan;

•	long-term performance-based awards under the Company’s Long-Term Plan;

•	awards of stock options, restricted stock and performance-based equities under the Company’s Stock Incentive Plan (the “Stock Plan or “SIP”); and

•	certain employee benefits, perquisites and post-employment benefits.

Each of these elements is addressed separately below.

Base Salary

The salary level for an NEO is assigned initially based upon experience, expertise, job responsibilities and competitive data, including a review of the salary levels for comparable positions at other similarly-situated major corporations as disclosed in competitive data presented by Mr. Johnston.  As noted above, the individual performance of each NEO other than Mr. Wainscott is reviewed by the Committee with Mr. Wainscott.  Mr. Wainscott’s individual performance is reviewed by the Committee based upon a written evaluation by the Board of Mr. Wainscott’s performance against various goals and objectives.  The Committee also reviews the base salary levels of the NEOs for internal consistency and equity relative to each other.  The principal factors in determining whether to increase, maintain, or decrease an annual base salary for an NEO are individual performance, Company performance, changes in job responsibility, and competitive market compensation data and trends.  The Committee does not rely on any specific formula, nor does it assign specific weights to the various factors used in determining base salaries.  Strong individual performance and strong Company performance would generally result in above-market increases.  Below-market increases, no increases or, potentially, decreases would generally occur in years when both individual performance and Company performance are below expectations.

In 2009, after considering all of the above factors, the Committee determined to reduce the base salaries of all of the NEOs (as well as the other Executive Officers).  The overriding factor leading to that decision was the forecasted loss for the Company in 2009.  Based upon that anticipated Company performance, the Committee determined to reduce the 2009 base salaries of all of the Executive Officers by 5% for an indefinite period compared to their base salaries in 2008.  That 5% reduction was reinstated effective October 1, 2009 after the Company financial performance had steadily improved each quarter and the Company once again became profitable on a quarterly basis. The reinstatement simply took the Executive Officers back to the base salaries assigned to them in 2008; it did not provide for any increase for 2009.

Annual Incentive Awards

The Company provides annual cash performance awards to its employees, including its NEOs, pursuant to its Annual Incentive Plan. This component of an NEO’s compensation is intended to motivate the NEO to focus on both financial and non-financial annual performance-based goals that directly impact stockholders. Under the terms of the Annual Incentive Plan, a participant can earn a performance award based upon the annual performance of the Company against goals established for three different performance factors: safety, quality and net income. The Committee assigns an annual threshold goal and target goal for each of these performance factors at the start of the year. The Committee also assigns an annual goal for the net income factor which, if achieved, would result in payment of the maximum performance award under the Annual Incentive Plan. No performance awards are paid under the Annual Incentive Plan for performance below the threshold goal absent exceptional circumstances and action by the Committee.

Since 2008, a performance award at the target level may be paid under the Annual Incentive Plan to the CEO in an amount equal to 110% of base salary and a performance award at the maximum level may be paid in an amount equal to 220% of base salary.  For the other NEOs, and depending upon the NEO’s position, a performance award at the target level may be paid in an amount equal to either 60% or 65% of base salary and a performance award at the maximum level may be paid in an amount equal to either 120% or 130% of base salary.  Performance awards between the threshold and the target level are determined by a straight-line interpolation between those two levels, starting from a base of zero at the threshold level.  By way of example, assuming that a potential award at the target level for a particular performance factor was $10,000, then annual performance by the Company at halfway between the threshold and target goals would result in payment of a performance award with respect to that particular factor in the amount of $5,000.  Similarly, performance at three quarters of the way between the threshold and target goals would result in payment of a performance award with respect to that particular factor in the amount of $7,500.

Under the terms of the Annual Incentive Plan, the Committee weights each performance factor as a percentage of the whole. For 2009, the Committee approved the weighting of the three performance factors at 20% for safety, 20% for quality and 60% for financial performance for purposes of determining the portion of a performance award paid up to the target level. Payment of a performance award, if any, beyond the target level is based solely upon financial performance. Since payment beyond the target level is predicated solely on financial performance, this has the effect of reducing the percentage of the whole award attributable to safety and quality. For example, if a performance award is earned at the maximum level, the relative weightings would be 10% for safety, 10% for quality and 80% for financial performance. With respect to the safety performance factor, the metric selected by the Committee to measure performance was the number of OSHA recordable cases. That metric was selected because there is no higher priority at the Company than the safety of its employees and it is a standard metric reported to a federal government agency. It also is commonly used in the industry as a measure of safety performance. At its March 2009 meeting, the Committee established a 2009 target level goal for the safety component of the Annual Incentive Plan of no more than 25 OSHA recordable injuries company-wide.  For all of 2009, the Company had a total of 15 recordable injuries, its best-ever performance.  In 2009, the Company thus exceeded the target level performance goal for safety under the Annual Incentive Plan.

With respect to the quality performance factor, the Committee selected three metrics: internal rejections, internal retreats and external customer claims. Those metrics were selected because they also are commonly used in the industry to measure quality performance. In addition, there is a direct relationship between the Company’s performance with respect to each of those metrics and the Company’s costs attributable to quality. At its March 2009 meeting, the Committee established a 2009 target level goal of no more than 0.59 for the internal rejection rate (i.e., the percentage of tons produced which were rejected), 0.85 for the internal retreat rate (i.e., the percentage of tons produced which were retreated internally), and 0.25 for the customer claim rate (i.e., the percentage of sales for which we paid customer claims). For all of 2009, the Company had a rejection rate of 0.56, a retreat rate of 0.78 and a customer claims rate of 0.19. In 2009, the Company thus performed at better than the target level performance goals with respect to each of the three quality metrics used to measure its performance under the Annual Incentive Plan.

The 2009 target goals established by the Committee for safety and quality were intended and expected to reflect industry-leading performance. The threshold goals were set at 125% of the target goal (in these instances, due to the nature of the metrics, a higher number reflects less successful performance).

With respect to the financial performance factor, the Annual Incentive Plan establishes net income (excluding special, unusual and extraordinary items) as the performance metric and that was the performance metric used for 2009. The net income threshold goal typically is set at a level which would represent a minimum acceptable performance by the Company. The target goal typically is set at a level which would represent performance which is more demanding, but still reasonably attainable. The maximum goal is set at a level which would represent extraordinary performance.  More specifically, at its March 2009 meeting, the Committee established the 2009 net income goals at zero to reach the threshold for any incentive payment, at $50 million for payment at the target level, and at $100 million for payment at the maximum level.  For all of 2009, the Company experienced a net loss of $74.6 million.  In 2009, the Company thus did not achieve the threshold necessary for a payment of the financial component under the Annual Incentive Plan.

Under the terms of the Annual Incentive Plan, the Company must achieve the threshold level set for financial performance in order for there to be any payout under the quality component of the Plan.  While in general the Committee believes that no payout should be made under the Annual Incentive Plan if the Company does not perform financially at least at the threshold level, an exception is made with respect to safety.  The safety component of the Annual Incentive Plan may be paid out regardless of whether the threshold level for financial performance is achieved.  The reason for this distinction is the extraordinary importance placed by the Company on the safety of its employees.  Thus, on January 21, 2010, the Company’s Board of Directors, upon the recommendation of the Committee, approved the payment of performance awards for the 2009 performance period under the Annual Incentive Plan, including performance awards to the Company’s NEOs, at 20% of the target level, consisting solely of the safety component of Annual Incentive Plan.

The amounts of the Annual Incentive Plan performance awards to the NEOs for 2009 are included in the Summary Compensation Table beginning on page 53 of this Proxy Statement.

Long-Term Incentive Awards

The Company also provides cash performance awards to its employees, including its NEOs, pursuant to its Long-Term Plan.  The fundamental purposes of the Company’s Long-Term Plan are to:

•	align the interests of management more closely with the interests of the stockholders;

•	assist the Company in recruiting, retaining and motivating a highly talented group of managers who will successfully manage the Company in a way which benefits all of its stakeholders;

•	link a portion of management’s compensation to the performance of the Company; and

•	increase the focus of management on the Company’s long-term performance by establishing performance goals that support long-term strategies.

Under the terms of the Long-Term Plan, a participant can earn a performance award based upon the three-year performance of the Company against a goal established by the Committee at the start of that three-year period.  Since 2005, the Committee has used cumulative EBITDA as the performance metric for the Long-Term Plan (excluding special, unusual and extraordinary items).  The Committee selected this metric because the Committee believes it creates value and provides a strong incentive for management to achieve the Company’s objective of sustainable profitability.  Accordingly, the Committee believes the use of this metric will more closely align the interests of management with the interests of the Company’s stockholders over the long term.

Pursuant to the terms of the Long-Term Plan, the Committee establishes cumulative EBITDA Threshold, Target and Maximum payout goals at the start of each three-year performance period.  In determining the Long-Term Plan goals, the Committee attempts to establish a target goal which will be challenging to achieve and that is not likely to be satisfied with respect to every three-year performance period.  As with respect to the Annual Incentive Plan goals, the threshold goal would be set at a level which would represent a minimum acceptable performance by the Company and the maximum goal would be set at a level which represents extraordinary performance.  The threshold must be met before any payout is made.

Since 2008, a performance award at the target level may be paid under the Long-Term Plan to the CEO in an amount equal to 110% of base salary and a performance award at the maximum level may be paid in an amount equal to 220% of base salary. For the other NEOs, and depending upon the NEO’s position, a performance award at the target level may be paid in an amount equal to either 60% or 65% of base salary and a performance award at the maximum level may be paid in an amount equal to either 120% or 130% of base salary.  There is a linear progression of the payout for achievement of cumulative EBITDA between the Threshold, Target and Maximum payout goals.  All payouts, if any are earned, are paid in cash.  For the three-year period ending in 2009 (i.e., 2007 to 2009), the Committee established at its January 2007 meeting cumulative EBITDA goals of $1.0 billion as the threshold to reach for any incentive payment, $1.4 billion for payment at the target level, and $1.8 billion for payment at the maximum level.  For the three-year period ending in 2009, the Company had actual cumulative EBITDA in accordance with the plan of $1.94 billion, its second highest three-year cumulative EBITDA.  This total consists of EBITDA earned in 2007 of $864 million, in 2008 of $934 million and in 2009 of $139 million.  The participants in the Long-Term Plan eligible for an incentive award with respect to that three-year period thus earned an award at the maximum level available under the Long-Term Plan.  The amounts of such performance awards to the NEOs are included in the Summary Compensation Table beginning on page 53 of this Proxy Statement.

Equity Awards

Another key component of an NEO’s annual compensation package is the grant of equity awards under the Company’s Stock Plan.  Such grants may be in the form of stock option awards, restricted stock awards and/or performance-based equity awards in the form of performance shares.

A principal purpose of equity grants under the Company’s Stock Plan is to enhance the commonality of interests between management and the Company’s stockholders by linking executive compensation to the Company’s performance and to appreciation in the market price of the Company’s common stock. Equity grants also are intended to encourage executives to remain in the employ of the Company, as discussed below.

Stock option awards

Stock options serve the purposes of the Stock Plan because they generally have a value for an Executive Officer only if the officer remains in the Company’s employment for the period required for the option to become exercisable, and then only if the market price of the Company’s stock increases above its price on the date the option was granted.  This provides an incentive for the officer to remain employed by the Company and to take actions which, over time, are intended to enhance the value of the Company’s stock.  In 2009, the Board, upon the recommendation of the Committee, amended the Company’s Stock Plan to provide for immediate vesting of unvested stock options upon a participant’s disability. Previously, such options vested over the normal course of the three-year vesting schedule upon disability.  The rationale for this amendment was to treat the events of death and disability with respect to stock options consistently under the Stock Plan.

The Company grants options only to key management employees, including the NEOs.  The Committee typically determines and approves equity awards, including stock options, each year at its regularly-scheduled January meeting. For each NEO, this is part of the determination of the NEO’s overall compensation package for that year. All options granted to employees under the Stock Plan, including the NEOs, vest in three equal installments on the first, second and third anniversary of the grant date.  Each option must be exercised within a ten-year period of its grant date.  The Company has not had, and does not have, a policy or a practice of reloading options granted to its NEOs which have expired, been exercised or are “under water.”

Under the terms of the Stock Plan, the exercise price for a share of the Company’s common stock underlying an option may not be less than the fair market value of the Company’s stock on the date on which such option was granted. It has been the uniform practice of the Committee to establish an option exercise price equal to the fair market value of the underlying common stock. Under the terms of the Stock Plan, that fair market value is the average of the highest and lowest sales price for the Company’s common stock on the grant date (or if there were no sales of the Company’s common stock on the grant date, then the weighted average of the mean between the highest and lowest sales price for the Company’s common stock on the nearest preceding trading day during which there were sales of such stock). It is both the policy and practice of the Committee to only grant options to its employees, including its NEOs, as of the date of the meeting at which the grants were made. As noted above, this typically occurs at the regularly-scheduled January Committee meeting. Generally, the Committee only grants options at a meeting other than the January meeting in a situation in which an employee is being promoted (e.g., to a new or higher key management position) or is first hired.  Under those circumstances, the grant may occur at a meeting other than the regularly-scheduled January Committee meeting, but the grant date for the options still would be the date of the meeting at which the grant was approved. The exercise price for such options also still would be the fair market value of the Company’s common stock determined as described above under the terms of the Stock Plan. The Company has not had, and does not have, a policy or practice of backdating stock options. Neither the selection of Committee meeting dates nor option grant dates is timed in any way to try to maximize gain or manipulate the price of an option. Management does not have a role in determining the timing of option grants.

Restricted stock awards

The Committee typically determines and approves restricted stock grants each year at its regularly-scheduled January meeting. As in the case of options noted above, the exception to this standard award schedule would involve grants of restricted stock to someone promoted or hired during the year.  Restricted stock historically has had a value for an NEO only if the NEO remains in the Company’s employment for the period required for the stock to vest, thus providing an incentive for the NEO to remain in the Company’s employment. In 2009, however, the Board, upon the recommendation of the Committee, amended the Company’s SIP effective January 1, 2010 to provide for the continued vesting of restricted stock upon a participant’s retirement over the normal course of its original vesting schedule. Previously, the Committee had the discretion to waive all restrictions remaining in respect to a retiring participant’s restricted stock, but if such discretion was not exercised, the stock was forfeited upon the participant’s retirement. As described more fully above, the definition of retirement also was changed. Restrictions on grants of common stock to the Company’s employees made during 2009 will lapse with respect to one-third of the shares on the first anniversary of the date of the award, and with respect to an additional one-third of the shares on each of the second and third anniversaries of the date of the award.

Performance share awards

Performance share grants also are an important element of an NEO’s annual compensation package because they closely align the interests of the NEOs and the Company’s stockholders by directly linking how many shares, if any, ultimately are earned by an NEO to the performance of the Company over a three-year performance period (the “Performance Period”). Each grant of a performance share award is expressed as a target number of shares of the Company’s common stock. The number of shares of common stock, if any, actually earned by and issued to the NEO under a performance share award will be based upon the performance of the Company over the Performance Period. By way of example, the Performance Period applicable to the performance share awards granted in January 2007 started on January 1, 2007 and ended on December 31, 2009.  Depending upon the Company’s performance with reference to the performance categories described below, an NEO ultimately may earn from 0% to 150% of the target number of shares granted. The performance categories used to determine how many performance shares ultimately will be earned and issued are:

•
the Company’s total stockholder return (“Total Stockholder Return”), defined as price appreciation plus reinvested dividends, if any, during the Performance Period relative to the total stockholder return during that same period of the companies in the Standard & Poor’s 400 Midcap Index, and

•
the compounded annual growth rate (the “Growth Rate”) of the price of the Company’s common stock over the Performance Period, using as the base the average closing price of the Company’s common stock for the last 20 trading days during the month of December.

One-half of the total target number of shares awarded may be earned based on the relative total stockholder return performance and the other half may be earned based on the Growth Rate performance.  For each performance category, levels have been established to provide Threshold, Target and Maximum payouts as follows:

Payout (stated as a % of Category’s target shares):	Total Stockholder Return:	Stock Price Growth Rate:
Threshold (50%)	25th percentile	5.0%
Target (100%)	Median	7.5%
Maximum (150%)	75th percentile	10.0%

If the threshold performance level is not achieved in a performance category as of the end of the Performance Period, then none of the target shares related to that category will be earned or issued.  If at least the threshold is achieved in a performance category, then shares will be earned and issued in an amount equal to the number of the award’s target shares related to that category, multiplied by a percentage determined by a straight-line interpolation between the actual level of the Company’s performance and the above-stated payout percentages.

2009 Equity Grants to NEOs

As in past, the Committee engaged Mr. Johnston to provide assistance in determining appropriate equity awards to the Executive Officers, including the NEOs, for 2009.  Mr. Johnston developed and provided to the Committee competitive compensation data based upon publicly available information from the Company’s peer group, as well as general industry surveys for similarly-sized companies.  In making its equity grants for 2009, the Committee relied upon and considered this data as a factor in its determination, but it did not utilize a particular compensation percentile as a benchmark for purposes of determining the equity grants.  Rather, it used this competitive data to help the Committee assess the reasonableness of the grant awards under consideration by the Committee for an Executive Officer.  In 2009, however, an overriding consideration was the then-recent significant downturn in the economy and the anticipated impact that would have on the Company’s financial performance in 2009.  Principally because the Company was then forecasting a net loss for 2009, the Committee determined to reduce the value of the equity awards to all of the NEOs (as well as to the other Executive Officers) relative to the grants they received in 2008.  More specifically, the Committee reduced the value of the equity awards to the Executive Officers by approximately 14% compared to the value of the equity awards granted in 2008.  The Committee believed that was an appropriate adjustment which reflected the significant financial and business challenges facing the Company in 2009.

While there is no express policy with respect to the allocation of each type of equity award, the total fair value at the grant date of the 2009 equity grants to the NEOs was allocated approximately as follows: 13% stock options, 35% restricted stock, and 52% performance shares at target.  The specific grants of stock options, restricted stock and performance shares made during 2009 to each of the NEOs are set forth in the Grants of Plan-Based Award Table beginning on page 56 of this Proxy Statement.

Post-termination benefits

Severance and Change-in-Control Agreements

The Company has entered into severance agreements and change-in-control agreements with each of the NEOs that provide post-termination benefits.  The current forms of these agreements were attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 20, 2004.  For each of the NEOs, the agreements were effective as of July 26, 2004, had an initial five-year term, and renew automatically on a year-to-year basis thereafter unless written notice of non-renewal is given by either party at least 90 days prior to the expiration of the term.  These forms were recommended by the Committee and approved by the Board in 2004 after the Committee undertook an evaluation of its then-existing Executive Officer severance agreements and concluded, with the assistance of competitive data provided by Mr. Johnston, that (1) the benefits provided under those agreements were in excess of what was then competitive and appropriate, and (2) the form of the agreement should be separated into two different agreements: one to address severance benefits in the event of involuntary termination without cause unrelated to any change-in-control of the Company, and one to address severance benefits in the event of termination after a change-in-control of the Company.  The level of benefits provided under each form of agreement was reduced from the corresponding benefit levels provided in the previous severance agreements.  In addition, in both forms of the new agreement the definition of “cause” for purposes of termination was revised to make it broader and more clearly consistent with contemporary good governance principles.  After consulting with Mr. Johnston, and considering the competitive data he provided, the Committee concluded that these agreements in their revised form provide an appropriate and competitive level of post-termination benefits and promote the interests of the Company, its NEOs, and the Company’s stakeholders.

The severance agreements promote the interests of the Company and its stakeholders by, among other things:

•	securing a release of claims from the terminated NEO and thereby avoiding the risk and financial exposure of employment litigation;

•	ensuring that for one year after termination of employment the NEO will not compete against the Company;

•
ensuring that for one year after termination of employment the NEO will not solicit any employee of the Company for employment by any entity which is engaged in melting, hot rolling, cold rolling or coating of carbon, electrical or stainless steel;

•	ensuring that after termination of employment the NEO will not disparage the Company;

•
ensuring that for one-year after termination of employment the NEO will cooperate with respect to various Company matters in which the NEO was personally involved prior to the NEO’s employment termination; and

•	securing an agreement by the NEO to arbitrate all legally arbitrable claims arising not only from the severance agreement, but also from the NEO’s employment relationship with the Company.

The change-in-control agreements promote the interests of the Company and its stakeholders by, among other things:

•	obtaining the same covenants and commitments as described above with respect to severance agreements; and

•
mitigating an NEO’s concerns about personal job security and financial well-being in the event of a change-in-control, thereby eliminating consequences which might prevent the NEO from providing objective advice and information to the Board and stockholders with respect to a proposed change-in-control, and helping to ensure that the management team stays intact before and during a proposed change-in-control transaction.

As it does each year, in 2009 the Committee reviewed the form and terms of the Company’s severance and change-in-control agreements to evaluate whether they continued to promote the interests of the Company as noted above and were appropriate and competitive under the then-existing circumstances.  The Committee concluded that the agreements continue to meet that standard and should remain in effect.

Severance Agreements Terms Overview

Under the terms of the existing form of severance agreement with the Company’s NEOs, an NEO who voluntarily terminates employment or whose employment is terminated involuntarily for cause would not receive any severance benefits associated with such termination.  An NEO who is terminated involuntarily without cause would receive at a minimum a lump sum payment equal to the NEO’s base salary for a period of six months.  In addition, if the NEO executes an agreement releasing the Company from any liability for claims relating to the NEO’s employment with the Company, the NEO also is entitled to receive:

•	an additional lump sum severance payment (ranging from 12 to 18 months of base salary);

•	a lump sum payment based upon the NEO’s assigned target amount under the Company’s Annual Incentive Plan; and

•	continuing coverage under the Company’s benefit plans, including life, health and other insurance benefits, for a specified period of time (ranging from eighteen months to two years).

With respect to the second bullet point above, in 2009 the Severance Agreement entered into with each of the Company’s Executive Officers was amended with respect to the payment of lump sums related to the Company’s Annual Incentive Plan.  The amendment addresses the benefits received by the executive officer when that officer is involuntarily terminated without cause under circumstances not involving a change in control of the Company.  More specifically, the amendment (i) reduces the amount of a lump sum payment the executive officer may receive, and (ii) adds a potential pro-rata Annual Incentive Plan incentive payment for the year of termination, based upon when during the year such termination occurs.  The particular lump sum payment affected by the amendment is calculated with reference to Annual Incentive Plan target goals and the amount of the reduction is equal to one half of the executive officer’s Annual Incentive Plan award payable at target.  Both payments are contingent upon the execution of a release of all claims in favor of the Company.  This amendment was not made for the purpose of changing the total severance benefits paid to an executive officer.  Rather, it was made to eliminate a potential issue concerning compliance with Section 162(m) of the Internal Revenue Code.  The total severance benefits paid to an executive officer could be more or less after this amendment, depending upon the circumstances at the time of termination.

Change-in-Control Agreements Terms Overview

An NEO typically is entitled to severance payments and other benefits under the NEO’s change-in-control agreement if, within 24 months following a change-in-control of the Company, the NEO’s employment with the Company is involuntarily terminated without cause or the NEO voluntarily terminates employment with the Company for “good reason.”  Under one version of the termination section, however, the Committee believed it would be in the best interests of both the Company and the individuals for two of the NEOs to be entitled to benefits upon voluntary termination for any reason within six months after a change-in-control.

There also are different versions of the change-in-control agreement with respect to the level of benefit payments made in the event of a change-in-control.  Generally, the highest level of benefits is provided for Mr. Wainscott.  For each NEO, the base severance benefit is a lump sum payment equal to the NEO’s base salary for a period of six months.  In addition, if the NEO executes an agreement releasing the Company from any liability for claims relating to employment with the Company, the NEO would be entitled to receive:

•	an additional lump sum severance payment (ranging between 18 and 30 months of base salary);

•
a lump sum payment based upon the NEO’s awards under the Company’s Annual Incentive Plan (equal to two and one-half to three times the greatest of (1) the NEO’s assigned Annual Incentive Plan target amount for the calendar year in which the termination occurs, (2) the actual Annual Incentive Plan payout for the calendar year immediately preceding the calendar year in which the termination occurs, or (3) the average of the Annual Incentive Plan payouts for the three calendar years immediately preceding the calendar year of termination, reduced in each instance by any amount otherwise paid or payable under the Annual Incentive Plan with respect to the preceding calendar year, plus a prorated Annual Incentive Plan payout at the maximum level for the portion of the then-current calendar year prior to date of termination);

•	a pro-rated Long-Term Plan payment at the target level for all incomplete performance periods as of the date of termination;

•	continuing coverage under the Company’s benefit plans, including life, health and other insurance benefits, for a specified period (ranging from 24 to 36 months);

•	additional service credits toward retiree medical coverage (ranging from two to three years);

•	the immediate vesting of all restricted stock awards to the NEO under the Company’s Stock Plan and the lapse of all restrictions on such awards;

•	the right, for a period of three years, to exercise all stock options awarded to the NEO under the Stock Plan; and

•
if any portion of the required payments to the NEO becomes subject to the federal excise tax on “parachute payments,” a “gross-up” payment so that the net amount retained by the NEO after deduction of the excise tax and any applicable taxes on the “gross-up” payment is not reduced as a consequence of such excise tax.

With respect to the last bullet point addressing “gross up” payments for taxes, in 2009 the Board determined that all new Executive Officer Change-in-Control Agreements entered into between the Company and Executive Officers in the future will not include “gross-up” payments to reimburse such officers for individual excise or income taxes incurred with respect to benefits triggered by a change in control of the Company.  The rationale for this change, including the prospective nature of the change, was to reflect best practices with respect to the subject of gross up payments in the context of change of control agreements, while still respecting the Company’s contractual and other commitments to its existing Executive Officers.

Specific Payments and Benefits under Agreements

The specific circumstances that would trigger the payments and other benefits under the severance agreements, the estimated payments and benefits that would be provided in each covered circumstance for each NEO, how the payments and benefits are determined under such circumstances and all material conditions and obligations applicable to the receipt of the payments and benefits are set forth in the Potential Payments Upon Termination or Change-in-Control discussion beginning on page 63 of this Proxy Statement.

Pension and other retirement benefits

Non-Contributory Pension Plan

The Company’s full-time, non-represented salaried employees, including its NEOs, are eligible for retirement benefits under a qualified benefit plan known as the Non-Contributory Pension Plan.  Retirement benefits are calculated under the Non-Contributory Pension Plan using one of two formulas: (1) a cash balance formula, or (2) a final average pay formula.  Eligibility for coverage under a particular formula is typically determined by the date on which a participant commenced employment with the Company.  Participants generally are vested under the Non-Contributory Pension Plan after five years of service regardless of which formula is used to calculate benefits.  The compensation taken into account in determining benefits under either formula is subject to the compensation limits imposed by the Internal Revenue Code.  A description of the terms of the Non-Contributory Pension Plan, including the formulas used to calculate a participant’s retirement benefits, is set forth in this Proxy Statement at pages 60 and 61.  The number of years of credited service and the present value of accumulated benefits for each of the NEOs under the Non-Contributory Pension Plan are set forth in the Pension Benefit Table for Fiscal Year 2009 beginning on page 60 of this Proxy Statement.  Effective January 31, 2009, no new participants were allowed to enter the Non-Contributory Pension Plan and all benefit accruals under the plan for existing participants were frozen.  For existing participants, however, all years of service, including service after January 31, 2009, will continue to count toward vesting and retirement benefit eligibility.

Executive Minimum and Supplemental Retirement Plan

In addition, the Company’s officers, including its NEOs, are eligible to participate in an unfunded nonqualified deferred compensation plan called the Executive Minimum and Supplemental Retirement Plan, also known as a supplemental executive retirement plan, or “SERP.”  Each of the NEOs is a participant in the Company’s SERP.  The Company’s SERP provides (1) a “make up” of qualified plan benefits that were denied as a result of limitations imposed by the Internal Revenue Code, and (2) supplemental benefits to vested participants.  As part of its annual review of retirement benefits provided to Executive Officers, including the NEOs, the Committee has determined that the retirement benefit provided by the SERP continues to be a key element of a competitive compensation package and, therefore, important to recruiting and retaining key management members.

Prior to October 18, 2007, vesting occurred when a participant completed a minimum of ten years of creditable service with the Company, including at least five years of service as an officer.  On October 18, 2007, however, the Board of Directors of the Company, upon the recommendation of the Committee, approved amendments to various Company-sponsored non-qualified deferred compensation plans and agreements, including the SERP.  The principal reason for the changes to these plans was to achieve compliance with Section 409A (“Section 409A”) of the Internal Revenue Code.  In addition to the changes made for Section 409A compliance reasons, the Board also amended the SERP to change from the ten-year “cliff vesting” described above to a form of “graded vesting.”  Under graded vesting, a participant will vest in 50% of his or her accrued benefit after a minimum requirement of five years of service as an officer of the Company and as a participant in the SERP, and in an additional 10% of such benefit for each year of service as an employee of the Company in addition to such five years, up to 100% vesting after ten years of total service.  As was the case prior to October 18, 2007, vesting also would occur upon the effective date of a Change of Control (as defined in the SERP).

Also, prior to October 18, 2007, the basic form of payment of a participant’s benefit under the SERP was a single life annuity payment in equal monthly installments commencing on the later of the first day of the month following the participant’s 60th birthday or his or her employment termination date.  The SERP also provided the Committee, however, with the discretion to change the form of payment. Such discretion was not permissible under Section 409A.  In order to comply with Section 409A, on October 18, 2007 the Board, upon the recommendation of the Committee, amended the SERP to provide that the sole form of payment is a lump sum payment to be made within 30 days after the later of attainment of age 55 or termination of employment, subject to a six-month delay for specified employees, including the NEOs.  A participant whose employment with the Company terminates after his or her benefit has vested, but before the participant reaches the age of 60, is entitled to an early retirement benefit, reduced to its actuarial equivalent based on the participant’s age.

Benefits paid under the SERP are subject to an offset for any benefit received under the Company’s qualified defined benefit plan, as well as the actuarial equivalent of certain Company-provided vested benefits accumulated under the AK Steel Corporation Thrift Plan A.  A participant’s benefit under the SERP, prior to giving effect to such offset, is equal to the greater of: (1) 50% of his or her average covered compensation (base salary and bonus under the Annual Incentive Plan) during the employee’s highest consecutive three-year period of eligible earnings over the participant’s last ten years of consecutive service, or (2) the participant’s benefit under the applicable qualified plan in which he or she participates without regard to the limitations imposed by the Internal Revenue Code.  The present value of accumulated benefits for each of the NEOs under the SERP is set forth in the Pension Benefits Table for Fiscal Year 2009 beginning on page 60 of this Proxy Statement.

In 2009, the Company’s SERP was amended to treat the events of death and disability consistently.  More specifically, the SERP was amended to provide that, upon a participant’s disability, the benefits under the SERP will be paid within 30 days of such disability, regardless of the participant’s age.  Prior to the amendment, such benefits would not be paid until the participant reaches the age of 55 in the event of disability, but would be paid within 30 days in the event of death, regardless of age.  The SERP also was amended to provide for an offset in the calculation of the benefits paid under the SERP equal in amount to benefits attributable to certain non-elective contributions by the Company to a participant’s account in a tax-qualified defined contribution plan sponsored by the Company.

Thrift Plan and Supplemental Thrift Plan

The Thrift Plan is a qualified retirement plan under Section 401(k) of the Internal Revenue Code.  It provides for Company matching contributions with respect to employee contributions up to 5% of base salary, a portion of which is guaranteed and a portion of which is dependent upon the Company’s net income. It further provides for additional supplemental contributions by the Company if the Company’s net income exceeds $150 million.  At the same time that the Company locked and froze its Non-Contributory Pension Plan (see discussion above), it amended its Thrift Plan to add an automatic contribution by the Company to a participant’s account in the Thrift Plan.  Effective January 31, 2009, the Thrift Plan provides for the Company to make a contribution to the account of each participant in the Thrift Plan equal to 3% of the participant’s base salary, whether or not the participant makes an elective contribution to the Thrift Plan.  This 3% contribution is in addition to the matching contributions described above with respect to the participant’s elective contributions.  All such contributions are subject to the compensation limits imposed by the Internal Revenue Code.  The Supplemental Thrift Plan is an unfunded nonqualified retirement plan.  It provides for Company matching contributions with respect to base salary that may not be taken into account under the Thrift Plan due to limits on earnings imposed by the Internal Revenue Code.  The Supplemental Thrift Plan thus provides a vehicle to maximize Company matching contributions that otherwise would not be eligible for the Thrift Plan due to the Internal Revenue Code’s compensation limits.  The Committee has determined that, like the SERP, the Supplemental Thrift Plan provides a retirement benefit that is a key competitive element of the overall compensation package and, therefore, important to recruiting and retaining key management members.  Any member of management of the Company, including the NEOs, is eligible for participation under the Thrift Plan, but participants in the Supplemental Thrift Plan must be selected by the Committee.  For 2009, all of the NEOs were selected to participate in the Supplemental Thrift Plan.  The contributions by the NEOs and the Company under these plans for 2009 are set forth in the Nonqualified Deferred Compensation Table for Fiscal Year 2009 on page 62 of this Proxy Statement.  In 2009, all contributions to these plans were fixed matching contributions up to 2.5% of base salary which were not dependent upon the Company’s net income; there were no performance-based matching contributions because the Company had a net loss for the year.

Executive Deferred Compensation Plan

The Company has an Executive Deferred Compensation Plan (the “Deferred Plan”).  The Deferred Plan is an unfunded nonqualified deferred compensation arrangement.  Participants are always fully vested in their accounts under this plan.  Participants direct the investment of their accounts among available investment options (generally the same investment options available under the Company’s qualified thrift plan) at market rates.  Any elected officer of the Company, including the NEOs, and any member of management may be selected by the Chairman of the Board and approved by the Management Development and Compensation Committee of the Board to participate in the Deferred Plan.  In 2009, Mr. Gant was the only NEO who elected to participate in the Deferred Plan.

Death and Disability Benefits

NEOs are covered by the normal and customary programs generally available to all employees on the same terms and conditions of other similarly situated employees.  No other death and disability benefits are provided to the NEOs.

Perquisites and Other Personal Benefits

Each of the NEOs receives various perquisites and other personal benefits which the Committee has determined, based upon information provided by Mr. Johnson, are customary for executive officers of a company the size and stature of the Company and appropriate to provide a competitive overall compensation package to the Company’s NEOs.  These include reimbursement for tax planning services, financial planning services, mandatory annual physical evaluations, limited personal use of the Company’s airplane by the CEO, and, for certain NEOs, reimbursement for some country club and/or dining club dues not used exclusively for business entertainment purposes.  While the value of these perquisites and other personal benefits is not considered by the Committee to be a material component of the overall compensation package of an NEO, to the extent that their aggregate amount is greater than $10,000 for any NEO, the perquisites and personal benefits provided to that NEO are disclosed in the All Other Compensation column of the Summary Compensation Table beginning on page 53 of this Proxy Statement.

In 2009, the policy pursuant to which the Company’s Chief Executive Officer has limited use of the Company plane for personal purposes was modified effective January 1, 2010 to eliminate the “gross-up” payments made to reimburse him for individual income taxes incurred as a result of such use.  The rationale for this change was to update the Company’s policy with respect to personal use of the Company plane by the Chief Executive Officer to make it consistent with current best practices.

Employee Benefits

Each of the NEOs also participates in various employee benefit plans generally available to all employees on the same terms and conditions as with respect to other similarly situated employees.  These include normal and customary programs for life insurance, health insurance, prescription drug insurance, dental insurance, vision insurance, pre-tax flexible spending accounts, short and long term disability insurance, pension benefits, thrift plan, educational assistance and matching gifts for charitable contributions.  While these benefits are considered to be an important and appropriate employment benefit for all employees of the Company, they are not considered to be a material component of an NEO’s annual compensation program.  Because the NEOs receive these benefits on the same basis as other employees, these benefits are not established or determined by the Committee separately for each NEO as part of the NEO’s annual compensation package.

Policy with Respect to Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally places a $1,000,000 limit on the deductibility for federal income tax purposes of the annual compensation paid to a company’s chief executive officer and each of its other three most highly compensated executive officers (excluding the Chief Financial Officer).  However, “qualified performance-based compensation” is exempt from this deductibility limitation.  Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the stockholders of the paying corporation.  Historically, compensation attributable to the exercise of stock options and performance shares granted under the Stock Plan, as well as incentive awards paid under the Annual Incentive Plan and the Long-Term Plan, have been deemed to be qualified performance-based compensation and thus excluded from the $1,000,000 deductibility limit imposed by Section 162(m).  A revenue ruling (IRS Rev. Rul. 2008-13, dated February 21, 2008) by the Internal Revenue Service (“IRS”) altered the historical definition of qualified performance-based compensation used by the IRS. Under this ruling, compensation paid to an executive is not qualified performance-based compensation for purposes of section 162(m) of the Code, even if the compensation is paid upon the attainment of the performance goal, if the plan agreement or contract provides for payment of compensation to an executive not only upon the attainment of a performance goal, but also in the event of (1) termination without “cause” or for “good reason” or (2) voluntary retirement.  The Committee has reviewed the ruling and, with the assistance of counsel, has concluded that it will not adversely affect the deductibility of the compensation of any of the NEOs.

The Committee considers the anticipated tax treatment to the Company when determining executive compensation and routinely seeks to structure its executive compensation program in a way which preserves the deductibility of compensation payments and benefits.  It should be noted, however, that there are many factors which are considered by the Committee in determining executive compensation and, similarly, there are many factors which may affect the deductibility of executive compensation.  In order to maintain the flexibility to be able to compensate NEOs in a manner designed to promote varying corporate goals, the Committee has not adopted a strict policy that all executive compensation must be deductible under Section 162(m).

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Management Development and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
Mr. Richard A. Abdoo, Chair
Mr. John S. Brinzo
Dr. Bonnie G. Hill
Mr. Robert H. Jenkins
Mr. Ralph S. Michael, III

SUMMARY COMPENSATION TABLE FOR 2009

The table below summarizes the total compensation paid to or earned by each Named Executive Officer (“NEO”) for the fiscal years ended December 31, 2007, 2008 and 2009:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)(5)	All Other Comp- ensation ($)(6)	Total ($)

James L. Wainscott	2009	$1,010,625	$0	$2,663,807	$570,566	$2,532,338	$4,232,352	$205,208	$11,214,896
Chairman of the Board,	2008	$1,050,000	$0	$3,101,220	$663,840	$4,506,810	$4,105,648	$199,582	$13,627,100
President and CEO	2007	$1,000,000	$0	$3,546,000	$656,000	$3,931,000	$3,160,306	$116,486	$12,409,792

Albert E. Ferrara, Jr.	2009	$433,125	$0	$369,979	$79,246	$591,975	$1,067,717	$26,956	$2,568,998
Vice President,	2008	$450,000	$0	$430,725	$92,200	$1,053,540	$1,295,313	$57,651	$3,379,429
Finance and CFO	2007	$430,000	$35,833	$498,657	$92,250	$845,165	$965,078	$47,650	$2,914,633

David C. Horn	2009	$553,430	$0	$495,595	$106,981	$819,446	$1,648,610	$34,547	$3,658,609
Sr. Vice President,	2008	$575,000	$0	$577,349	$124,470	$1,458,372	$1,768,363	$74,278	$4,577,832
General Counsel and	2007	$550,000	$45,833	$664,875	$123,000	$1,081,025	$1,319,705	$64,820	$3,849,258
Secretary

John F. Kaloski	2009	$481,250	$0	$495,595	$106,981	$712,562	$1,376,624	$37,415	$3,210,427
Sr. Vice President,	2008	$500,000	$0	$577,349	$124,470	$1,268,150	$1,553,225	$68,706	$4,091,900
Operations	2007	$480,000	$40,000	$664,875	$123,000	$943,440	$1,162,749	$59,740	$3,473,804

Douglas W. Gant	2009	$385,000	$0	$369,979	$79,246	$526,200	$1,004,040	$30,366	$2,394,831
Vice President, Sales	2008	$400,000	$0	$430,725	$92,200	$936,480	$839,829	$54,757	$2,753,991
and Customer Service	2007	$365,000	$30,417	$498,657	$92,250	$717,407	$719,146	$44,443	$2,467,320
_________________

(1)
The amounts in this column reflect special recognition awards granted to the NEOs in 2007.  Each award consisted of cash in an amount equal to one month of base salary for the recipient.  The awards were made under a special recognition program for all employees pursuant to which the Chief Executive Officer of the Company may reward extraordinary performance in the form of a cash award. Such awards typically are in the amount of one month of base salary.  In 2007, Mr. Wainscott elected to recognize certain officers of the Company whom he believed had most contributed to the record-breaking financial performance of the Company in 2007 and its financial turnaround since the Board acted to change senior management in the fall of 2003.  Because the intended recipients of the special recognition awards included the NEOs (other than Mr. Wainscott himself), Mr. Wainscott requested and received ratification of the Management Development and Compensation Committee before making the awards to those individuals.

(2)
The amounts in this column reflect the aggregate grant date fair value of awards computed in accordance with ASC Topic 718, for awards of both restricted stock and performance stock awards pursuant to the Stock Incentive Plan.  A discussion of the assumptions used to calculate the value of the stock awards reported in this column is located in Note 3 of the Notes to Consolidated Financial Statements on pages 60-63 of our Annual Report on Form 10-K for the year ended December 31, 2009.  The following table sets forth the values for only the performance stock awards, as of their respective grant dates, assuming the performance conditions of such awards are achieved at their maximum potential levels:

	Maximum Award Value
	2009	2008	2007
James L. Wainscott	$2,507,021	$2,676,240	$3,308,400
Albert E. Ferrara, Jr.	$348,200	$371,700	$465,244
David C. Horn	$464,261	$495,600	$620,325
John F. Kaloski	$464,261	$495,600	$620,325
Douglas W. Gant	$348,200	$371,700	$465,244

(3)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of stock options granted pursuant to the Stock Incentive Plan.  A discussion of the assumptions used to calculate the value of the stock options reported in this column is located in Note 3 of the Notes to Consolidated Financial Statements on pages 60-63 of our Annual Report on Form 10-K for the year ended December 31, 2009.

(4)	The amounts shown in this column reflect payments to each NEO under the Company’s Annual Incentive Plan and Long-Term Performance Plan (“Long-Term Plan”).

Payments reported in this column for calendar year 2009:  The following payments made in February 2010 for the 2009 performance period under the Annual Incentive Plan are reported in this column:  Mr. Wainscott, $222,338; Mr. Ferrara, $51,975; Mr. Horn, $71,946; Mr. Kaloski, $62,562 and Mr. Gant, $46,200.  The following payments made in February 2010 for the three-year performance period under the Long-Term Plan ending in 2009 are reported in this column: Mr. Wainscott $2,310,000; Mr. Ferrara, $540,000; Mr. Horn, $747,500; Mr. Kaloski, $650,000; and Mr. Gant, $480,000.

Payments reported in this column for calendar year 2008:  The following payments made in February 2009 for the 2008 performance period under the Annual Incentive Plan are reported in this column:  Mr. Wainscott, $2,196,810; Mr. Ferrara, $513,540; Mr. Horn, $710,872; Mr. Kaloski, $618,150 and Mr. Gant, $456,480.  The following payments made in February 2009 for the three-year performance period under the Long-Term Plan ending in 2008 are reported in this column: Mr. Wainscott $2,310,000; Mr. Ferrara, $540,000; Mr. Horn, $747,500; Mr. Kaloski, $650,000; and Mr. Gant, $480,000.

Payments reported in this column for calendar year 2007:  The following payments made in January 2008 for the 2007 performance period under the Annual Incentive Plan are reported in this column:  Mr. Wainscott, $2,000,000; Mr. Ferrara, $430,000; Mr. Horn, $550,000; Mr. Kaloski, $480,000 and Mr. Gant, $365,000.  The following payments made in February 2008 for the three-year performance period under the Long-Term Plan ending in 2007 are reported in this column: Mr. Wainscott $1,931,000; Mr. Ferrara, $415,165; Mr. Horn, $531,025; Mr. Kaloski, $463,440; and Mr. Gant, $352,407.

(5)
The amounts reported in this column represent the change in pension value for each NEO.  No NEO received preferential or above-market earnings on deferred compensation.  The change in pension value for each NEO principally was the result of three factors.  The first factor is a change in the ordinary course of the qualified earnings of each NEO used to calculate pension values.  The second is a change in the calculation of the interest component as a result of each NEO’s change in age relative to the NEO’s assumed retirement date. The third is the decrease in the discount rates used to present value the pension benefit.  Also, in July 2008 the SERP was amended to provide that the same mortality table used by the Company for its qualified plans also is to be used for the SERP. Another less significant factor which impacts the actuarial increase in pension value is the change in the value of the benefits to which an NEO is entitled under a qualified plan.  See footnotes to Pension Benefits Table, below, for further explanation of the methodology used to calculate the present value of accumulated pension benefits for each NEO.

(6)
The compensation shown in this column includes matching contributions made by the Company to a qualified defined contribution plan and a nonqualified supplemental thrift plan, imputed income on Company-sponsored life insurance, dividends on restricted stock and perquisites.  A summary of the amounts included in this column is provided in the table below.  Perquisites included in this column and provided to the NEOs include:  reimbursement for tax planning services, financial planning services, mandatory annual physical evaluations, use of company-owned tickets to athletic events and, for certain NEOs, reimbursement for some club dues not used exclusively for business entertainment purposes.  In 2008 and 2009, they also included limited personal use of the corporate aircraft for the CEO and his family.  No such personal use occurred in 2007.

Valuation of Personal Use of Corporate Aircraft:  The value of personal aircraft usage included in the number reported in this column is $83,464 and is based upon the incremental cost of the usage to the Company.  It includes fuel costs, trip-related crew travel expenses (such as hotels, meals and ground transportation), in-flight meals, landing and ground handling fees and taxes, trip-related engine maintenance service plan costs, and an allocated portion of plane maintenance costs based upon the average per hour flown.  The number reported in this column also includes tax reimbursement to Mr. Wainscott in the amount of $36,859 related to the personal aircraft usage.  (Effective January 1, 2010, however, the Company ceased reimbursing Mr. Wainscott for taxes he incurred with respect to personal use of the Company plane.)  The calculation does not include fixed costs that would be incurred regardless of whether there is any personal use of the aircraft (e.g., aircraft purchase costs, depreciation, crew salaries and related benefit costs, and insurance costs).

Summary of All Other Compensation:
Name	Year	Company Match to the Qualified Plan	Company Match to the Non Qualified Plan	Imputed Income on Life Insurance	Dividends on Restricted Stock	Perquisites	Total

James L. Wainscott	2009	$6,125	$19,141	$5,382	$41,685	$132,875	$205,208
	2008	$20,700	$73,800	$5,657	$37,617	$61,808	$199,582
	2007	$20,250	$69,750	$5,379	$0	$21,107	$116,486

Albert J. Ferrara, Jr.	2009	$6,125	$4,703	$6,732	$5,910	$3,486	$26,956
	2008	$20,700	$19,800	$6,728	$6,063	$4,360	$57,651
	2007	$20,250	$18,450	$4,174	$0	$4,776	$47,650

David C. Horn	2009	$6,125	$7,711	$5,676	$7,941	$7,094	$34,547
	2008	$20,700	$31,050	$5,673	$7,600	$9,255	$74,278
	2007	$20,250	$29,250	$5,413	$0	$9,907	$64,820

John F. Kaloski	2009	$6,125	$5,906	$4,902	$7.941	$12,541	$37,415
	2008	$20,700	$24,300	$4,899	$7,600	$11,207	$68,706
	2007	$20,250	$22,950	$4,690	$0	$11,850	$59,740

Douglas W. Gant	2009	$6,125	$3,500	$2,070	$5,910	$12,761	$30,366
	2008	$20,700	$15,300	$2,069	$5,437	$11,251	$54,757
	2007	$20,250	$12,600	$1,222	$0	$10,371	$44,443

GRANTS OF PLAN-BASED AWARDS TABLE

The table below summarizes equity and non-equity grants to the NEOs during the fiscal year ended December 31, 2009:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (4)(#)	Options (5)(#)	Awards ($/Sh)(6)	Awards (7)

James L. Wainscott	(1)	$0	$1,097,250	$2,194,500	—	—	—	—	—	—	—
	(2)	$548,625	$1,097,250	$2,194,500	—	—	—	—	—	—	—
	01/21/09	—	—	—	80,820	161,639	242,459	—	—	—	$1,671,347
	01/21/09	—	—	—	—	—	—	107,759	—	—	$992,460
	01/21/09	—	—	—	—	—	—	—	107,654	$9.210	$570,566

Albert E. Ferrara, Jr.	(1)	$0	$256,500	$513,000	—	—	—	—	—	—	—
	(2)	$128,250	$256,500	$513,000	—	—	—	—	—	—	—
	01/21/09	—	—	—	11,225	22,450	33,675	—	—	—	$232,133
	01/21/09	—	—	—	—	—	—	14,967	—	—	$137,846
	01/21/09	—	—	—	—	—	—	—	14,952	$9.210	$79,246

David C. Horn	(1)	$0	$355,056	$710,112	—	—	—	—	—	—	—
	(2)	$177,528	$355,056	$710,112	—	—	—	—	—	—	—
	01/21/09	—	—	—	14,967	29,933	44,900	—	—	—	$309,507
	01/21/09	—	—	—	—	—	—	20,205	—	—	$186,088
	01/21/09	—	—	—	—	—	—	—	20,185	$9.210	$106,981

John F. Kaloski	(1)	$0	$308,750	$617,500	—	—	—	—	—	—	—
	(2)	$154,375	$308,750	$617,500	—	—	—	—	—	—	—
	01/21/09	—	—	—	14,967	29,933	44,900	—	—	—	$309,507
	01/21/09	—	—	—	—	—	—	20,205	—	—	$186,088
	01/21/09	—	—	—	—	—	—	—	20,185	$9.210	$106,981

Douglas W. Gant	(1)	$0	$228,000	$456,000	—	—	—	—	—	—	—
	(2)	$114,000	$228,000	$456,000	—	—	—	—	—	—	—
	01/21/09	—	—	—	11,225	22,450	33,675	—	—	—	$232,133
	01/21/09	—	—	—	—	—	—	14,967	—	—	$137,846
	01/21/09	—	—	—	—	—	—	—	14,952	$9.210	$79,246
_________________

(1)
The amounts reported in this row represent the range of potential awards under the Threshold, Target and Maximum performance objectives established in January 2009 for the 2009 performance period under the Annual Incentive Plan as described in the “Annual Incentive Awards” section of the Compensation Discussion and Analysis.  The estimate is based on the NEO’s base pay on January 1, 2009.  The amounts actually paid to each NEO for 2009 are set forth in the Summary Compensation Table at page 53.

(2)
The amounts reported in this row represent the range of potential awards under the Threshold, Target and Maximum performance objectives established in January 2009 for the 2009-2011 performance period under the Long-Term Plan as described in the “Long-Term Incentive Awards” section of the Compensation Discussion and Analysis.  The estimate is based on the NEO’s base pay on January 1, 2009.  The amounts actually paid to each NEO for the three-year performance period ending in 2009 are set forth in the Summary Compensation Table.

(3)
The amounts reported in this column represent the range of the potential number of performance shares representing a right to receive shares of the Company’s common stock that may be issued to each NEO for the 2009-2011 performance period under the Stock Plan.

Terms applicable to the performance share grants reported in this column are described in the “Equity Awards” section of the Compensation Discussion and Analysis.

(4)
The amounts reported in this column represent the number of shares of restricted stock granted under the Stock Plan to each NEO in 2009.  The restrictions on the transfer of the restricted stock grants reported in this column will lapse over a three-year period as follows: one-third on January 21, 2010, one-third on January 21, 2011 and one-third on January 21, 2012.  Other terms applicable to the restricted stock grants reported in this column are described in the “Equity Awards” section of the Compensation Discussion and Analysis.

(5)
The amounts reported in this column represent the number of nonqualified stock options granted to each NEO under the Stock Plan in 2009.  Each option represents a right to purchase a share of the Company’s common stock at a price established in an option award agreement at the time of the grant. (See discussion of price in footnote 6, below.) The stock options reported in this column vest in three equal installments on January 21, 2010, 2011 and 2012.  Other terms applicable to the stock options granted under the Stock Plan are described in the “Equity Awards” section of the Compensation Discussion and Analysis.

(6)
The exercise price for options granted under the Stock Plan equals the average of the highest and lowest sales price for the Company’s common stock on the grant date (or if there were no sales of the Company’s common stock on the grant date, then the exercise price equals the weighted average of the mean between the highest and lowest sales price for the Company’s common stock on the nearest preceding trading day on which there were sales of the Company’s common stock).

(7)
The full grant date fair value of restricted stock awards is calculated by multiplying the total number of shares granted times the fair market value of those shares.  The fair market value of restricted stock is the average of the highest and lowest sales price of a share of the Company’s common stock on the grant date.  The full grant date fair value of stock options and performance shares are valued by the actuary.  A discussion of the assumptions used to calculate the value of these awards reported in this column is located in Note 3 of the Notes to Consolidated Financial Statements on pages 60-63 of our Annual Report on Form 10-K for the period ending December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The table below provides information as to all outstanding option awards and restricted and performance stock awards held by the NEOs as of December 31, 2009:

Name	Option Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Prices ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

James L. Wainscott							208,426	$4,449,895	335,639	$7,165,893
	01/16/03	30,000	0		$7.895	01/16/13
	01/20/05	40,000	0		$13.700	01/20/15
	01/19/06	80,000	0		$7.885	01/19/16
	01/18/07	53,333	26,667	(1)	$16.755	01/18/17
	01/17/08	12,000	24,000	(2)	$36.585	01/17/18
	01/21/09	0	107,654	(3)	$9.210	01/21/19

Albert E. Ferrara, Jr.							29,550	$630,893	46,825	$999,714
	01/19/06	3,750	0		$7.885	01/19/16
	01/18/07	3,750	3,750	(1)	$16.755	01/18/17
	01/17/08	1,666	3,334	(2)	$36.585	01/17/18
	01/21/09	0	14,952	(3)	$9.210	01/21/19

David C. Horn							39,705	$847,702	62,433	$1,332,945
	01/20/05	10,000	0		$13.700	01/20/15
	01/19/06	10,000	0		$7.885	01/19/16
	01/18/07	10,000	5,000	(1)	$16.755	01/18/17
	01/17/08	2,250	4,500	(2)	$36.585	01/17/18
	01/21/09	0	20,185	(3)	$9.210	0121//19

John F. Kaloski							39,705	$847,702	62,433	$1,332,945
	01/19/06	5,000	0		$7.885	01/19/16
	01/18/07	5,000	5,000	(1)	$16.755	01/18/17
	01/17/08	2,250	4,500	(2)	$36.585	01/17/18
	01/21/09	0	20,185	(3)	$9.210	01/21/19

Douglas W. Gant							29,550	$630,893	46,825	$999,714
	01/20/05	2,500	0		$13.700	01/20/15
	01/19/06	7,500	0		$7.885	01/19/16
	01/18/07	7,500	3,750	(1)	$16.755	01/18/17
	01/17/08	1,666	3,334	(2)	$36.585	01/17/18
	01/21/09	0	14,952	(3)	$9.210	01/21/19
________________

(1)	These options became exercisable on January 18, 2010.

(2)	These options became, or will become, exercisable as follows: one-half on January 17, 2010 and one-half on January 17, 2011.

(3)	These options became, or will become, exercisable as follows: one-third on January 21, 2010, one-third on January 21, 2011 and one-third on January 21, 2012.

(4)	The restricted stock awards that had not vested as of December 31, 2009 have vesting dates as follows:

	Mr. Wainscott	Mr. Ferrara	Mr. Horn	Mr. Kaloski	Mr. Gant

01/17/2010	12,000	1,666	2,250	2,250	1,666
01/18/2010	26,667	3,750	5,000	5,000	3,750
01/19/2010	20,000	2,812	3,750	3,750	2,812
01/20/2010	10,000	1,875	2,500	2,500	1,875
01/21/2010	35,920	4,989	6,735	6,735	4,989
01/17/2011	12,000	1,667	2,250	2,250	1,667
01/19/2011	20,000	2,813	3,750	3,750	2,813
01/21/2011	35,919	4,989	6,735	6,735	4,989
01/21/2012	35,920	4,989	6,735	6,735	4,989
Total:	208,426	29,550	39,705	39,705	29,550

(5)	The dollar value shown in the column is calculated by multiplying the closing market price ($21.35) of the Company’s common stock as of December 31, 2009 by the number shown in the preceding column.

(6)	The numbers in this column reflect target level performance for performance stock awards. The relevant performance period end dates for these performance stock awards are as follows:

	Mr. Wainscott	Mr. Ferrara	Mr. Horn	Mr. Kaloski	Mr. Gant

12/31/2009	120,000	16,875	22,500	22,500	16,875
12/31/2010	54,000	7,500	10,000	10,000	7,500
12/31/2011	161,639	22,450	29,933	29,933	22,450
Total:	335,639	46,825	62,433	62,433	46,825

OPTION EXERCISES AND STOCK VESTED TABLE

The table below provides information as to amounts realized by each NEO for each option exercised and each stock grant which vested during the fiscal year ended December 31, 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

James L. Wainscott	—	$—	160,620	$1,501,970
Albert E. Ferrara, Jr.	—	$—	23,036	$215,496
David C. Horn	—	$—	35,741	$335,180
John F. Kaloski	—	$—	35,741	$335,180
Douglas W. Gant	—	$—	25,536	$239,296
_________________

(1)
Value realized on exercise is calculated by multiplying the number of shares acquired upon exercise by the difference between the average of the high and low sales price for the Company’s common stock and the exercise price on the exercise date.

(2)
Value realized on vesting is calculated by multiplying the number of shares acquired upon vesting of restricted stock and performance shares by the average of the high and low sales price for the Company’s common stock on the vesting date.

PENSION BENEFITS TABLE

The table below provides the benefit plan name, the number of years of creditable service and the present value of accumulated benefits as of December 31, 2009, and the payments, if any, made to the NEO during the last fiscal year:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(3)	Payments During Last Fiscal Year ($)

James L. Wainscott	AK Steel Corporation Non- Contributory Pension Plan (1)	14.75	$76,836	$0

	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(2)	$15,324,349	$0

Albert E. Ferrara, Jr.	AK Steel Corporation Non- Contributory Pension Plan (1)	6.58	$28,617	$0

	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(2)	$4,898,360	$0

David C. Horn	AK Steel Corporation Non- Contributory Pension Plan (1)	9.08	$41,833	$0

	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(2)	$7,797,420	$0

John F. Kaloski	AK Steel Corporation Non- Contributory Pension Plan (1)	7.21	$30,356	$0

	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(2)	$6,055,354	$0

Douglas W. Gant	AK Steel Corporation Non- Contributory Pension Plan (1)	29.41	$1,067,345	$0

	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(2)	$3,010,662	$0
_________________
(1)
The Company’s full-time, non-represented salaried employees, including its NEOs, are eligible for retirement benefits under a qualified benefit plan known as the Non-Contributory Pension Plan (the “NCPP”). Retirement benefits are calculated under the NCPP using one of two formulas: (i) a cash balance formula (the “Cash Balance Formula”) or (ii) a final average pay formula (the “Final Average Pay Formula”). Eligibility for coverage under a particular formula is typically determined by the date on which a participant commenced employment with the Company. Participants generally are vested under the NCPP after five years of service regardless of which formula is used to calculate benefits.  The compensation taken into account in determining benefits under either formula is subject to the compensation limits imposed by the Internal Revenue Code. Benefit accruals under the NCPP were frozen as of January 31, 2009.

Under the Cash Balance Formula, a participant’s account is credited monthly with (i) a service credit based on the participant’s years of service and eligible compensation for that month (service credits cease after January 31, 2009), and (ii) an interest credit based on the participant’s account balance as of the beginning of the year and an interest rate as determined and defined in the Cash Balance Formula.  For purposes of the Cash Balance Formula, eligible compensation generally includes the participant’s base salary and incentive compensation.

NCPP benefits for four of the NEOs (Messrs. Wainscott, Horn, Kaloski and Ferrara) are determined under the Cash Balance Formula.  The estimated annual benefits payment to each of these four NEOs under the Cash Balance Formula upon retirement at age 65 is: $9,980 for Mr. Wainscott, $4,664 for Mr. Horn, $3,198 for Mr. Kaloski and $2,891 for Mr. Ferrara.  These estimates assume that each NEO continues working for the Company until age 65, the Cash Balance Formula reflects service credits through January 31, 2009 and interest credits continue at current rates until age 65.

NCPP benefits for Mr. Gant are determined under the Final Average Pay Formula.  Under the Final Average Pay Formula, a participant’s retirement benefits are calculated on the basis of his or her (i) number of years of credited service and (ii) average annual earnings—which include base pay, annual bonus, long term incentives, and overtime—during the 60 consecutive months out of the last 120 months of service that yield the highest annual compensation all determined as of January 31, 2009.  Assuming Mr. Gant continues to work for the Company until he has 30 years of service his annual benefit accrued to January 31, 2009 would be $71,760 to age 62 and $87,479 after age 62.

The above estimates of benefits provided under the Cash Balance Formula to each NEO are computed on a single life annuity basis and do not reflect any reduction resulting from a Social Security offset.

(2)
Credited service is not a component of the calculation of benefits under the Executive Minimum and Supplemental Retirement Plan (the “Supplemental Executive Retirement Plan” or “SERP”).  It is, however, a component of vesting.  Prior to October 18, 2007, in order to be vested in the Supplemental Executive Retirement Plan as an officer, a participant had to have ten years of credited service with the Company, of which at least five had to be as an officer.  Mr. Wainscott and Mr. Gant are the only NEOs who satisfy these criteria.  On October 18, 2007, however, the Board of Directors of the Company, upon the recommendation of its Management Development and Compensation Committee, approved amendments to the Supplemental Executive Retirement Plan to change from the ten-year “cliff vesting” described above to a form of “graded vesting” pursuant to which a participant will vest in 50% of his or her accrued benefit after a minimum requirement of five years of service as an officer of the Company and as a participant in the Supplemental Executive Retirement Plan, and in an additional 10% of such benefit for each year of service as an employee of the Company in addition to such five years, up to 100% vesting after ten years of total service.  Under these criteria, Mr. Horn is 90% vested, Mr. Kaloski is 70% vested and Mr. Ferrara is 60% vested in the Supplemental Executive Retirement Plan.  A discussion of the Supplemental Executive Retirement Plan is included in the Compensation Discussion and Analysis.

(3)
The calculation of the present value of accumulated benefits first involves the calculation of the lump sum that would be payable upon the later of age 60 or the vesting date.  This lump sum has been based on a discount rate of 3.75% and the IRS 2009 Unisex Mortality Table.  The lump sum determined on these assumptions is then discounted back to December 31, 2009 at a discount rate of 5.75%.  Since Messrs. Ferrara and Kaloski will not fully vest until after age 60, it is assumed that their normal retirement date is the date on which they fully vest.  The valuation method and all material assumptions applied in quantifying the present value of the current accrued benefit can be found in Note 2 of the Notes to Consolidated Financial Statements on pages 55-60 of our Annual Report on Form 10-K for the period ended December 31, 2009.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The Company has an Executive Deferred Compensation Plan (the “Deferred Plan”). Currently, however, Mr. Gant is the only NEO who participates in the Deferred Plan.  The Company also has a nonqualified retirement plan referred to as a Supplemental Thrift Plan (the “STP”) which provides for Company matching contributions with respect to base salary that is not permitted to be taken into account under the Company’s Thrift Plan due to limits on earnings imposed by the Internal Revenue Code.  The table below provides information regarding the contributions, aggregate earnings and the total account balance for each NEO as of December 31, 2009 in the STP and, for Mr. Gant, in the Deferred Plan.  The STP and the Deferred Plan are described in more detail in the “Pension and other retirement benefits” section of the Compensation Discussion and Analysis.

Name	Plan	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year($)	Aggregate Earnings in Last Fiscal Year($)(1)	Aggregate Balance at Last Fiscal Year End($)
James L. Wainscott	STP	—	$72,441	$7,177	$196,925
Albert E. Ferrara, Jr.	STP	—	$19,003	$1,831	$50,984
David C. Horn	STP	—	$30,136	$3,024	$83,503
John F. Kaloski	STP	—	$23,456	$2,295	$63,697
Douglas W. Gant	STP	—	$14,550	$1,251	$35,412
	Deferred Plan	$19,250	$—	$9,524	$43,625
	Gant Total	$19,250	$14,550	$10,775	$79,037
________________
(1)
For the STP, the amount shown in this column is calculated based on assumed earnings on each NEO's account balance using an investment option within the Company-sponsored Thrift Plan known as the Fixed Income Fund.  For the Deferred Plan, the amount is calculated based on assumed earnings on the investment elections made by Mr. Gant.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The potential payments and benefits provided to an NEO upon his termination from, or a change-in-control of, the Company will vary depending upon the circumstances and the bases for the payments and benefits.  The various bases for payments and benefits and circumstances which will impact the determination of post-termination or change-in-control payments and benefits are described below.

Bases for Determination of Payments upon Termination or Change-In-Control

The Company has entered into severance and change-in-control agreements with each of the NEOs that provide post-termination and/or change-in-control benefits.  The benefits provided under each of these agreements and the material terms of each, including the material conditions and obligations applicable to the receipt of payments and benefits under the agreements, are described in the Compensation Discussion and Analysis, above, beginning at page 32.  In addition, the termination of an NEO’s employment and/or a change-in-control may trigger payments or benefits under the Company’s Annual Incentive Plan, Long-Term Plan, Stock Plan and Executive Minimum and Supplemental Retirement Plan.

Circumstances Impacting the Determination of Payments upon Termination or Change-In-Control

There are various scenarios under which payments upon termination of employment or change-in-control are made.  For purposes of the tables which follow, these scenarios are assumed to be as follows:

Normal Retirement

This scenario assumes that the NEO has terminated his employment with the Company as of December 31, 2009 and would qualify for normal retirement under the terms of the Company’s NCPP.  The payments and benefits listed in the table below with respect to “Normal Retirement” represent payments and benefits beyond those to which the NEO would be entitled if he qualified for and elected retirement under the terms of the NCPP.  Payments to the NEOs under the NCPP that have vested as of December 31, 2009 are set forth above in the Pension Benefits Table, at page 60.

Involuntary Termination without Cause (No Change-in-Control)

This scenario assumes that the Company has involuntarily terminated the employment of the NEO without cause as of December 31, 2009.  It also assumes that there has been no change-in-control of the Company.

Disability

This scenario assumes that the NEO became permanently and totally disabled under the Company’s long-term disability plan as of December 31, 2009.

Death

This scenario assumes that the NEO died on December 31, 2009 while actively employed by the Company.

Change-in-Control

This scenario assumes that there has been a change-in-control of the Company and that within 24 months following the change-in-control (a) the Company involuntarily terminated the employment of the NEO without cause, or (b) the NEO voluntarily terminated his employment with the Company for good reason.  For Mr. Wainscott and Mr. Horn, the payments and benefits available under this scenario also would apply in the event there has been a change-in-control of the Company and within six months thereafter either voluntarily terminated his employment with the Company for any reason.

Under the terms of the change-in-control agreements entered into between the Company and each of the NEOs, “good reason” includes the assignment of duties inconsistent with the NEO’s qualifications, a demotion or diminution in job responsibilities, a reduction in annual base salary, a requirement that the NEO be based anywhere other than the principal executive offices of the Company as they existed prior to the change-in-control, a failure to pay compensation due to the NEO, a failure of the Company to continue in effect any compensation plan in which the NEO participated at the time of the change-in-control, a material reduction in benefits under the Executive Minimum and Supplemental Retirement Plan, the failure of the Company to obtain the agreement of any successor corporation to assume and agree to perform the change-in-control agreements, and a failure by the Company to give proper notice or otherwise comply with the procedural requirements for involuntary termination without cause.

The table below summarizes the potential payments resulting from termination or a change-in-control of the Company for each of the NEOs:

	James L.	Albert E.	David C.	John F.	Douglas W.
Event	Wainscott	Ferrara, Jr.	Horn	Kaloski	Gant
Normal Retirement
Unvested Stock Options (1)	$1,429,454	$198,749	$268,021	$268,021	$198,749
Prorated Annual Incentive Plan (2)	0	0	0	0	0
Long-Term Plan (3)	2,310,000	540,000	747,500	650,000	480,000
Prorated Performance Shares at Target (4)	1,918,931	266,519	355,357	355,357	266,519
Total	$5,658,385	$1,005,268	$1,370,878	$1,273,378	$945,268

Involuntary Termination Without Cause (No Change-in-Control)
Unvested Stock Options (1)	$1,429,454	$198,749	$268,021	$268,021	$198,749
Annual Incentive Plan (5)	1,889,869	311,850	431,676	375,376	281,050
Long-Term Plan (3)	2,310,000	540,000	747,500	650,000	480,000
Health and Welfare Benefits (6)	57,230	41,955	42,120	35,355	41,775
Cash Severance (7)	2,100,000	675,000	862,500	750,000	600,000
Total	$7,786,553	$1,767,554	$2,351,817	$2,078,752	$1,601,574

Death/Disability
Unvested Stock Options (1)	$1,429,454	$198,749	$268,021	$268,021	$198,749
Unvested Stock Awards (8)	4,449,895	630,893	847,702	847,702	630,893
Prorated Annual Incentive Plan (2)	0	0	0	0	0
Long-Term Plan (3)	2,310,000	540,000	747,500	650,000	480,000
Prorated Performance Shares at Target (4)	1,918,931	266,519	355,357	355,357	266,519
Incremental SERP (9)	838,440	2,812,227	838,821	2,444,085	262,495
Total	$10,946,720	$4,448,388	$3,057,401	$4,565,165	$1,838,656

Change-in-Control
Unvested Stock Options (10)	$1,429,454	$198,749	$268,021	$268,021	$198,749
Unvested Stock Awards (10)	4,449,895	630,893	847,702	847,702	630,893
Annual Incentive Plan (11)	4,393,620	770,310	1,421,745	1,236,300	684,720
Prorated Performance Shares at Target (12)	1,918,931	266,519	355,357	355,357	266,519
Prorated Long-Term Plan at Target (13)	1,155,000	270,000	373,750	325,000	240,000
Incremental SERP (14)	8,423,302	2,812,227	1,940,347	2,521,110	1,895,044
Health and Welfare Benefits (15)	85,845	69,925	84,240	70,710	69,625
Excise Tax Gross Up (16)	0	1,938,223	0	2,220,715	1,884,427
Cash Severance (17)	3,150,000	1,125,000	1,725,000	1,500,000	1,000,000
Total	$25,006,047	$8,081,846	$7,016,162	$9,344,915	$6,869,977

____________
(1)
Under the terms of the Stock Plan, a participant ordinarily may only exercise stock options granted under the Stock Plan while still employed by the Company.  If, however, a participant dies, becomes disabled, retires or is involuntarily terminated without cause, the participant (or, in the case of death, his or her beneficiary) has a period of three years after such triggering event to exercise stock options granted under the Stock Plan.  The amounts reported in this row represent the value as of December 31, 2009 of the unexercised stock options granted to each NEO.  These amounts assume that all of the NEO’s unexercised stock options as of December 31, 2009 were exercised on December 31, 2009 and were calculated based on the closing market price of the Company’s common stock ($21.35) on the last day that stock traded (December 31, 2009) during the Company’s 2009 fiscal year, less the option exercise price per share.  Stock options which had an exercise price above $21.35 as of December 31, 2009 were treated as having no value for purposes of the amounts reported in this row.  In 2009 the Stock Plan was amended to provide for immediate vesting of unvested stock options upon a participant’s disability.  In addition, another 2009 amendment to the Stock Plan modified the definition of retirement for purposes of the Stock Plan effective January 1, 2010.  See the discussion in numbered paragraph 5 of the Management Development and Compensation Committee philosophy section above for details.

(2)
Under the terms of the Annual Incentive Plan, if a participant dies, becomes disabled, or retires during a performance period, the participant (or, in the case of death, his or her beneficiary) is entitled to receive a prorated incentive award for that performance period based upon the portion of his or her participation during the period.  For purposes of calculating the amounts reported in this row, the effective date of retirement, disability or death was assumed to have occurred on December 31, 2009.  Using this assumption, to the extent that an incentive award was earned under the Annual Incentive Plan, the NEO would be entitled to the full amount of that award and no prorated calculation would be necessary.  A discussion of the Annual Incentive Plan, and how incentive awards are determined under that plan, is described in the Annual Incentive Awards section of the Compensation Discussion and Analysis, above, at pages 41 through 43.  In this instance, an incentive award was earned by and paid to each NEO for the 2009 performance period.  The amount of that award is reported in the Summary Compensation Table, above, beginning at page 53.

(3)
Under the terms of the Long-Term Plan, if a participant dies, becomes disabled, retires or is involuntarily terminated without cause during a performance period, the participant (or, in the case of death, his or her beneficiary) is entitled to receive an amount equal to twice the amount already paid or to be paid to the participant on the performance award date occurring within that calendar year, less the amount of any performance award actually paid to the participant on the performance award date.  Because the triggering event for purposes of this table is deemed to have occurred on December 31, 2009, the amount reported is equal to twice the amount of the Performance Award paid to the NEO for the 2006-2008 performance period, less the amount of the Performance Award for that period actually paid to the NEO in February 2009.  A discussion of the Long-Term Plan, and how performance awards are determined under that plan, is described in the Long Term Incentive Awards section of the Compensation Discussion and Analysis, above, at pages 43 and 44.

(4)
Under the terms of the Stock Plan, if a participant dies, becomes disabled, or retires while holding performance shares, each performance share held by the participant is deemed to be earned on a prorated basis.  The shares will be issued to the NEO (or, in the case of death, his or her beneficiary) at the conclusion of the applicable performance period at the same time as shares are issued to other participants whose employment did not terminate before the end of the period and will be prorated on the basis of the number of months of service by the NEO during the performance period, with the normal adjustment based upon the achievement of the performance goals during the entire performance period.  For purposes of calculating the amounts reported in this row, it was assumed that the effective date of retirement, disability or death occurred on December 31, 2009 and the Company will achieve the target performance level for both performance categories under the 2008-2010 performance period and the 2009-2011 performance period.  Under these assumptions, each NEO would be entitled to receive a prorated portion (two-thirds for the 2008-2010 performance period and one-third for the 2009-2011 performance period) of the target payout for both performance periods.  The performance level assumptions used to calculate the amounts reported in this row were selected merely to demonstrate the potential compensation that the NEOs could earn with respect to performance shares following certain triggering events and are not intended to provide any indication regarding future Company performance.  A discussion of the Stock Plan and how performance shares are determined under that plan are described in the “Performance shares awards” section of the Compensation Discussion and Analysis, above, at pages 45 and 46.

(5)
The terms of the severance agreements entered into between the Company and each NEO were amended in 2009 to provide that, in the event an NEO’s employment is terminated without cause, that NEO is entitled to receive a lump sum payment separate from, but equal to (except for Mr. Wainscott, who receives one and one-half times), his assigned target amount under the Annual Incentive Plan for the calendar year in which his date of termination occurs.  In addition, each NEO is entitled to receive on a prorated basis the award, if any, under the Annual Incentive Plan to which such NEO would have been entitled with respect to such calendar year during which the termination occurred.  The target amount assigned to each NEO under the Annual Incentive Plan for 2009, based on base pay on January 1, 2009, is reported in the Grants of Plan Based Awards Table, above, beginning at page 56.  The payment in this chart is based on actual base pay for twelve months ending December 31, 2009.  Assuming a termination date of December 31, 2009, Mr. Wainscott would be entitled under his severance agreement to a lump sum payment equal to one and one-half times his assigned target amount under the Annual Incentive Plan for the 2009 performance period and each of the other NEOs would be entitled under their respective severance agreements to a lump sum payment equal to the amount of their assigned target amounts under the Annual Incentive Plan for the 2009 performance period.  They also would receive an additional prorated Annual Incentive Plan award, which because the termination date is assumed to be December 31, 2009, would be equivalent to the award actually made for the 2009 performance period.  Absent the application of the severance agreements, an NEO would not be entitled to any payment under the Annual Incentive Plan for the performance period in which he is terminated.

(6)
Under the terms of the severance agreements entered into between the Company and each NEO, in the event an NEO’s employment is terminated without cause the NEO is entitled to continue to receive certain employment benefits for the duration of his “severance period.”  The term “severance period” is either six or twenty-four months for Mr. Wainscott and either six or eighteen months for the other NEOs, depending upon whether they execute releases of all claims relating to their employment in favor of the Company.  The shorter term applies if the NEO does not execute a release of all claims in favor of the Company relating to his employment and the longer term applies if he does execute such a release. The employee benefits reported in this row include an annual executive physical, tax preparation and financial planning, life insurance and annual cost of health insurance for the applicable severance period.  For purposes of this table, the severance period is assumed to be the maximum period available to each NEO.

(7)
Under the terms of the severance agreements entered into between the Company and each NEO, an NEO who is involuntarily terminated without cause is entitled to receive cash severance benefits in an amount equal to the NEO’s base salary for a period of six months in a single, undiscounted lump sum.  If the NEO executes an agreement releasing the Company from any liability for claims relating to the NEO’s employment with the Company, the NEO is also entitled to receive an additional lump sum severance payment in an amount equal to 18 months of base salary (in the case of Mr. Wainscott) or 12 months of base salary (in the case of the other NEOs).  The amounts calculated for this row assume that the termination occurred on December 31, 2009.

(8)
Under the terms of the Stock Plan, if a participant dies or becomes disabled, then all outstanding restrictions on his or her unvested restricted stock automatically lapse.  The amounts reported in this row represent the value of the unvested restricted stock granted to each NEO under the Stock Plan assuming death or disability occurred on December 31, 2009.  Amounts were calculated based on the closing market price of the Company’s common stock ($21.35) on the last day that stock traded during the Company’s 2009 fiscal year (December 31, 2009).

(9)
The amounts reported in this row represent the incremental value of the SERP benefit calculated for each NEO assuming death or disability on December 31, 2009 in excess of the vested amount payable due to retirement as of December 31, 2009.  In other words, this row excludes any amounts to which the NEO would be entitled under the terms of the SERP if he left the Company as of December 31, 2009 without assuming death or disability.  These amounts are based on the benefits underlying the present values in the Pension Benefits Table beginning on page 60.  The SERP benefits payments include 2009 amendments to the SERP which provide for an offset in the amounts payable equal to benefits attributable to certain non-elective contributions by the Company to a participant’s account in a tax-qualified defined contribution plan sponsored by the Company.  In 2009, the SERP was also amended to provide that, upon a participant’s disability, benefits under the SERP would be paid within 30 days of disability (whereas previously such benefits were not paid until the participant reached 55 years of age).  For participants younger than age 55 the death benefit was actuarially reduced to account for immediate payment as of December 31, 2009, and a 3.07% discount rate used to calculate the lump sum present value.

(10)
Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event and the execution of a full release of claims in favor of the Company, the NEO is entitled immediately to (a) exercise all stock options awarded to the NEO under the Stock Plan from the effective date of the release until the earlier of the third anniversary of the date of termination, or the date the option expires under its own terms, and (b) absolute ownership of all shares of restricted stock granted to the NEO under the Stock Plan.  Under the terms of the Stock Plan, as of the effective date of a change-in-control of the Company all outstanding stock options become immediately exercisable, all restrictions on the transfer of unvested restricted stock lapse, and all performance shares are deemed earned at the target amount assigned to each award and payment is prorated based on the number of full months of the performance period with respect to each award that has lapsed as of the effective date of the change-in-control.

(11)
Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event the NEO is entitled to receive a lump sum payment equal to (a) between two and one-half and three times the greatest of (i) the NEO’s assigned target amount under the Annual Incentive Plan for the calendar year in which the termination occurs, (ii) the amount paid to the NEO under the Annual Incentive Plan for the calendar year immediately preceding the calendar year in which the date of termination occurs, or (iii) the average of the amounts paid or payable to the NEO under the Annual Incentive Plan for each of the three calendar years immediately preceding the calendar year in which the date of termination occurs, (b) less any amounts otherwise paid or payable to the NEO under the Annual Incentive Plan with respect to the calendar year immediately preceding the calendar year in which the date of termination occurs, (c) plus the NEO’s assigned maximum amount under the Annual Incentive Plan for the year in which the date of termination occurs, prorated based upon the employment period during such year.  For Messrs. Wainscott, Horn and Kaloski, the multiple to be used is three.  For Messrs. Ferrara and Gant, the multiple to be used is two and one-half.  The amounts reported in this row assume that the termination occurred on December 31, 2009.

(12)
Under the terms of the Stock Plan, if a change-in-control occurs and a participant has outstanding grants for performance shares, each grant held by the participant is deemed to be earned at the target amount assigned to the participant on a prorated basis based upon the number of full months of the performance period with respect to each award that have elapsed as of the effective date of the change-in-control.  The prorated payment will be made to the NEO as soon as administratively feasible following the effective date of the change-in-control.  The amounts reported in this row assume that the effective date of change-in-control occurred on December 31, 2009.

(13)
Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event the NEO is entitled to receive a lump sum payment equal to the incentive payment with respect to any completed performance period under the Long-Term Plan that has not been paid as of the date of the NEO’s termination (which amount shall not be less than it would be if calculated at the NEO’s assigned target amount under the Long-Term Plan), plus a prorated amount of the incentive award with respect to any incomplete performance period calculated at the NEO’s assigned target amount under the Long-Term Plan for each such performance period.  The amounts reported in this row assume that the effective date of the change-in-control occurred on December 31, 2009.

(14)
The amounts reported in this row represent the incremental value of the SERP calculated under each NEO’s change-in-control agreement in excess of the vested amount as of December 31, 2009.  In other words, this row excludes any amounts to which the NEO would be entitled if he retired on December 31, 2009 regardless of whether a change-in-control had occurred on or before that date, which amounts are based on the benefits underlying the present values in the Pension Benefits Table beginning on page 60, adjusted to reflect commencement at the earliest possible date on or after December 31, 2009.  These adjustments include a payment date of December 31, 2009 or age 55, if later, a reduction in benefits to reflect commencement prior to age 60, and a 3.07% discount rate used to calculate the lump sum present value.  Under the SERP, if a participant elects to commence payments early following his or her 55th birthday instead of after his or her 60th birthday, the payments will be reduced to the actuarial equivalent of the regular payments based upon the participant’s age and certain actuarial assumptions.  However, in the event of a change-in-control, there would be no such actuarial reduction for commencement of a participant’s benefit before age 60.  The SERP benefits payments include 2009 amendments to the SERP which provide for an offset in the amounts payable equal to benefits attributable to certain non-elective contributions by the Company to a participant’s account in a tax-qualified defined contribution plan sponsored by the Company.  The amounts reported in this row assume that the effective date of the change-in-control occurred on December 31, 2009.

(15)
Under the terms of the severance agreements entered into between the Company and each NEO, in the event of a change-in-control the NEO is entitled to continue to receive certain employment benefits for six months.  If the NEO executes a full release of claims relating to his employment in favor of the Company, the NEO is entitled to receive additional weeks of benefits for up to either 24 or 30 months.  For Messrs. Wainscott, Horn and Kaloski, the period to be used is 30 months.  For Messrs. Ferrara and Gant, the period to be used is 24 months.  The amounts calculated for this row assume that the effective date of the change-in-control and termination occurred on December 31, 2009. The employee benefits reported in this row include an annual executive physical, tax preparation and financial planning, life insurance and annual cost of health insurance for the applicable severance period.  For purposes of this table, the severance period is assumed to be the maximum period available to each NEO.

(16)
Estimated excise tax gross-up amounts reported in this row have been calculated in accordance with Internal Revenue Code Section 280G and assume that the effective date of the change-in-control occurred on December 31, 2009.  For this purpose, an NEO’s “base amount” has been calculated using W-2 Box 1 earnings for 2004-2008, stock options have been assumed to be cashed-out upon a change-in-control, each NEO is assumed to have a combined personal tax rate of 41% and a 20% excise tax, and no specific value has been ascribed to restrictive covenants.  These amounts were calculated based on the closing market price of the Company’s common stock ($21.35) on the last day that stock traded (December 31, 2009) during the Company’s 2009 fiscal year.  In October 2009 the Board determined that all new Executive Officer Change-in-Control Agreements entered into between the Company and executive officers in the future will not include excise tax gross-up payments to reimburse executive officers for amounts triggered by a change-in-control of the Company.

(17)
Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event the NEO is entitled to receive cash severance benefits in an amount equal to six months of the NEO’s base salary in a single, undiscounted lump sum payment.  If the NEO executes a full release of claims relating to his employment in favor of the Company, the NEO is entitled to receive additional cash severance in a single, undiscounted lump sum in an amount equal to either 24 or 30 months of the NEO’s base salary.  For Messrs. Wainscott, Horn and Kaloski, the period to be used is 30 months.  For Messrs. Ferrara and Gant, the period to be used is 24 months.  The amounts calculated for this row assume that the effective date of the change-in-control and termination occurred on December 31, 2009.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the “Committee”) of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  During 2009, the Committee met eight times and discussed the interim quarterly financial results with the Company’s Chief Financial Officer and its independent registered public accounting firm, Deloitte & Touche LLP, (the “independent auditors”) prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the independent auditors’ independence consistent with Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” discussed with the independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.  In addition, the Committee has received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the New York Stock Exchange listing standards.  The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the organization, responsibilities and staffing of the internal audit function.  The Committee reviewed with the Company’s independent auditors and its internal auditors their respective audit plans, audit scope and identification of audit risks.  The Committee has implemented a formal pre-approval process for non-audit fee spending and it seeks to limit this spending to a level that keeps the core relationship with the independent auditors focused on financial statement review and evaluation.

The Committee discussed and reviewed with the Company’s independent auditors all communications required by auditing standards of the PCAOB (United States), including those described in PCAOB AU 380, “Communication with Audit Committees” and Rule 2-07, “Communication with Audit Committees,” of Regulation S-X and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.  In addition, the Committee has discussed various matters with the independent auditors related to the Company’s consolidated financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between the independent auditors and management.

The Committee has discussed and reviewed with management and the Company’s independent auditors the Company’s audited consolidated financial statements as of and for the year ended December 31, 2009, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting.  Management has the responsibility for the preparation of the Company’s financial statements and for establishing and maintaining adequate internal control over financial reporting and the independent auditors have the responsibility for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.

Based on the above-mentioned review and discussions with management and the Company’s independent auditors, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.  The Committee also retained Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.  As a matter of good corporate governance, the Committee is seeking ratification by the Company’s stockholders of that appointment.

THE AUDIT COMMITTEE
William K. Gerber, Chair
Ralph S. Michael, III
Shirley D. Peterson
Dr. James A. Thomson

PRINCIPAL ACCOUNTING FIRM FEES

The table below provides the aggregate fees paid or accrued by the Company to its principal accounting firm, Deloitte & Touche LLP, for the years ended December 31, 2008 and 2009, respectively:

	2008	2009
Audit Fees (1)	$2,812,300	$2,721,100
Audit-Related Fees (2)	409,200	423,600
Total Audit and Audit-Related Fees	3,221,500	3,144,700
Tax Fees (3)	1,396,500	971,500
All Other Fees	0	0
Total (4)	$4,618,000	$4,116,200
_________________

(1)
Includes fees for the integrated audit of annual consolidated financial statements and reviews of unaudited quarterly consolidated financial statements, audits of internal controls over financial reporting, fees for audits required for regulatory reporting by the Company’s insurance subsidiaries and consents related to filings with the Securities and Exchange Commission.

(2)	Includes audit-related fees for audits of employee benefit plans and agreed-upon procedure engagements.

(3)	Primarily fees for tax compliance, tax planning and tax audits. In 2009, the Company paid $820,500 for tax compliance, $75,800 for tax planning and $75,400 for tax audits.

(4)	During 2009, no services were provided by persons other than the principal accountant’s full-time, permanent employees.

The Audit Committee annually approves the scope and fees payable for the year-end audit, statutory audits and employee benefit plan audits to be performed by the independent registered public accounting firm for the next fiscal year.  Management also defines and presents to the Audit Committee specific projects and categories of service, together with the corresponding fee estimates related to the services requested.  The Audit Committee reviews these requests and, if acceptable, pre-approves the engagement of the independent registered public accounting firm.  For 2008 and 2009, the Audit Committee pre-approved all Audit-Related Fees and All Other Fees.  The Audit Committee authorizes its Chair to pre-approve all non-audit services on behalf of the Audit Committee during periods between regularly scheduled meetings, subject to ratification by the Audit Committee at its next meeting.  The company’s Chief Financial Officer summarizes on an annual basis the external auditor services and fees paid for pre-approved services and reports on a quarterly basis if there are any new services being requested requiring pre-approval by the Audit Committee.

All of the services provided by Deloitte & Touche LLP have been approved in accordance with the foregoing policies and procedures.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

(Proposal 2 on the proxy card)

The Audit Committee of the Board of Directors appointed Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for the current fiscal year.  The Audit Committee and the Board of Directors seek to have the stockholders ratify this appointment.  Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will respond to appropriate questions.

Although stockholder ratification is not required under the laws of the State of Delaware, the Audit Committee and the Board are submitting the appointment of Deloitte & Touche LLP to the Company’s stockholders for ratification at the Annual Meeting as a matter of good corporate governance in order to provide a means by which stockholders may communicate their opinion with respect to this matter.  If the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee may replace Deloitte & Touch LLP with another independent registered public accounting firm for the balance of the year or may decide to maintain its appointment of Deloitte & Touche LLP, whichever it deems to be in the best interests of the Company given the circumstances at that time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

RE-APPROVAL OF THE PERFORMANCE COMPENSATION TERMS OF THE
COMPANY’S LONG-TERM PERFORMANCE PLAN
(Proposal 3 on the proxy card)

Introduction

The Management Development and Compensation Committee (for purposes of the discussion of this proposal, the “Committee”) of the Board of Directors oversees the Company’s compensation program, the primary goals of which are to align the interests of management and the Company’s stockholders, link compensation with Company performance, and attract, motivate and retain high caliber employees capable of driving the Company’s long-term success.  The Committee believes that the use of equity incentives, as part of an overall compensation package, makes an important contribution toward the achievement of these goals.  Consistent with this compensation philosophy, particularly as it relates to the need to include performance-based components in the compensation packages for Executive Officers and key management employees, the Company’s Long-Term Performance Plan (the “Long-Term Plan”) includes cash-based awards that are directly tied to the Company’s performance over a three-year period with respect to cumulative earnings-before-interest-taxes-depreciation and amortization (“EBITDA”).

The Company is submitting for stockholder re-approval the performance-based terms of the Long-Term Plan, in accordance with Section 162(m) of the United States Internal Revenue Code (the “Code”).  As further discussed in this Proposal below, stockholder re-approval is necessary for the Company to satisfy the tax deductibility requirements for amounts constituting “performance-based awards” paid under the Long-Term Plan to certain AK Steel Executive Officers.

These performance goals were most recently approved by stockholders at the Company’s Annual Meeting in May 2005.  In the event stockholders fail to re-approve the performance-based terms of the Long-Term Plan, any performance-based compensation granted by the Company to Executive Officers under the Long-Term Plan in the future would not meet the conditions for tax deductibility under Section 162(m), thereby increasing the Company’s total cost of such compensation.

As discussed further below, the Board of Directors believes that the Company’s ability to take advantage of the tax deductibility of performance-based awards granted under the Long-Term Plan benefits the Company and is in the best interests of its stockholders.

Reason for Seeking Shareholder Approval and Explanation of Approval Sought

Section 162(m) of the Code generally places a $1,000,000 limit on the deductibility for federal income tax purposes of the annual compensation paid to a company’s chief executive officer and each of its other three most highly compensated executive officers (other than the chief financial officer).  However, “qualified performance-based compensation,” as defined by the Code, is exempt from this deductibility limitation.  “Qualified performance-based compensation” is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the stockholders of the paying corporation.

The Company’s stockholders most recently approved the material terms of the Long-Term Plan’s performance goals in May 2005 and grants of performance awards under the Long-Term Plan currently may qualify as performance-based compensation that is tax deductible to the Company under Section 162(m).  Under Section 162(m), however, in order for performance awards under the Long-Term Plan to continue to qualify as deductible performance-based compensation, the material terms of the plan’s performance goals must be approved by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which the goals last received stockholder approval.  Since the last such shareholder approval was received in 2005, the Company is now asking our shareholders to re-approve the Long-Term Plan’s performance goals in order to preserve the tax status of performance awards as performance-based, and thereby allow the Company to continue to fully deduct the compensation expense related to the awards.  If this Proposal is not adopted, competitive or other circumstances may cause the Committee to continue to grant performance awards under the Long-Term Plan, but should it do so, certain awards to Executive Officers may no longer be fully tax deductible by the Company, increasing the total net cost to the Company of making such awards.

Summary of the Material Terms of Performance-Based Goals and the Other Terms of the Long-Term Plan

The following is a summary of the material terms of the performance goals of the performance-based awards under the Long-Term Plan, as well as the other material features of the Long-Term Plan.  This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Long-Term Plan, a copy of which is appended to this Proxy Statement as Annex A.  All capitalized terms not defined in the summary are defined in the text of the Long-Term Plan.

Administration.  The Long-Term Plan is administered by the Committee, all of the members of which must be (i) “non-employee directors” within the meaning of and to the extent required by Rule 16b-3 of the Exchange Act, (ii) “independent directors” under the rules and regulations of the New York Stock Exchange” and (iii) “outside directors” within the meaning of Section 162(m).  The Committee selects the Company Executive Officers who will participate in the Long-Term Plan, and the Company’s Executive Management Committee selects other management employees as Plan Members.  The Committee establishes and administers the performance goals that must be achieved for Plan Members to earn Performance Awards, certifies in writing prior to the payment of any awards that the criteria to receive a Performance Award have been satisfied, determines the terms of the Performance Awards and may remove any Plan Member from further participation in the Long-Term Plan.  The Committee and the Board have the authority to amend or terminate the Long-Term Plan at any time.

Eligibility.  All Executive Officers and other key management employees of the Company are eligible to be selected for participation in the Long-Term Plan.

Performance Period.  A Plan Member has the opportunity to earn a Performance Award based upon the three-year performance of the Company against a goal established by the Committee at the start of that three-year period.

Performance Goals.  The Committee assigns each Plan Member who is a Covered Employee a Target Percentage.  The Executive Management Committee assigns each other Plan Member a Target Percentage.  A Plan Member’s Target Percentage is multiplied by his or her base salary for the last month of the relevant performance period and then annualized to arrive at the Plan Member’s Target Amount.  The Plan Member will be entitled to a certain percentage of his Target Amount if certain performance goals are attained by the Company.  The performance goals are objective and based on the Company’s EBITDA, determined cumulatively for the three calendar years within the Performance Period and in accordance with generally accepted accounting principles.

For each Performance Period, the Committee assigns, in writing, a Threshold Performance Goal, a Target Performance Goal, and a Maximum Performance Goal with respect to cumulative EBITDA for the Performance Period. If the Threshold Performance Goal is not achieved, no Plan Member will receive a Performance Awards for that Performance Period.  If the performance level achieved falls between the Threshold and Target Performance Goals, or between the Target and Maximum Performance Goals, applicable Performance Awards will be determined by straight-line interpolation.  Percentage Targets for achievement above the Threshold Performance Goal under the Long-Term Plan vary with the level of seniority and responsibility of the Plan Member.  For the Chief Executive Officer, a Performance Award at the Target level may be paid in an amount equal to 110% of base salary and a Performance Award at the Maximum level may be paid in an amount equal to 220% of base salary.  For the other Named Executives, and depending upon such individual’s position, a Performance Award at the Target level may be paid in an amount equal to either 60% or 65% of base salary and a Performance Award at the Maximum level may be paid in an amount equal to either 120% or 130% of base salary.  For all other Plan Members, if the Threshold Performance Goal is achieved, then each Plan Member will receive a Performance Award equal to one half of his or her Target Amount.  If Target level is achieved, then each Plan Member will receive a Performance Award equal to his or her Target amount.  If the Maximum level is achieved, then each such Plan Member will receive a Performance Award equal to two times his or her Target Amount.

At the conclusion of a particular Performance Period, the Committee determines the extent to which the performance goals have been met.  The Committee then determines the applicable Performance Awards, if any, to be paid to Plan Members.  However, no payout may be made under the Long-Term Plan to a Covered Employee except upon written certification by the Committee that the applicable performance goals have been satisfied.  Any Performance Awards will be paid to Plan Members in cash in a single lump sum within 120 days following the applicable Performance Period.

Maximum Benefits and Amounts Received.  No Covered Employee may receive a Performance Award under the Long-Term Plan in excess of $5,000,000.  It cannot be reasonably determined at this time what benefits or amounts, if any, will be received by or allocated to any eligible persons or group of persons under the Long-Term Plan in future years.  Such determinations are subject to future performance of the Company.  However, the amounts paid under the Long-Term Plan to the Named Executives for each of the past three calendar years are set forth in the tables under “Executive Compensation” beginning on page 53 of this Proxy Statement.

Termination of Employment.  If during a calendar year a Plan Member dies, becomes disabled, retires, or is involuntarily terminated for reasons other than cause, the Plan Member (or his or her estate in the case of death) is entitled under the Long-Term Plan to an amount equal to twice the amount paid or to be paid to the Plan Member on the Performance Award Payment Date occurring within that calendar year, less any amount already paid to the Plan Member on such Performance Award Payment Date.

Events of Forfeiture.  If a Plan Member is terminated for cause, or voluntarily terminates his or her employment with the Company prior to any Performance Award Payment Date, no Performance Award may be paid under the Long-Term Plan.  If the Long-Term Plan is terminated, no Performance Awards shall be paid to any Plan Member on or after the date of such action, unless the Committee expressly provides otherwise.

Federal Income Tax Consequences

The following discussion is intended only as a brief discussion of the federal income tax rules relevant to Long-Term Plan awards.  This summary is not intended to be exhaustive and does not address all matters relevant to all circumstances.  Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the Long-Term Plan.

Payouts under the Long-Term Plan are includible in a Plan Member’s gross income in the year of receipt as compensation income.  The Company will withhold appropriate payroll or other taxes from such payout.  The Company will generally be entitled to a tax deduction for any compensation income taxed to the Plan Member, subject to the provisions of Section 162(m) of the Code.

Shareholder Vote Required; Board Recommendation

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter is required to re-approve the material terms of the performance goals of performance-based awards under the Long-Term Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE LONG-TERM PERFORMANCE PLAN.

RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE COMPANY’S STOCK INCENTIVE PLAN
(Proposal 4 on the proxy card)

Introduction

As noted above in Proposal 3, the Management Development and Compensation Committee (for purposes of the discussion of this proposal, the “Committee”) of the Board of Directors oversees the Company’s compensation program.  Consistent with the compensation philosophy described in the Introduction to Proposal 3, particularly as it relates to the need to include performance-based components in the compensation packages for Executive Officers and key management employees, the Committee believes that a significant portion of each Executive Officer’s overall compensation package should include performance-based components, including equity incentives whose vesting provisions are dependant upon Company performance.  The Company’s Stock Incentive Plan (the “Stock Plan”), both in its current form and if the proposed Amendments to it which are the subject of Proposal 5 are approved by the stockholders, includes performance-based provisions permitting the issuance of stock awards, in the form of performance shares, which are directly tied to the Company’s performance.

The Company is submitting for stockholder re-approval the performance-based terms of the Stock Plan in accordance with Section 162(m) of the United States Internal Revenue Code (the “Code”).  In the event stockholders fail to re-approve the performance-based terms of the Stock Plan, any performance-based compensation granted by the Company to Executive Officers under the Stock Plan in the future would not meet the conditions for tax deductibility under Section 162(m), thereby increasing the Company’s total cost of such compensation if it is utilized as part of the overall compensation program.  Please note that this proposal is separate from and independent of Proposal 5 relating to the amendment of the Stock Plan.  Whether the Amended Stock Plan is approved or not, the performance-based terms of the Stock Plan must be re-approved in order for the plan to continue to meet the deductibility conditions of Section 162(m).

As discussed further below, the Board of Directors believes that the Company’s ability to take advantage of the tax deductibility of performance-based awards granted under the Stock Plan benefits the Company and is in the best interests of its stockholders.

Reason for Seeking Stockholder Approval and Explanation of Approval Sought

Section 162(m) of the Code generally places a $1,000,000 limit on the deductibility for federal income tax purposes of the annual compensation paid to a company’s chief executive officer and each of its other three most highly compensated executive officers (other than the chief financial officer).  However, “qualified performance-based compensation,” as defined by the Code, is exempt from this deductibility limitation. “Qualified performance-based compensation” is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the stockholders of the paying corporation.

The Company’s stockholders most recently approved the material terms of the Stock Plan’s performance goals in May 2005 and grants of performance awards under the Stock Plan currently may qualify as performance-based compensation that is tax deductible to the Company under Section 162(m).  Under Section 162(m), however, in order for performance awards under the Stock Plan to continue to qualify as deductible performance-based compensation, the material terms of the plan’s performance goals must be approved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the goals last received stockholder approval.  Since the last such stockholder approval was received in 2005, the Company is now asking our stockholders to re-approve the Stock Plan’s performance goals in order to preserve the tax status of performance awards under that plan as performance-based, and thereby allow the Company to continue to fully deduct the compensation expense related to the awards.  If this proposal is not adopted, competitive or other circumstances may cause the Committee to continue to grant performance awards under the Stock Plan, but should it do so, certain awards to Executive Officers may no longer be fully tax deductible by the Company, increasing the total net cost to the Company of making such awards.

Summary of the Material Terms of Performance-Based Goals

The following is a summary of the material terms of the performance goals for performance-based awards under the Stock Plan as the plan exists without the Amendments proposed under Proposal 5.  Neither this summary nor the below Summary of the Material Terms of the Stock Plan purports to be complete and each is qualified in its entirety by reference to the full text of the Stock Plan.  A copy of the Stock Plan is appended to this Proxy Statement as Annex B and any capitalized terms not defined in the following summary are defined in the text of the Stock Plan.  Please note, however, that Annex B is in the form of a blacklined, or comparison, copy of the existing Stock Plan marked to identify the amendments to the Stock Plan as proposed and discussed in Proposal 5 below (“Approval of Amended and Restated AK Steel Holding Corporation Stock Incentive Plan”).  If Proposal 5 is not approved by stockholders, the increase in the number of shares reserved under the Stock Plan, the extension of the term of the Stock Plan and the change to the definition of Change-in-Control, each discussed in Proposal 5 and marked on Annex B, would not take effect.

Performance Goal Categories.  Each grant is expressed as a target number of shares of the Company’s common stock. The number of performance shares, if any, actually earned by and issued to the grantee under an award is based on the Company’s achievement over a three-year performance period (the “Performance Period”) of certain objectives with respect to specific performance categories established by the Committee for the Performance Period. Examples of such performance categories include: total stockholder return; earnings; earnings per share; net income; revenues; operating profit; safety and quality standards; growth rates; and other financial, accounting or quantitative criteria, as established by the Committee.

The performance categories for the current Performance Period (i.e., 2010 through 2012), as established by the Committee with respect to these awards, are: (1) the Company’s total stockholder return (“TSR”), defined as appreciation in the price of the Company’s common stock plus reinvested dividends, if any, during the Performance Period relative to TSR during this same period of companies in the Standard & Poor’s 400 Midcap Index, and (2) the compounded annual growth rate (“CAGR”) of the price of the Company’s common stock over the Performance Period, using as the base the average closing price of the Company’s common stock for the last twenty trading days in December 2010 and as the final comparison price the average closing price of the Company’s common stock for the last twenty trading days in December 2012. One half of the total target number of shares under the performance share award may be earned based on the relative TSR performance, and the other one half may be earned based on the CAGR performance. For the TSR and CAGR categories, performance levels have been set that will earn Threshold, Target and Maximum payouts as follows:

Payout (stated as a % of category’s target shares)	TSR	Stock Price CAGR
Threshold (50%)	25th Percentile	5.0%
Target (100%)	Median	7.5%
Maximum (150%)	75th Percentile	10%

If the threshold performance level is not achieved in a category as of the end of the Performance Period, then none of the target shares tied to that category would be earned or issued. If at least the threshold is achieved in the category, then shares will be earned and issued in an amount equal to the number of the award’s target shares tied to that category, multiplied by a percentage determined by a straight-line interpolation between the level of the Company’s actual performance in that category and the above-stated payout percentages.

Limits on transferability and termination of employment.  Shares underlying a performance share award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Performance Period and issuance of any shares earned under the terms of the award.  Upon an award holder’s death, disability, or retirement during a Performance Period, unless the Committee provides otherwise, payment of a prorated number of shares based on the holder’s number of full months of employment during the Performance Period, and based on the levels of achievement in each performance category during the entire Performance Period, shall be made to the holder after termination of the Performance Period.  If the holder’s employment terminates during a Performance Period for any other reason, unless the Committee provides otherwise, the award shall be forfeited and no payment shall be made.

Summary of the Material Terms of the Stock Plan

Administration. The Stock Plan will continue to be administered by the Committee, all of the members of which must be (i) “non-employee directors” within the meaning of and to the extent required by Rule 16b-3 under the Exchange Act, (ii) “independent directors” under the rules and regulations of The New York Stock Exchange, and (iii) “outside directors” within the meaning of Section 162(m) of the Code. Among other functions, the Committee has the authority to determine the allocation of the shares available for issuance under the Stock Plan among options, restricted stock, restricted stock units and performance share awards, the type of awards (options, restricted stock, and/or performance, except that directors may only receive restricted stock units), the number of shares subject to an award (except for awards to directors, the size and type of which are specified in the terms of the Stock Plan and are subject to certain conditions), and to determine the terms and conditions of awards.  The Committee also has the authority to construe and interpret the Stock Plan, establish, amend or waive rules and regulations for its administration, and amend the terms and conditions of any outstanding award (subject to the conditions provided in the Stock Plan).

Eligibility.  All Directors and employees of the Company are eligible to participate in the Stock Plan.

Number of Shares.  Awards under the Stock Plan may be made with respect to an aggregate of 16,000,000 shares.  No person may be granted awards under the Stock Plan with respect to more than 600,000 shares in any calendar year.  The number of shares covered by the Stock Plan, including shares subject to outstanding options, will adjust automatically for any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, or similar corporate change.

Term.  No awards may be made under the Stock Plan on or after December 31, 2014.

Description of Awards

Options.  Options granted under the Stock Plan are “Nonqualified Options,” which are options that do not qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (“Code”).  Each option grant must be evidenced by a written agreement specifying the grant’s terms, including the number of shares covered, the exercise price, the first date the option may be exercised, any restriction on the transferability of shares obtained upon exercise of the option and the duration of the option.  However, no option may be exercisable later than the tenth anniversary of the date of its grant.  The purchase price for each share covered by an option is determined by the Committee at the date of grant but may not be less than 100% of the fair market value of the shares on the date of grant.  For purposes of determining the purchase price of an option, the Company deems the fair market value of shares to be the average of the reported high and low sales price on the date of grant. Payment of the exercise price may be made with cash, with previously owned shares or by a combination of these methods.  The Committee also may allow the cashless exercise of an option or other means of exercise that the Committee determines to be consistent with the Stock Plan’s purpose and applicable law.

Restricted Stock.  The Stock Plan authorizes the Committee to grant awards of restricted stock to individuals eligible to participate in the Stock Plan.  Each award of restricted stock must be evidenced by a written agreement that specifies the period of restriction, the number of shares subject to the award and such other provisions as may be determined by the Committee.  The restrictions with respect to shares of restricted stock will lapse under the schedules set forth in the Stock Plan and as summarized below.

Restricted Stock Units.  Under the Stock Plan, the Committee is authorized to grant restricted stock units to members of the Board of Directors.  Each restricted stock unit represents a right to receive a share of the Company’s common stock.  Each award of restricted stock units must be evidenced by a written agreement specifying its terms, including the number of shares subject to the award, any vesting and forfeiture conditions and the time and form of settlement of the applicable restricted stock units.  The Stock Plan mandates that 50% of each director’s annual retainer fee for services on the Board be paid in the form of awards of restricted stock or restricted Stock units, as determined by the Board, though each director may elect prior to each calendar year to have more than 50% of his or her annual retainer fee, and/or a portion of any other fees to be earned in the calendar year for Board services, paid to him or her by such means.  The Committee makes awards of restricted stock units throughout the calendar year, as administratively feasible, but not less than quarterly.

Limits on Transferability and Termination of Employment

Options.  Except as provided in the Stock Plan, no option granted under the Stock Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  In the event of a participant’s disability, any unvested stock options vest immediately and automatically.  Subject to the terms of the Stock Plan and the discretion of the Committee, an option may be exercised only while the holder is employed by the Company.  However, upon a holder’s death, disability, retirement or involuntary termination for reasons other than cause, his or her outstanding options will be immediately exercisable and will remain exercisable for the periods set forth in the Stock Plan.

Restricted Stock.  Shares underlying a restricted stock award may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated until the period of restriction has lapsed. Restrictions shall lapse, with respect to shares underlying a restricted stock award to an employee, with respect to 25% of such shares on each of the second through fifth anniversaries of the award, and with respect to shares underlying a restricted stock award to a director, upon completion of his or her full tenure on the Board or upon the date of his or her mandatory retirement from the Board by reason of age.  In the case of retirement by all other holders of restricted stock, upon a participant’s retirement the restricted stock shall continue to vest over the normal course of its original vesting schedule.  All outstanding restrictions on shares lapse in the case of death or disability of the holder.  During the period of restriction, a holder of restricted stock may exercise full voting rights with respect to the underlying shares and is entitled to all dividends and other distributions paid on such underlying shares.  Upon the lapse of the applicable period of restriction, the shares vest in the holder.

Restricted Stock Units.  Shares underlying a restricted stock unit award may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated until the period of restriction has lapsed.  The restrictions with respect to restricted stock units will lapse pursuant to the schedule set forth in each award agreement, provided that such schedule may not be inconsistent with the terms of the Stock Plan.  A restricted stock unit does not vest in the holder any rights as a stockholder until the date that such individual may receive shares of common stock pursuant to the terms of the award.  During the period of restriction, a holder of restricted stock units is entitled to receive dividend equivalents to enable the holder to receive the value of all dividends and other distributions paid (with respect to shares of common stock) in the form of additional restricted stock units, which in turn shall be subject to the same restrictions as the restricted stock unit award to which they relate.

Change of Control.  Upon a “Change of Control” (as defined in the Stock Plan and as discussed above) of the Company, all options, if not then exercisable, become immediately exercisable, any restrictions on the transfer of shares of restricted stock units immediately lapse, and the settlement date with respect to any outstanding restricted stock units may occur immediately or may be deferred to a later date, as elected by the holder in accordance with procedures established by the Company to ensure compliance with applicable law, including Section 409A of the Code. Except as otherwise provided in a performance share award, upon a Change of Control, shares underlying such award shall be deemed earned at the holder’s target amount under the award, and payment of a prorated number of shares based on the number of full months of the applicable Performance Period that have elapsed upon occurrence of the Change of Control shall be made to the holder as soon as feasible after the Change of Control.  If the Company’s common stock is no longer traded on a national securities exchange at the date of the Change of Control, however, a holder of options, shares of restricted stock, restricted stock units and/or performance shares has the right to require the Company to make a cash payment to such holder in exchange for the surrender of such options, restricted stock, restricted stock units and/or performance shares.

Amendment and Discontinuance.  The Stock Plan may be amended, altered or discontinued by the Board, but, except as specifically provided in the Stock Plan, no amendment, alteration or discontinuance may be made that would in any manner adversely affect any outstanding option, restricted stock, restricted stock unit, or performance share award under the Stock Plan without the written consent of the holder.  Except as expressly provided in the Stock Plan, the Stock Plan may not be amended without stockholder approval to the extent such approval is required by law or the rules of any securities exchange on which the Company’s common stock is then listed.

Federal Income Tax Consequences

The following discussion is intended only as a brief discussion of the federal income tax rules relevant to awards of options, restricted stock, restricted stock units and performance shares.  This summary is not intended to be exhaustive and does not address all matters relevant to all circumstances.  Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the Stock Plan.

Nonqualified Stock Options.  Upon the grant of an option, the recipient will not recognize any taxable income and the Company will not be required to record any compensation expense.  Upon the exercise of such an option, the excess of the fair market value of the shares acquired on the exercise of the option over the purchase price (the “spread”) will constitute compensation taxable to the holder as ordinary income. In determining the amount of the spread, the fair market value of the stock on the date of exercise is used, except that in the case of a holder subject to the six month short-swing profit recovery provisions of Section 16(b) of the Exchange Act (generally executive officers), the fair market value usually will be determined at the expiration of the six-month period, unless the holder elects to be taxed based on the fair market value at the date of exercise.  Any such election (a “Section 83(b) election”) must be made and filed with the Internal Revenue Service within 30 days after exercise in accordance with the regulations under Section 83(b) of the Code.  The Company generally will be entitled to a deduction for federal income tax purposes in an amount equal to the compensation taxable to the holder as a result of exercise of the option in the Company’s taxable year in which the amount is included as income to the holder.

Restricted Stock.  A person who is granted a restricted stock award may make a Section 83(b) election to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares will be taxed as capital gain (or loss) upon a subsequent sale of the shares.  However, if the recipient does not make a Section 83(b) election, the grant will be taxed as ordinary income at the full fair market value of the shares on the date that the restrictions imposed on the shares lapse.  Unless a holder makes a Section 83(b) election, any dividends paid on shares subject to restrictions are ordinary income to the holder and compensation expense to the Company.  The Company is generally entitled to a tax deduction for any compensation income taxed to the holder, subject to the provisions of Section 162(m) of the Code.

Restricted Stock Units.  Unless the grantee of a restricted stock unit award makes a Section 83(b) election to have the grant taxed as compensation income at the date of receipt, the grantee will not be deemed to have received any taxable income at the time the restricted stock unit award is granted.  Generally, restricted stock units (and dividend equivalents and other distributions paid with respect to those restricted stock units, if any) will be subject to income taxation based upon the fair market value of the shares underlying such stock units on each date that shares underlying the stock units are delivered or made available after the restriction period has lapsed.  The Company is generally entitled to a tax deduction for any compensation income taxed to the holder, subject to the provisions of Section 162(m) of the Code.

Performance Shares.  The value of shares paid out pursuant to a performance share award will constitute compensation taxable to the recipient as ordinary income.  The Company will generally be entitled to a deduction equal to the ordinary income realized by the recipient, subject to the provisions of Section 162(m) of the Code.

Plan Benefits

At this time it cannot be reasonably determined what benefits or amounts, if any, will be received by or allocated to any persons or group of persons under the Stock Plan in future years.  Such determinations are subject to the discretion of the Committee.  However, grants of options, restricted stock, and performance share awards to the Named Executives for each of the past three calendar years are set forth in the tables under “Executive Compensation” beginning on page 53 of this Proxy Statement.  Grants of restricted stock units (and stock options granted in 2009 prior to the Board’s 2009 changes to the Director compensation program) to Directors during the last fiscal year are set forth in the Director Compensation Table beginning on page 28 of this Proxy Statement.

Stockholder Vote Required; Board Recommendation

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter is required to re-approve the material terms of the performance goals of performance-based awards under the Stock Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE STOCK INCENTIVE PLAN.

APPROVAL OF AMENDMENT AND RESTATEMENT OF
THE COMPANY’S STOCK INCENTIVE PLAN
(Proposal 5 on the proxy card)

Introduction and Summary of Amendments

The Management Development and Compensation Committee (for purposes of the discussion of this proposal 5, the “Committee”) of the Board of Directors oversees the Company’s compensation program.  Consistent with the compensation philosophy described in the Introduction to Proposal 3, the Company’s Stock Incentive Plan (“Stock Plan”) provides the Board of Directors with the means for granting equity-based awards to the Company’s directors, Executive Officers and key members of its management.

Subject to stockholder approval, in March 2010 the Board of Directors, at the Committee’s recommendation, approved an Amended and Restated AK Steel Holding Corporation Stock Incentive Plan (“Amended Stock Plan”) which included three new amendments.  Those amendments (collectively, the “Amendments”), if approved by the Company’s stockholders, would:

•
extend the expiration of the period during which stock option, restricted stock, restricted stock unit and performance share awards may be granted under the Stock Plan by five years, through December 31, 2019;

•
increase by 3,000,000 the total number of shares of common stock available in the share pool for the grant of stock option, restricted stock, restricted stock unit and performance share awards under the Stock Plan; and

•
revise the definition of “Change of Control” to narrow the circumstances upon which the outstanding equity awards under the Stock Plan automatically vest in the event of a change-of-control transaction.

With the exception of these Amendments (and an administrative revision to the Stock Plan’s opening section conforming to the Amendments), the terms of the Stock Plan remain unchanged. The Company is requesting stockholder approval of those Amendments in the form of approval of the Amended Stock Plan.  In the event that the stockholders do not approve the Amended Stock Plan, the Stock Plan would remain in full force and effect in its form immediately prior to the proposed Amendments.

As discussed further below, the Board of Directors believes that the Amended Stock Plan will facilitate the continuation of an important aspect of its compensation program and that it is in the best interests of the Company and its stockholders.

Rationale for Amendments

As discussed above, the Committee believes that a principal purpose of equity grants under the Company’s Stock Plan is to enhance the commonality of interests between management and the Company’s stockholders by linking executive compensation to the Company’s performance and to appreciation in the market price of the Company’s common stock.  Equity grants also are intended to encourage executives to remain in the employ of the Company.  The first two of the amendments are intended to facilitate the ability of the Committee to continue to plan for and make equity grants to achieve those goals.  The third amendment is to eliminate the unintended possibility that accelerated vesting of equity awards could be triggered by a proposed change-in-control transaction which is never consummated.

The first Amendment is to extend the period during which equity awards may be granted under the Stock Plan through December 31, 2019. Since its original approval, the term of the Stock Plan has been modified from time-to-time, typically to return its remaining duration to a total of approximately 10 years. Most recently, on May 17, 2005, stockholders approved an extension of the Stock Plan through December 31, 2014, at the same time they approved an amended and restated version of the Stock Plan. As it did in May of 2005, the Company is utilizing the occasion of seeking stockholder approval of other amendments to the Stock Plan to also seek approval of an approximate five-year extension of the term of the Stock Plan. This extension will be accomplished by amending Section 1.3 of the Stock Plan to change the final date for the duration of the Stock Plan from December 31, 2014 to December 31, 2019.

The second Amendment is to increase the size of the share pool to ensure that an adequate number of shares will be available for future grants.  As of December 31, 2009, there were approximately 3,539,049 shares of the Company’s common stock in the share pool available for equity awards under the Stock Plan and approximately 2,742,508 shares outstanding pursuant to previously granted awards under the Stock Plan.  There are a variety of factors which impact the rate at which the shares currently in the share pool will be utilized, some of which are beyond the control of the Company.  In light of the proposal to extend the term of the Stock Plan, the Committee concluded that it also would be appropriate to replenish the share pool by adding an additional 3,000,000 shares to it, thereby increasing the number of available shares to approximately 6,539,049. This increase will be accomplished by amending Section 4.1 of the Stock Plan to change the number of shares available for equity grants since the adoption of the Stock Plan from 16,000,000 to 19,000,000.

The third Amendment is a change to the definition of Change-of-Control in Section 2(g) of the Stock Plan.  In order to address the unintended possibility that an accelerated vesting of awards under the Stock Plan could arise from a proposed, but never consummated, transaction which would have resulted in a change of control of the Company, the Board of Directors, subject to stockholder approval, amended the Stock Plan’s definition of “Change of Control.”  As a result of this change, awards will vest only upon the consummation of a change-of-control transaction with a third party, rather than vesting upon stockholder approval of such a transaction.

Summary of the Material Terms of the Stock Plan, as Amended and Restated

The Amended Stock Plan has not been amended other than with respect to the Amendments discussed above (and an administrative revision to the Stock Plan’s opening section conforming to the Amendments). For a summary of the material features of the Amended Stock Plan, please refer to the section entitled “Summary of the Material Terms of the Stock Plan” in Proposal 4 above. Such summary does not purport to be complete with respect to the material terms of the Amended Stock Plan and is qualified in its entirety by reference to the full text of the Amended Stock Plan. A copy of the Amended Stock Plan is appended to this Proxy Statement as Annex B in the form of a blacklined, or comparison, copy of the existing Stock Plan with the proposed Amendments identified.

Federal Income Tax Consequences

A summary discussion of the federal income tax rules relevant to awards of options, restricted stock, restricted stock units and performance shares under the Stock Plan is provided in Proposal 4 above in the section entitled, “Federal Income Tax Consequences” (the Amendments to the Stock Plan submitted for stockholder approval in Proposal 4, if adopted, will not materially change the federal income tax consequences of awards under the plan).  Please note, however, that such federal income tax summary is not intended to be exhaustive and does not address all matters relevant to all circumstances.  Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the Amended Stock Plan.

Plan Benefits

At this time it cannot be reasonably determined what benefits or amounts, if any, will be received by or allocated to any persons or group of persons under the Amended Stock Plan in future years.  Such determinations are subject to the discretion of the Committee.  However, grants of options, restricted stock, and performance share awards to the Named Executives under the Stock Plan (without taking into account the proposed Amendments submitted for stockholder approval in this Proposal 5) for each of the past three calendar years are set forth in the tables under “Executive Compensation” beginning on page 53 of this Proxy Statement.  Grants of restricted stock units (and stock options granted in 2009 prior to the Board’s July 2009 changes to the Director compensation program) to Directors during the last fiscal year are set forth in the Director Compensation Table beginning on page 28 of this Proxy Statement.

Stockholder Vote Required; Board Recommendation

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the Amended Stock Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED STOCK INCENTIVE PLAN.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING
AND NOMINATIONS OF DIRECTORS

The Company’s By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors.  Notice of a stockholder proposal or Director nomination for the 2011 Annual Meeting must be received by the Company no later than March 28, 2011 and no earlier than February 25, 2011, and must contain certain information and conform to certain requirements specified in the By-laws.  If the Chairman determines at the Annual Meeting that a stockholder proposal or Director nomination was not made in accordance with the By-laws, the Company may disregard the proposal or nomination.

If a stockholder intends to present a proposal at the 2011 Annual Meeting of Stockholders and seeks to have the proposal included in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company no later than December 13, 2010.  The proposal must also satisfy the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2011 Annual Meeting, but the proposal complies with the advance notice procedure prescribed by the By-laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.

Any proposals, as well as any related questions, should be directed to: Secretary, AK Steel Holding Corporation, 9227 Centre Pointe Drive, West Chester, Ohio 45069.

OTHER MATTERS

The Company’s audited financial statements as of and for the year ended December 31, 2009, together with the report thereon of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, are included in the Company’s Annual Report on Form 10-K under the Securities Exchange Act of 1934.  A copy of the 2009 Annual Report on Form 10-K is included in the Company’s 2009 Annual Report to Stockholders and is being furnished on the Internet to stockholders together with this Proxy Statement.

This Proxy Statement and the accompanying form of proxy will be furnished on the Internet to stockholders on or about April 12, 2010, together with the 2009 Annual Report to Stockholders.  In addition, the Company is requesting banks, brokers and other custodians, nominees and fiduciaries to forward the Notice of Internet Availability of Proxy Materials to the beneficial owners of shares of the Company’s common stock held by them of record and will reimburse them for the reasonable out-of-pocket expenses they incur in complying with this request.  The Company retained Georgeson Inc. to assist in the solicitation of proxies for a fee estimated to be $8,000 plus out-of-pocket expenses. Solicitation of proxies also may be made by officers and employees of the Company, via personal contacts, telephone or email.  The cost of soliciting proxies will be borne by the Company.

The Board of Directors does not know of any matters to be presented at the meeting other than those set forth in the accompanying Notice of Meeting.  However, if any other matters properly come before the meeting, it is intended that the holders of proxies will vote on the matter in their discretion.

By order of the Board of Directors,
David C. Horn
Secretary
West Chester, Ohio
April 12, 2010

ANNEX A

AK STEEL CORPORATION

LONG-TERM PERFORMANCE PLAN
____________________________________________________

(as amended and restated as of April 12, 2010)

AK STEEL CORPORATION
LONG-TERM PERFORMANCE PLAN

(as amended and restated as of April 12, 2010)

Introduction

The name of this plan is the AK Steel Corporation Long-Term Performance Plan (the “Plan”).  AK Steel Holding Corporation (the “Company”) originally adopted the Plan in 1995 to enhance the Company’s focus on its long-term performance and to reward certain employees for enhancing the profitability of the Company over extended periods of time.  The Plan was last amended and restated as of March 17, 2005 and was amended on October 18, 2007 and is hereby amended and restated as set forth in this document effective as of April 12, 2010.

The Plan is a payroll practice intended to motivate selected employees to meet certain performance goals.  The Plan is not intended to be an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the Plan shall be interpreted, administered and enforced to the extent possible in a manner consistent with that intent.  Any obligations under the Plan shall be the joint and several obligations of AK Steel Holding Corporation, the Company, and each of their respective subsidiaries and affiliates.  The Plan is designed to comply with the performance-based compensation provisions under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Article 1.  Administration of the Plan.

This Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company.  The Committee shall consist of not less than two members of the Board who shall be appointed from time to time by, and shall serve at the discretion of, the Board.  Each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code and related regulations, an “independent director” as defined in the rules and regulations of the New York Stock Exchange, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Human Resources Department of the Company shall maintain records of authorized participants for each period described in paragraph 4 below (the “Performance Period”).

Article 2.  Participation.

Executive officers of the Company who are selected by the Committee, and other management employees of the Company or its subsidiaries and affiliates who are selected by the Executive Management Committee (the “EMC”), shall participate in the Plan (the “Plan Members”).  The EMC shall consist of the Company’s Chief Executive Officer, President, Vice President - Human Resources, and such other individuals as may be designated from time to time by the Chief Executive Officer.  Notwithstanding the foregoing, any covered employee, as defined in Section 162(m)(3) of the Code (“Covered Employee”), who is selected to participate in the Plan by the Committee shall be so designated in writing within the time period prescribed by Section 162(m) of the Code and related regulations.

Article 3.  Bonus Opportunity Target.

Each Plan Member shall be assigned a Bonus Opportunity Target Percentage (“Target Percentage”) at the time he or she is selected for participation in this Plan.  The Target Percentage of Plan Members who are executive officers shall be determined by the Committee.  The Target Percentage of all other Plan Members shall be determined by the EMC.  An executive officer’s Target Percentage may be changed at the discretion of the Committee or, in the case of Plan Members who are not executive officers, by the EMC; provided however, with respect to covered Employees, any such assignment or change by the Committee shall be in writing, within the time period, and in accordance with the anti-discretion and other rules, prescribed by Section 162(m) of the Code and related regulations.

A Plan Member’s Target Percentage with respect to any Performance Period is the Percentage of his or her annual base salary (as defined below) that may be awarded to him by the Company as additional compensation if the Company achieves the target level of performance with respect to certain performance goals established by the Committee and approved by the Board as set forth in paragraph 6 below.  A Plan Member’s Target Percentage is multiplied by his or her annual base salary for the final year of the Performance Period for which the calculation of a Performance Award is made in order to arrive at a Performance Award Target Amount (“Target Amount”). A Plan Member’s annual base salary for this purpose shall be determined by multiplying his or her monthly rate of base salary for the last month of the relevant Performance Period by twelve.

Any amount awarded to a Plan Member under this Plan shall be referred to herein as a “Performance Award.”  If a Plan Member is designated to participate in the Plan after the commencement of a Performance Period, his Performance Award, if any, will be prorated based on his period of participation in the Plan during such Performance Period.

Article 4.  Performance Periods.

Each Performance Period shall consist of a period of three consecutive calendar years, with the first such three-year period commencing on January 1, 2005 and ending on December 31, 2007; provided however, to effect the transition from the Plan as in effect prior to this amendment and restatement to the Plan as amended and restated herein, solely for purposes of this Plan,  calendar year 2005 shall be a transitional one-year Performance Period, and calendar years 2005 and 2006 shall be a transitional two-year Performance Period. For purposes that may be  relevant to other compensation and benefit plans of the Company, calendar year 2005, and calendar years 2005-2006, shall be considered the last year, and the last two years, respectively, of Performance Periods that began under the provisions of the Plan as in effect prior to this amendment and restatement.

Article 5.  Performance Award Payment Date.

The Performance Award Payment Date is the date on which any Performance Awards are paid to Plan Members, which date shall not be later than March 15 immediately following the last day of each Performance Period.  Before any Performance Award is paid to a Covered Employee, the Committee shall certify in writing that the criteria for receiving a Performance Award pursuant to the terms of this Plan have been satisfied.

Article 6.  Performance Award Determination.

For each Performance Period, the Committee shall assign, in writing, a “Threshold Performance Goal,” a “Target Performance Goal,” and a “Maximum Performance Goal” with respect to the Company’s earnings (without consideration of special, extraordinary and unusual items) before interest expense, provision for income taxes, depreciation and amortization (“EBITDA”), determined cumulatively for the calendar years within the Performance Period and in accordance with generally accepted accounting principles.  If the Threshold Performance Goal is not achieved, no Performance Awards shall be made for that Performance Period.  If the Target Performance Goal is achieved with respect to a Performance Period, then each Plan Member will receive a Performance Award equal to his or her Target Amount.  If the Threshold Performance Goal is achieved, then each Plan Member will receive a Performance Award equal to one half the Target Amount.  If the Maximum Performance Goal is achieved, then each Plan Member will receive a Performance Award equal to two times the Target Amount.  If the performance level achieved with respect to a Performance Period is between the Threshold Performance Goal and the Target Performance Goal, or between the Target Performance Goal and the Maximum Performance Goal, the Plan Member’s applicable Performance Award shall be determined by linear interpolation.  Such Threshold, Target and Maximum Performance Goals shall be assigned and communicated in writing to Covered Employees within the time period, and in accordance with the anti-discretion and other rules, prescribed by Section 162(m) of the Code and related regulations.

The maximum Performance Award that may be paid to any Covered Employee with respect to any Performance Period shall be $5 million.  The Committee may delegate the calculation of Performance Awards to the Company’s Chief Financial Officer, subject to the Committee’s supervision.

Article 7.  Form of Payment.

All Performance Awards with respect to a Performance Period will be paid in a single lump-sum payment in cash.  The Company shall withhold such payroll or other taxes as it determines to be necessary or appropriate.

Article 8.  Occurrence of Events During Performance Period.

8.1	Termination of Employment.

If during a calendar year a Plan Member dies, becomes totally and permanently disabled, retires, or is involuntarily terminated for reasons other than Cause (as defined in paragraph 8b below), the Plan Member (or the Plan Member’s estate in the case of death) shall be entitled under this Plan to an amount equal to twice the amount paid or to be paid to the Plan Member on the Performance Award Payment Date occurring within that calendar year, less any amount of any Performance Award already paid to the Plan Member on such Performance Award Payment Date.  Any amount payable under this paragraph 8a shall be paid on the next to occur of the Performance Award Payment Date falling within that calendar year or within 60 days following such Plan Member’s death or other termination of employment.  Any such amount shall be paid in cash and in full satisfaction of any claims the Plan Member may have under this Plan.

8.2	Termination for Cause.

If a Plan Member is terminated for Cause, no Performance Award shall be paid under this Plan to such Plan Member.  For purposes of this Plan, Cause shall mean:  (i) conviction of, or entering a plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony; (ii) engagement in fraud, misappropriation or embezzlement with respect to the Company or any subsidiary or affiliate thereof; (iii) willful failure, gross negligence or gross misconduct in the performance of assigned duties for the Company or any subsidiary or affiliate thereof; and/or (iv) breach of a fiduciary duty to the Company or any subsidiary or affiliate thereof.

8.3	Voluntary Termination.

Subject to the provisions of paragraph 8a, a Plan Member who voluntarily terminates employment with the Company prior to any Performance Award Payment Date shall forfeit all rights hereunder to any payment that is or may be due on or after such Performance Award Payment Date.

8.4	Removal from the Plan.

An executive officer may be removed from further participation in this Plan by the Committee and any other Plan Member may be removed from further participation by the EMC, and such removal shall be effective as of the date determined by the Committee or the EMC.  In such a case, the Plan Member may receive, in the sole discretion of the Committee or the EMC, a prorated Performance Award, if any, based on his or her period of participation during the Performance Period in which his removal occurs.

Article 9.  Source of Benefits.

The Company shall make any cash payments due under the terms of this Plan directly from its assets or from any trust that the Company may choose to establish and maintain from time to time.  Nothing contained in this Plan shall give or be deemed to give any Plan Member or any other person any interest in any property of any such trust or in any property of the Company, nor shall any Plan Member or any other person have any right under this Plan not expressly provided by the terms hereof, as such terms may be interpreted and applied by the Committee in its discretion.

Article 10.  Liability of Officers and Plan Members.

No current or former employee, officer, director or agent of AK Steel Holding Corporation or of the Company shall be personally liable to any Plan Member or other person with respect to any benefit under this Plan or for any action taken by any such person in the administration or interpretation of this Plan.

Article 11.  Unsecured General Creditor.

The rights of a Plan Member (or his or her designated beneficiary in the event of death) under this Plan shall only be the rights of a general unsecured creditor of the Company, and the Plan Member (or the Plan Member’s designated beneficiary) shall not have any legal or equitable right, interest, or other claim in any property or assets of the Company by reason of the establishment of this Plan.

Article 12.  Arbitration.

Any dispute under this Plan shall be submitted to binding arbitration subject to the rules of the American Arbitration Association before an arbitrator selected by the Company and acceptable to the Plan Member.  If the Plan Member objects to the appointment of the arbitrator selected by the Company, and the Company does not appoint an arbitrator acceptable to the Plan Member, then the Company and the Plan Member shall each select an arbitrator and those two arbitrators shall collectively appoint a third arbitrator who shall alone hear and resolve the dispute.  The Company and the Plan Member shall share equally the costs of arbitration.  No Company agreement of indemnity, whether under its Articles of Incorporation, the bylaws or otherwise, and no insurance by the Company, shall apply to pay or reimburse any Plan Member’s costs of arbitration, including attorneys’ fees.

Article 13.  Amendment or Termination of Plan.

The Board expressly reserves for itself and for the Committee the right and the power to amend or terminate the Plan at any time.  In such a case, unless the Committee otherwise expressly provides at the time the action is taken, no Performance Awards shall be paid to any Plan Member on or after the date of such action.

Article 14.  Miscellaneous.

14.1	Assignability.

Plan Members shall not alienate, assign, sell, transfer, pledge, encumber, attach, mortgage, or otherwise hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder.  No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance, nor shall any person have any other claim to any benefit payable under this Plan as a result of a divorce or the Plan Member’s, or any other person’s bankruptcy or insolvency.

14.2	Obligations to the Company.

If a Plan Member becomes entitled to payment of any amounts under this Plan, and if at such time the Plan Member has any outstanding debt, obligation, or other liability representing an amount owed to the Company, then the Company may offset such amounts against the amounts otherwise payable under this Plan.  Such determination shall be made by the Committee or the Board.

14.3	No Promise of Continued Employment.

Nothing in this Plan or in any materials describing or relating to this Plan grants, nor should it be deemed to grant, any person any employment right, nor does participation in this Plan imply that any person has been employed for any specific term or duration or that any person has any right to remain in the employ of the Company.  Subject to the provisions of paragraph 8 hereof, the Company retains the right to change or terminate any condition of employment of any Plan Member without regard to any effect any such change has or may have on such person’s rights hereunder.

14.4	Captions.

The captions to the paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

14.5	Pronouns.

Masculine pronouns and other words of masculine gender shall refer to both men and women.

14.6	Validity.

In the event any provision of this Plan is found by a court of competent jurisdiction to be invalid, void, or unenforceable, such provision shall be stricken and the remaining provisions shall continue in full force and effect.

14.7	Applicable Law.

This Plan is subject to interpretation under federal law and, to the extent applicable, the law of the State of Ohio.

AK STEEL HOLDING CORPORATION
AK STEEL CORPORATION

By:

Title:

Adopted 1995
Amended November 21, 1996
Amended and Restated March 19, 1998
Amended and Restated January 16, 2003
Amended and Restated March 17, 2005
Amended October 18, 2007
Amended and Restated April 12, 2010

ANNEX B

AK STEEL HOLDING CORPORATION

STOCK INCENTIVE PLAN
______________________________________________________

(as amended and restated as of March 18, 2010 ~~October 16, 2008~~)

AK STEEL HOLDING CORPORATION

STOCK INCENTIVE PLAN

(as amended and restated as of March 18, 2010~~October 16, 2009~~)

Article 1.  Amendment and Restatement, Purpose, and Duration.

1.1           Amendment and Restatement of the Plan.  AK Steel Holding Corporation, a Delaware corporation (the “Company”), previously established an incentive compensation plan known as the “AK Steel Holding Corporation Stock Incentive Plan” (the “Plan”).  On March 18, 2010, the Board of Directors of the Company adopted this amendment and restatement of the Plan, subject to the approval of the Company’s stockholders (the date of such stockholders’ approval being the “Effective Date”).  For the terms and conditions of the Plan applicable to Awards granted before the Effective Date, refer to the version of the Plan in effect as of the date such Award was granted.~~The Plan is hereby amended and restated effective as of October 16, 2008, the date this amendment and restatement of the Plan was adopted by the Board of Directors of the Company.~~  The Plan permits the grant of Nonqualified Stock Options, awards of Restricted Stock, awards of Restricted Stock Units, and awards of Performance Shares.

1.2           Purpose of the Plan.  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of directors, executive officers and key employees of the Company to those of the Company’s shareholders, and by providing these individuals with an incentive for outstanding performance.  The Plan is further intended to enhance the Company’s ability to motivate, attract, and retain the services of these individuals upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

1.3           Duration of the Plan.  The Plan shall remain in effect until all Shares subject to it shall have been purchased or acquired or are no longer available for Awards according to the Plan’s provisions, subject to the right of the Board to terminate the Plan at any time pursuant to Article 11 herein.  In no event may an Award be granted under the Plan on or after December 31, 2019~~2014~~.  Termination of the Plan shall not affect the rights of any person under an outstanding Award Agreement unless otherwise specifically provided in such Award Agreement.

Article 2.  Definitions.  Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)           “Award” includes, without limitation, Option Awards, Restricted Stock Awards, Restricted Stock Unit Awards, or Performance Share Awards that are valued in whole or in part by reference to, or are otherwise based on, the Company’s stock, performance goals or other factors, each on a stand alone or combination basis, as described in or granted under this Plan.

(b)           “Award Agreement” means the agreement or other writing that sets forth the terms and conditions of each Award, including any amendment or modification thereof.  A Participant is bound by the terms of an Award Agreement and this Plan by reason of accepting the benefits of the Award.

(c)           “Beneficial Owner” shall have the meaning ascribed to such term in Rule l3d-3 of the General Rules and Regulations under the Exchange Act.

(d)           “Beneficiary” means the person or persons named by a Participant to succeed to the Participant’s rights under any then unexpired Award Agreements.  Each such designation shall: (i) revoke all prior designations by the same Participant; (ii) be in a form acceptable to the Committee; and (iii) be effective only when delivered to the Committee by the Participant in writing and during the Participant’s lifetime.  No beneficiary shall be entitled to any notice of any change in a designation of beneficiary.  In the absence of any such designation, the Participant’s estate shall be the beneficiary.

(e)           “Board” means the Board of Directors of the Company.

(f)           “Cause” means:  (i) conviction of, or entering a plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony; (ii) engagement in fraud, misappropriation or embezzlement with respect to the Company or any subsidiary or affiliate thereof; (iii) willful failure, gross negligence or gross misconduct in the performance of assigned duties for the Company or any subsidiary or affiliate thereof; and/or (iv) breach of a fiduciary duty to the Company or any subsidiary or affiliate thereof.

(g)           “Change of Control” shall be deemed to have occurred if:

(i)            any person (other than a trustee or other fiduciary holding securities under an employee benefit plan in which employees of the Company participate) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii)           during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board, including for this purpose any new Director of the Company (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this Subsection (g)) whose election by the Board or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

(iii)           ~~the shareholders of the Company approve~~there is a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, ~~(~~either by remaining outstanding or by being converted into voting securities of the surviving entity,~~)~~ at least fifty percent ~~(50%)~~ of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation) or ~~the shareholders of the Company approve a plan of~~there is a complete liquidation of the Company or ~~an agreement for the~~ sale or disposition by the Company of all or substantially all of the Company’s assets.

(h)          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)           “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board to administer this Plan.  The Committee shall consist of not less than two members of the Board who shall be appointed from time to time by, and shall serve at the discretion of, the Board.  The Committee shall be comprised solely of Directors who are:  (i) “independent directors” as defined in the rules and regulations of the New York Stock Exchange; (ii) “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act; and (iii) “outside directors” within the meaning of Section 162(m) of the Code and related regulations.  The references herein to specific rules, regulations, and statutes shall include any successor provisions thereof.

(j)           “Company” means AK Steel Holding Corporation, a Delaware corporation, or any successor thereto, as provided in Article 14 herein.

(k)          “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code.

(l)           “Director” means any individual who is a member of the Board and who is not an Employee.

(m)          “Disability” means a physical or mental condition which, in the judgment of the Committee, renders a Director unable to serve or an Employee unable to perform the duties of his position with the Company or, in the case of an Employee, the duties of another available position with the Company for which the Employee is suited by education, background and training.  Any Employee found to be qualified for disability benefits under AK Steel Holding Corporation’s long term disability plan or by the Federal Social Security Administration will be considered to be disabled under this Plan, but qualification for such benefits shall not be required as evidence of disability hereunder.

(n)           “Employee” means any common law employee of the Company or any subsidiary or affiliate thereof, including AK Steel Corporation.  A Director is not an Employee solely by reason of his position as a Director and, unless otherwise employed by the Company, shall not be considered to be an Employee under this Plan.

(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(p)           “Fair Market Value” shall mean:

(i)            if the Shares are traded on an established United States national stock exchange or in the United States over-the-counter market with prices reported on the NASDAQ, the average of the highest and lowest sales prices for Shares on the relevant date (or, if there were no sales of Shares on such date, the weighted average of the mean between the highest and lowest sale prices for Shares on the nearest preceding trading day on which there were sales of Shares); and

(ii)           if the Shares are not traded as described in clause (i), the fair market value of such Shares on the relevant date, as determined in good faith by the Board.

(q)           “Insider” shall mean an Employee who is, on the relevant date, an executive officer or ten percent (10%) Beneficial Owner of the Company, as defined under Section 16 of the Exchange Act, or a Director.

(r)           “Nonqualified Stock Option” or “Option” means an option to purchase Shares from the Company at a price established in an Option Award Agreement.  No incentive stock option within the meaning of Code Section 422 may be granted under this Plan.

(s)           “Option Award” means, individually or collectively, a grant under this Plan of a Nonqualified Stock Option.

(t)           “Option Award Agreement” means an agreement setting forth the terms and provisions applicable to an Option Award granted to a Participant under this Plan.

(u)           “Option Price” means the price at which a Share may be purchased by a Participant under the terms of an Option Award Agreement.

(v)           “Par Value” shall mean the designated par value of one Share.

(w)           “Participant” means any Director or Employee who possesses an unexpired Award granted under the Plan.

(x)           “Performance Share” means Shares (or units representing the right to receive Shares) granted to a Participant subject to attainment of certain performance criteria and objectives in accordance with the terms of the Plan.

(y)           “Performance Share Award” means individually or collectively, a grant under this Plan of a Performance Share.

(z)           “Performance Share Award Agreement” means an agreement setting forth the terms and provisions applicable to a Performance Share Award under this Plan.

(aa)         “Plan” means the AK Steel Holding Corporation Stock Incentive Plan as set in this document, and if amended at any time, then as so amended.

(bb)         “Restricted Stock” means Shares granted to a Participant subject to certain restrictions on the Participant’s right to sell, transfer, assign, pledge, encumber or otherwise alienate or hypothecate the Shares except in accordance with the terms of this Plan.

(cc)         “Restricted Stock Award” means, individually or collectively, a grant under this Plan of Shares of Restricted Stock.

(dd)         “Restricted Stock Award Agreement” means an agreement setting forth the terms and provisions applicable to a Restricted Stock Award under this Plan.

(ee)         “Restricted Stock Unit” means an Award that represents the right to receive a Share, granted to a Director in accordance with the terms of the Plan.

(ff)          “Restricted Stock Unit Award” means, individually or collectively, a grant under this Plan of Restricted Stock Units.

(gg)         “Restricted Stock Unit Award Agreement” means an agreement setting forth the terms and provisions applicable to a Restricted Stock Unit Award under this Plan.

(hh)         “Retirement” shall mean termination of employment with the Company or any affiliate of the Company with eligibility to immediately commence to receive a pension under the Company’s noncontributory defined benefit pension plan as in effect on the Employee’s termination date, or termination of employment with the Company or any affiliate of the Company after: (1) completion of at least 30 years of employment  with the Company, (2) attainment of age 60 and completion of at least 5 years of employment with the Company, or (3) attainment of age 55 and completion of at least 10 years of employment with Company.  With respect to an individual who is not a participant in the Company’s noncontributory pension plan, Retirement also shall mean any termination of employment with the Company which would have entitled such individual to be eligible to immediately commence to receive a pension under the Company’s noncontributory defined benefit pension plan had the individual been a participant.

(ii)           “Shares” means the shares of voting common stock of the Company.

Article 3.  Administration.

3.1           The Committee.  The Plan shall be administered by the Committee.  The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent.  Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.  No member or former member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder.

3.2           Authority of the Committee.  The Committee shall have full power, subject to the provisions of this Plan, except as limited by law or by the Articles of Incorporation or Bylaws of the Company: (a) to determine the size and types of Awards (except as to Awards to Directors which shall be limited to the size and shall be subject to the conditions expressly permitted by this Plan); (b) to determine the terms and conditions of each Award Agreement in a manner consistent with the Plan; (c) to construe and interpret the Plan and any agreement or instrument entered into under the Plan; (d) to establish, amend, or waive rules and regulations for the Plan’s administration; and, (e) subject to the provisions of Article 11 herein, to amend the terms and conditions of any outstanding Award Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.  Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.  The Committee may delegate its authority hereunder to the extent permitted by law.  In no event shall a Director who is a Participant vote in any matter related solely to such Director’s Award under this Plan.

3.3           Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors, Employees, Participants, and their estates, beneficiaries or assignees.  In all cases, Awards to Directors shall be subject to the same terms, conditions and interpretations applicable generally to Awards to non-Director Participants.

3.4           Arbitration.  Each Participant who is granted an Award hereunder agrees as a condition of the Award to submit to binding arbitration any dispute regarding the Plan or any Award made under the Plan, including by way of illustration and not limitation, any decision of the Committee or any action of the Company respecting the Plan.  Such arbitration shall be held in accordance with the rules of the American Arbitration Association before an arbitrator selected by the Company and acceptable to the Participant.  If the Participant objects to the appointment of the arbitrator selected by the Company, and the Company does not appoint an arbitrator acceptable to the Participant, then the Company and the Participant shall each select an arbitrator and those two arbitrators shall collectively appoint a third arbitrator who shall alone hear and resolve the dispute.  The Company and the Participant shall share equally the cost of arbitration.  No Company agreement of indemnity, whether under the Articles of Incorporation, the By-Laws or otherwise, and no insurance purchased by the Company shall apply to pay or reimburse any Participant’s costs of arbitration.

Article 4.  Shares Subject to Grant Under the Plan.

4.1           Number of Shares.  Subject to adjustment as provided in this Section and in Section 4.3, an aggregate of 19~~6~~,000,000 Shares shall be available for the grant of Option Awards, Restricted Stock Awards, Restricted Stock Unit Awards,and Performance Share Awards under the Plan (hereinafter called the “Share Pool”); provided, however, that no Employee may be granted Awards under the Plan in any calendar year with respect to more than 600,000 Shares.  The Committee, in its sole discretion, shall determine the appropriate division of the Share Pool as between Option Awards, Restricted Stock Awards, Restricted Stock Unit Awards,and Performance Share Awards.  Shares issued pursuant to any Award may be either authorized and previously unissued Shares or reacquired Shares.

The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a)           the grant of an Award to an Employee shall reduce the Shares available in the Share Pool for grant under the Plan by the number of Shares subject to the Award; and

(b)           to the extent that an Option is settled in cash rather than by the delivery of Shares, the Share Pool shall be reduced by the number of Shares represented by the cash settlement of the Option (subject to the limitation set forth in Section 4.2 herein).

4.2           Lapsed Awards.  If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares then subject to such Award again shall be available for grant under the Plan and shall return to the Share Pool.

4.3           Adjustments in Authorized Shares.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, to prevent dilution or enlargement of rights, an appropriate adjustment shall be made in an equitable manner by the Committee in the number and class of Shares which may be delivered under the Plan, in the number and class of Shares that may be issued to an Employee with respect to Awards in any given period, and in the number and class of and/or price of Shares subject to any then unexercised and outstanding Awards. The number of Shares subject to any Award shall always be a whole number.

4.4           Rights as a Shareholder.  No person shall have any rights as a shareholder with respect to Shares subject to an Option Award until the date the Company receives full payment of the Option price, including any sum due for withholding pursuant to Section 6.6. A person who has Restricted Stock shall have the rights of an owner of Shares, except to the extent those rights are expressly limited by then applicable restrictions on transfer contained in this Plan and the Restricted Stock Award Agreement.  No person shall have any rights as a shareholder with respect to a Restricted Stock Unit Award until such date that the Participant may receive Shares pursuant to the Restricted Stock Unit Award.  No person shall have any rights as a shareholder with respect to a Performance Share Award until such date that the Participant may receive the Shares covered by the Performance Share Award.

Article 5.  Eligibility and Participation.  Directors and Employees shall be eligible to be Participants in this Plan.

Article 6. Stock Options.

6.1           Grant of Options.

(a)           Options may be granted to an Employee or Director at any time and from time to time as shall be determined by and in the sole discretion of the Committee, subject to the provisions of Section 4.1.

(b)           Prior to July 16, 2009, each Director who was not employed by the Company received Options with respect to ten thousand (10,000) Shares on the date of his or her initial election to the Board. Such Directors may have received additional Options in a similar amount at approximately five year intervals thereafter during their term on the Board as determined by and in the sole discretion of the Committee. The elimination on July 16, 2009 of the provisions for such Option awards was not intended to have, and shall not have, any effect on Options awarded prior to July 16, 2009 under the version of this Section 6.1(b) in effect prior to such date or on the terms and conditions applicable to those Options upon the date of award.

6.2           Option Award Agreement.  Each Option shall be granted pursuant to a written Option Award Agreement, signed by the appropriate member of the Committee or its designee, and specifying the terms and conditions applicable to the Options granted including: the Option Price; the period during which the Option may be exercised; the number of Shares to which the Option pertains; the conditions under which the Option is exercisable; and such other provisions as the Committee may from time to time determine.  The Option Award Agreement also shall specify that the Option is intended to be a Nonqualified Stock Option whose grant is intended not to fall under the provisions of Code Section 422.

6.3           Option Price.  The Option Price for each Share subject to purchase shall be determined by the Committee and stated in the Option Award Agreement but in no event shall be less than the Fair Market Value of the Shares on the date of grant of the Award.

6.4           Duration of Options.  Each Option shall be exercisable for such period as the Committee shall determine at the time of grant.  No Option shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

6.5           Exercise of Options.

(a)           Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.  The Committee may provide, by rule or regulation or in any Option Award Agreement, that the exercisability of an Option may be accelerated or extended under various circumstances to a date not later than the latest expiration date permitted in accordance with Section 6.4.

(b)           Each Option shall be exercisable only by delivery to the Committee in care of the Secretary of the Company of a written notice of exercise in such form as the Committee may require.  A notice of exercise shall: specify the number of shares to be purchased, shall be signed by the Participant or holder of the Option and shall be dated the date the signature is affixed.

6.6           Payment.  Except as hereinafter provided, a written notice of exercise shall be accompanied by full payment for the Shares to be purchased.  Subject to the provisions of Article 12, payment shall include any income or employment taxes required to be withheld by the Company from the employee’s compensation with respect to the Shares so purchased.

(a)           The Option Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that any Shares so tendered which have been acquired from the Company shall have been held by the Participant for at least six (6) months prior to such tender), in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof, or (iii) by a combination of (i) and (ii).

(b)           The Committee also may allow cashless exercises as permitted under Federal Reserve Board Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

(c)           As soon as practicable after receipt of a written notice of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased.

6.7           Restrictions on Transferability.  Except to the extent permitted under this Section 6.7, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.  Notwithstanding the foregoing, the right to purchase Shares subject to an Option Award may be transferred, in whole or in part, by a Participant during a Participant’s lifetime, to a Participant’s spouse, child or grandchild, or to the trustee of a testamentary or other grantor trust established primarily for the benefit of a Participant’s spouse, child or grandchild; provided that:

(a)           A transfer shall only be effective upon receipt by the Secretary of the Company, on behalf of the Committee, of written notice of transfer in such form as the Committee may require;

(b)           A notice of transfer shall: (i) identify the name, address and relationship of the transferee to the Participant; (ii) identify the Option Award which is the subject of the transfer, the number of Shares transferred and the consideration paid, if any, for the transfer; (iii) in the case of a transfer to a trustee, include evidence satisfactory to the Committee that under the terms of the trust the transfer is for the exclusive benefit of a Participant’s spouse, child or grandchild; and (iv) include a copy of the authorized signature of each person who will have the right to exercise the option to purchase and all information relevant to the rights transferred; and

(c)           A transferee may not transfer any rights.  Upon the transferee’s death, all rights shall revert to the Participant.

The Committee may impose such additional restrictions on transferability as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8           Termination of Employment.  Except as hereinafter provided, Options granted under the Plan may not be exercised by any person, including a transferee of any rights under an Option Award, unless the Participant is then in the employ of the Company and unless the Participant has remained continuously so employed since the date of grant of the Option.  Subject to the duration set forth in Section 6.4, Options shall be exercisable as follows unless otherwise provided by the Committee:

(a)           in the case of a Participant’s death, any outstanding Options which have not yet vested in accordance with the applicable Option Award Agreements shall immediately vest and be exercisable:

(i)           if the Participant’s death occurs while employed by the Company, by the Beneficiary or representative during a period of three (3) years following the date of the Participant’s death; or

(ii)           if the Participant’s death occurs after his Retirement, but before the third anniversary of his Retirement, by the Beneficiary or representative on or before the third anniversary of his Retirement;

(b)           in the case of the Participant’s Disability, any outstanding Options which have not yet vested in accordance with the applicable Option Award Agreements shall immediately vest and be exercisable by the Participant or by the Participant’s appointed representative during a period of three (3) years following the date of the Participant’s last day worked;

(c)           in the case of the Participant’s Retirement, any outstanding Options which have not yet vested shall continue to vest in accordance with the applicable Option Award Agreements and such vested Options shall be exercisable by the Participant during a period of  three (3) years following the date of the Participant’s last day worked;

(d)           in the case of a Participant’s involuntary termination of employment:

(i)           if such termination is for reasons other than Cause, any outstanding Options which have not yet vested shall continue to vest in accordance with the applicable Option Award Agreements and such vested Options shall be exercisable by the Participant during a period of three (3) years following the date of the Participant’s last day worked; or

(ii)           if such termination is for Cause, by the Participant on or before his last day worked whether or not the Committee has made its final determination that there is Cause for termination as of that last day worked; and

(e)           in the case of a Participant’s voluntary termination of employment, his last day worked.

Article 7.  Restricted Stock and Restricted Stock Units.

7.1           Restricted Stock Awards and Restricted Stock Unit Awards.  Restricted Stock Awards may be made to any Director or Employee at any time while the Plan is in effect and Restricted Stock Unit Awards may be made to Directorsat any time while the Plan is in effect.  Restricted Stock Awards and Restricted Stock Unit Awards may be made whether or not prior such Awards have been made to said person.

7.2           Notice.  The Committee shall promptly provide each Participant with written notice setting forth the number of Shares covered by the Restricted Stock Award or Restricted Stock Unit Award and such other terms and conditions relevant thereto, including the purchase price, if any, to be paid for the Shares by the recipient of a Restricted Stock Award, as may be considered appropriate by the Committee.

7.3           Restrictions on Transferof Restricted Stock.  The purpose of these restrictions is to provide an incentive to each Participant to continue to provide services to the Company and to perform his or her assigned tasks and responsibilities in a manner consistent with the best interests of the Company and its shareholders.  The Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions:

(a)           Stock certificates evidencing shares shall be issued in the sole name of the Participant (but may be held by the Company until the restrictions shall have lapsed in accordance herewith) and shall bear a legend which, in part, shall provide that:

“The shares of common stock evidenced by this certificate are subject to the terms and restrictions of the AK Steel Holding Corporation Stock Incentive Plan.  These shares are subject to forfeiture or cancellation under the terms of said Plan.  These shares may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which Plan is available from the Secretary of the Company upon request.”

(b)           No Restricted Stock may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless, until and then only to the extent that said restrictions shall have lapsed in accordance with Section 7.4.

7.4           Lapse of Restrictions.  The restrictions set forth in Section 7.3 will lapse only if, on the date restrictions are to lapse in accordance with this Section 7.4, the Participant has been continuously employed by the Company or has been a Director from the time of the Restricted Stock Award to such date of lapse.  If the lapse schedule  would result in the lapse of restrictions in a fractional share interest, the number of shares will be rounded down to the next lowest number of full shares for each of the first two lapse dates, with the balance to relate to the final lapse date.  Unless otherwise provided by the Board:

(a)           with respect to a Restricted Stock Award to an Employee, the restrictions set forth in Section 7.3 shall lapse with respect to twenty-five percent (25%) of the Shares subject thereto on the second anniversary of the date of the Award; and with respect to an additional twenty-five percent (25%) of the Shares subject thereto on each of the third, fourth and fifth anniversaries of the date of the Award; and

(b)           with respect to a Restricted Stock Award to a Director, the restrictions set forth in Section 7.3 shall lapse upon completion of the full tenure for which the Director was elected to serve on the Board.

7.5           Vesting and Forfeiture of Restricted Stock.  Upon the lapse of the restrictions set forth in Section 7.3 with respect to Shares covered by a Restricted Stock Award, ownership of the Shares with respect to which the restrictions have lapsed shall vest in the holder of the Award.  In the event of termination of an Employee’s employment, or in the event a Director fails to complete his or her full tenure on the Board, all Shares then still subject to the restrictions described in Section 7.3 shall be forfeited by the Participant and returned to the Company for cancellation, except as follows:

(a)           Restrictions with respect to Shares covered by an outstanding Restricted Stock Award held by a Director shall lapse upon the date of his or her mandatory retirement from the Board by reason of age.  In the case of an Employee’s Retirement, restrictions remaining in respect of a Restricted Stock Award held by that employee as of the date of Retirement shall continue to lapse and vest after Retirement as provided in the applicable Award Agreement; provided however, the Company may in its sole discretion reduce each outstanding Restricted Stock Award held by such employee with respect to which restrictions have not yet lapsed by the number of Shares sufficient in value to pay the employee’s share of any tax withholdings required in connection with such continued vesting after Retirement.  Any outstanding restrictions shall lapse in case of death or Disability of the holder of a Restricted Stock Award.  Evidence of Disability will be entitlement to disability income benefits under the Federal Social Security Act; and

(b)           The Committee may at any time in its sole discretion accelerate or waive all or any portion of restrictions remaining in respect of the Shares covered by an outstanding Restricted Stock Award (to the extent not waived pursuant to paragraph (a) above).  This authority may be exercised for any or all Participants; provided that the waiver in any particular case shall not bind the Committee in any other similar case, it being the intention of the Company to grant the Committee the broadest possible discretion to act or to refuse to act in this regard.  Any such action taken on behalf of a Director shall require the unanimous consent of all Directors (excluding the Director for whose benefit the action is taken) then in office.

7.6           Rights as Shareholder.  Upon issuance of the stock certificates evidencing a Restricted Stock Award and subject to the restrictions set forth in Section 7.3 hereof, the Participant shall have all the rights of a shareholder of the Company with respect to the Shares of Restricted Stock represented by that Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

7.7          Restricted Stock and Restricted Stock UnitAwards to Directors.

(a)             Except as otherwise determined by majority vote of the Board with respect to any calendar year, fifty percent (50%) of each Director’s annual retainer fee for services on the Board shall be paid in the form of Restricted Stock Awards or in the form of Restricted Stock Unit Awards, as determined by the Board. Each Director may elect before the beginning of such calendar year to have more than fifty percent (50%) of his or her annual retainer fee, and/or a portion of any other fees to be earned in such calendar year for services on the Board that otherwise would be payable in cash, paid to him or her by such means. Awards under this Section 7.7(a), and any other Awards to Directors under this Article 7, shall be made at intervals during the calendar year as the Company determines to be administratively feasible, but not less frequently than quarterly, according to procedures established by the Company and approved by the Board.

(b)           Any Director’s election under (a) above with respect to retainer fees earned in 2008 shall be deemed to apply to any Restricted Stock Unit Awards made in 2008.  Prior to December 31, 2008, each Director may elect to convert all of his or her then outstanding Restricted Stock Awards to Restricted Stock Unit Awards according to procedures established by the Board.

(c)           The terms of any Restricted Stock Unit Award granted under the Plan, including any Restricted Stock Awards converted into Restricted Stock Unit Awards under (b) above, shall be set forth in Restricted Stock Unit Award Agreements which shall contain provisions determined by the Board and not inconsistent with the Plan, including any vesting and forfeiture conditions, and the time and form of settlement of the applicable Restricted Stock Units. The terms of Restricted Stock Unit Award Agreements need not be the same with respect to each Director.

(d)           The Board may at any time in its sole discretion accelerate or waive all or any portion of vesting restrictions remaining in respect of the Shares covered by an outstanding Restricted Stock Unit Award.  This authority may be exercised for any or all Directors; provided that the acceleration or waiver in any particular case shall not bind the Board in any other similar case, it being the intention of the Company to grant the Board the broadest possible discretion to act or to refuse to act in this regard.  Any such action shall require the unanimous consent of all Directors (excluding the Director for whose benefit the action is taken) then in office.

(e)           The holder of a Restricted Stock Unit Award shall not have any rights of a shareholder of the Company with respect to such Award, including the right to vote the shares.  Except as otherwise provided in a Restricted Stock Unit Award Agreement, prior to settlement or forfeiture, any Restricted Stock Unit shall carry with it a right to dividend equivalents under which the Participant shall be entitled to receive the value of all dividends and other distributions (with respect to actual Shares) in the form of additional Restricted Stock Units. Such additional Restricted Stock Units shall be subject to the same restrictions as the Restricted Stock Unit Award to which they relate.

(f)           Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

(g)           Settlement of Restricted Stock Units shall be made in the form of Shares and distribution of such Shares shall occur or commence as provided in the applicable Restricted Stock Unit Award Agreement; provided however, such settlement and distribution may be deferred to a later date as elected by the Director in accordance with procedures established by the Company to ensure compliance with applicable law, including Section 409A of the Code.

Article 8.  Performance Shares

8.1           Grant of Performance Shares.  Subject to the terms and conditions of the Plan, Performance Shares may be granted to Employees at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant and the terms and conditions thereof.

8.2           Value of Performance Shares.  The Committee shall set performance goals over certain periods to be determined in advance by the Committee (“Performance Periods”).  Prior to each grant of Performance Shares, the Committee shall establish an initial number of Shares for each Performance Share Award granted to each Participant for that Performance Period.  Prior to each grant of Performance Shares, the Committee also shall set the performance goals that will be used to determine the extent to which the Participant may receive a payment of Shares with respect to the Performance Shares awarded for such Performance Period.  These goals will be based on the attainment, by the Company or its subsidiaries or affiliates, of one or more certain performance criteria and objectives described in Section 8.8 herein.  With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant may receive a payout of the number of Shares for the Performance Shares awarded for such Performance Period.

8.3           Payment of Shares.  After a Performance Period has ended, the holder of a Performance Share shall be entitled to payment of the applicable number of Shares with respect thereto as determined by the Committee.  The Committee shall make this determination by first determining the extent to which the performance goals set pursuant to Section 8.2 have been met.  It will then determine the applicable percentage to be applied to, and will apply such percentage to the number of Performance Shares to determine the payout to be received by the Participant.  In addition, with respect to Performance Shares granted to any Covered Employee, no payout shall be made hereunder except upon written certification by the Committee that the applicable performance goal or goals have been satisfied to a particular extent.

8.4           Committee Discretion to Adjust Awards.  Subject to limitations applicable to payments to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Performance Share Award Agreement, at any time or from time to time, including but not limited to the performance goals.

8.5           Form and Timing of Payment.  The payment described in Section 8.3 herein shall be made in the applicable number of Shares as soon as administratively feasible after the end of the Performance Period to which such payment relates but no later than March 15 immediately following the end of such Performance Period.  All such Shares shall be issued on the same date unless otherwise prescribed by the Committee.  Unless the Committee provides otherwise, the value of any dividends with respect to such issued Shares that the Participant would have been entitled to during the applicable Performance Period had he held such Shares during such Performance Period shall also be paid to the Participant in whole Shares on said date.

8.6           Termination of Employment.

(a)           Unless the Committee provides otherwise, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement, each Performance Share Award held by the Participant shall be deemed earned on a prorated basis, and a prorated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the performance goals during the entire Performance Period, as computed by the Committee, shall be made at the time payments are made to Participants who did not terminate service during the Performance Period.

(b)           If the employment of a Participant shall terminate for any reason other than death, Disability or Retirement, all Performance Shares shall be forfeited and no payment shall be made with respect thereto; provided however, the Committee may in its sole discretion waive such forfeiture and provide for a payment to the Participant with respect to outstanding Performance Shares, determined in such manner and payable at such time as the Committee deems appropriate under the circumstances.  This authority of the Committee may be exercised for any or all Participants; provided that its action in any particular case shall not bind the Committee in any other case, it being the intention of the Company to grant the Committee the broadest possible discretion to act or refuse to act in this regard.

8.7           Nontransferability.  No Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period.  All rights with respect to Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

8.8           Performance Goals.

(a) For purposes of this Plan, including but not limited to Awards of Performance Shares under this Article 8, “performance goals” shall mean the criteria and objectives, determined by the Committee, which shall be satisfied or met during the applicable Performance Period as a condition to the Participant’s receipt of Shares with respect to such Award.  The criteria or objectives for an Award shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the Performance Period in which the Committee established for such Participant to satisfy or achieve such criteria and objectives and may be absolute in their terms or measured against or in relationship to an index or other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, provided that such criteria and objectives relate to one or more of the following:  total shareholder return; earnings; earnings per share; net income; revenues; operating profit; income before taxes, depreciation and/or amortization; cash flow; expenses; market share; return on assets; return on capital employed; return on equity; assets; value of assets; Fair Market Value of Shares; regulatory compliance; safety standards; quality standards; cost reduction objectives; satisfactory internal or external audits; improvement of financial ratings; achievement of balance sheet or income statement objectives; profit per ton shipped; or other financial, accounting or quantitative objectives established by the Committee.

(b) Performance criteria and objectives may include or exclude extraordinary or unusual charges or credits; pension or other employee benefit plan corridor charges or credits; losses from discontinued operations; restatements and accounting changes and other unplanned special charges such as restructuring expenses; acquisitions; acquisition expenses, including expenses related to impairment of goodwill or other intangible assets; stock offerings; stock repurchases and loan loss provisions.  Such performance criteria and objectives may be particular to a line of business, subsidiary or affiliate or the Company generally, and may, but need not be, based upon a change or an increase or positive result.

(c) In interpreting Plan provisions applicable to performance criteria and objectives and to Performance Share Awards to Participants who are Covered Employees, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and the regulations thereunder.  The Committee in establishing performance criteria and objectives applicable to such Awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to providing that the Award shall be paid solely as a function of attainment of objective performance criteria and objectives based on one or more of the specific criteria and objectives set forth in this Section 8.8 established by the Committee not later than 90 days after the Performance Period applicable to the Performance Share Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed).  Prior to the payment of any compensation based on achievement of performance criteria and objectives to any such Covered Employee, the Committee must certify in writing the extent to which the applicable performance criteria and objectives were, in fact, achieved and the amounts to be paid, vested or delivered as a result thereof, provided the Committee may reduce, but not increase, such amount.

Article 9. Rights of Employees.

9.1           Employment. Nothing in the Plan shall: (a) interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time; (b) confer upon any Participant any right to continue in the employ of the Company or its subsidiaries; or (c) be evidence of any agreement or understanding, express or implied, that the Company will employ any Participant in any particular position at a particular rate of compensation or for any particular period of time.

9.2           Participation.  Nothing in this Plan shall be construed to give any person any right to be granted any Award other than at the sole discretion of the Committee or as giving any person any rights whatsoever with respect to Shares except as specifically provided in the Plan.  No Participant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 10.  Change of Control.

Upon the occurrence of a Change of Control, unless otherwise specifically prohibited by the terms of this Article 10:

(a)           any and all outstanding Options previously granted hereunder, if not then exercisable, shall become immediately exercisable, any restrictions on the transfer of Shares of Restricted Stock shall lapse and expire effective as of the date of the Change of Control; and the settlement date with respect to any outstanding Restricted Stock Units shall be the effective date of the Section 409A Change of Control (as defined in the Restricted Stock Unit Award Agreement);

(b)           subject to Article 11 herein, the Committee shall have the authority to make any modifications to any Option Award, Performance Share Award, Restricted Stock Award, and Restricted Stock Unit Award determined by the Committee to be appropriate before the effective date of the Change of Control;

(c)           except as otherwise provided in the Performance Share Award Agreement,  any unearned Performance  Share Award shall be deemed earned at the target amount assigned to each such Award,  and a prorated payment based on the number of full months of the Performance Period with respect to each such Award that have elapsed as of the effective date of the Change of Control shall be made as soon as administratively feasible following the effective date of the Change of Control; and

(d)           if the Shares are no longer traded over a national public securities exchange following a Change of Control:

(i)           Participants holding Options shall have the right to require the Company to make a cash payment to them in exchange for their Options.  Such cash payment shall be contingent upon the Participant’s surrendering the Option.  The amount of the cash payment shall be determined by adding the total positive “spread” on all outstanding Options.  For this purpose, the total “spread” shall equal the difference between: (1) the higher of (i) the highest price per Share paid or offered in any transaction related to a Change of Control of the Company; or (ii) the highest Fair Market Value per Share at any time during the ninety (90) calendar day period preceding a Change of Control; and (2) the Option Price applicable to each Share held under Option; and

(ii)           Participants holding Shares of Restricted Stock, Restricted Stock Units and/or Shares received pursuant to (c) above with respect to Performance Share Awards shall have the right to require the Company to make a cash payment to them in exchange for such Shares or Restricted Stock Units.  Such cash payment shall be contingent upon the Participant’s surrendering the Shares or Restricted Stock Units.  The amount of the cash payment shall be not less than the higher of (1) the highest price per Share paid or offered in any transaction related to a Change of Control of the Company; or (2) the highest Fair Market Value per Share at any time during the ninety (90) calendar day period preceding a Change of Control.

Article 11.  Amendment, Modification, and Termination.

11.1        Amendment, Modification, and Termination.  The Board may at any time and from time to time, alter, amend, suspend or terminate this Plan in whole or in part; provided, that no amendment that (a) requires shareholder approval in order for this Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, or (b) would modify the provisions of Section 3.1 or the first paragraph of Section 4.1 of this Plan, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

11.2        Awards Previously Granted.  No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.  If consent is not given, the Award shall continue in force in accordance with its terms without modification.

Article 12.  Withholding.

12.1        Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any taxable event arising or as a result of this Plan.  Failure to cooperate with the Company in paying any such withholding shall cause the cancellation of the Shares subject to the taxable transaction without liability for such cancellation.

12.2        Share Withholding.  With respect to withholding required upon the exercise of Options, the vesting of Shares under a Restricted Stock Award, or receipt of Shares pursuant to a Performance Share Award, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  All elections shall be irrevocable, made in writing, signed by the Participant.  In addition to the foregoing requirements, an Insider may elect Share withholding only if such election is made in compliance with Section 16 of the Exchange Act.

Article 13.  Indemnification.  The Company shall indemnify and hold harmless each member of the Committee, or of the Board, against and from any loss, cost, liability or expense, including reasonable attorney’s fees and costs of suit, that may be imposed upon or reasonably incurred by the member in connection with or resulting from any claim, action, suit, or proceeding to which the member may be a party defendant or in which the member may be involved as a defendant by reason of any action taken or any failure to act under the Plan and against and from any and all amounts paid in settlement thereof or paid in satisfaction of any judgment in any such action, suit, or proceeding against the member, provided that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it or agrees to any settlement of the claim.  The foregoing right of indemnification shall be in addition to, and not exclusive of, any other rights of indemnification to which the member may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise.  This right shall not extend to any action by a Director as a claimant of rights under the Plan, whether on the Director’s behalf or on behalf of a class of persons which would include the Director, unless filed in the form of a declaratory judgment seeking relief for the Company or the Plan.

Article 14.  Successors.  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 15.  Listing of Shares and Related Matters.  If at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Option or the issuance of Shares thereunder, the granting of a Restricted Stock Award, the granting of Shares pursuant to a Restricted Stock Unit Award or the granting of Shares pursuant to a Performance Share Award, no Option that is the subject of such Award may be exercised in whole or in part and no certificates may be issued or reissued in respect of any Restricted Stock, Restricted Stock Unit or Performance Share Award that is the subject of such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

Article 16.  Legal Construction.

16.1        Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.2        Severability.  If any provision of the Plan shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid or unenforceable provision had not been included.  Unless otherwise specifically provided in a final order by a court of competent jurisdiction, no such judicial determination shall deprive a Participant of the economic advantage, if any, of unexpired Options under any Option Award Agreement, of Shares of Restricted Stock then subject to restrictions under the terms of the Plan or the Restricted Stock Award Agreement, of any Restricted Stock Unit Awards, or of any Performance Share Awards.  If any such judicial determination does or would have an adverse impact then the Company shall assure the Participant of the right to receive cash in an amount equal to the value of any Award under the Plan prior to the determination of its invalidity in the same manner as if such Award was lawful and the benefit granted thereunder could be enjoyed in accordance with the terms of the Award.

16.3        Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.4        Securities Law Compliance.  With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule l6b-3 or its successors under the Exchange Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.  The obligations of the Company to issue or transfer Restricted Stock awarded pursuant to the Plan, Shares pursuant to a Restricted Stock Unit Award, Shares upon exercise of an Option, or Shares pursuant to a Performance Share Award, shall be subject to: compliance with all applicable governmental rules and regulations, and administrative action; the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Company; and the condition that listing requirements (or authority for listing upon official notice of issuance) for each stock exchange on which outstanding shares of the same class may then be listed shall have been satisfied.

16.5           Governing Law.  To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

AK STEEL HOLDING CORPORATION
AK STEEL CORPORATION

By:
David C. Horn, Senior Vice President,
General Counsel and Secretary

Adopted 1995
Amended November 21, 1996
Amended and Restated March 19, 1998
Amended and Restated January 16, 2003
Amended and Restated January 20, 2005
Amended December 7, 2006
Amended October 18, 2007
Amended and Restated October 16, 2008
Amended and Restated March 18, 2010 (subject to stockholder approval at the 2010 Annual Meeting of Stockholders)